===============================================================================

                                                                  EXHIBIT 10.21




                            PEDIATRIX MEDICAL GROUP

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                      Originally Dated as of June 27, 1996
                 As Amended and Restated as of November 1, 2000
                 As Amended and Restated as of August 14, 2001




                     FLEET NATIONAL BANK, Agent and Lender
                FIRSTAR BANK N.A., Syndication Agent and Lender
                        FLEET SECURITIES, INC., Arranger




===============================================================================

                               TABLE OF CONTENTS


1.       Restatement; Definitions.................................................................................1
         1.1.     Restatement.....................................................................................1
         1.2.     Certain Rules of Construction...................................................................1
2.       The Credits.............................................................................................20
         2.1.     Revolving Credit...............................................................................20
         2.2.     Letters of Credit..............................................................................22
         2.3.     Swingline Credit...............................................................................26
         2.4.     Application of Proceeds........................................................................27
         2.5.     Nature of Obligations of Lenders to Make Extensions of Credit..................................27
         2.6.     Obligations Joint and Several..................................................................28
3.       Interest; Eurodollar Pricing Options; Fees..............................................................28
         3.1.     Interest.......................................................................................28
         3.2.     Eurodollar Pricing Options.....................................................................29
         3.3.     Commitment Fees................................................................................31
         3.4.     Letter of Credit Fees..........................................................................31
         3.5.     Reserve Requirements, etc......................................................................32
         3.6.     Taxes..........................................................................................32
         3.7.     Capital Adequacy...............................................................................33
         3.8.     Regulatory Changes.............................................................................33
         3.9.     Computations of Interest and Fees..............................................................34
4.       Payment.................................................................................................34
         4.1.     Payment of Revolving Loan and Swingline Loan...................................................34
         4.2.     Payment of Letters of Credit...................................................................36
5.       Conditions to Extending Credit..........................................................................36
         5.1.     Conditions on Initial Closing Date on the Revolving Loan.......................................36
         5.2.     Conditions to Each Extension of Credit.........................................................37
6.       General Covenants.......................................................................................38
         6.1.     Taxes and Other Charges; Accounts Payable......................................................38
         6.2.     Conduct of Business, etc.......................................................................38
         6.3.     Insurance......................................................................................39
         6.4.     Financial Statements and Reports...............................................................40
         6.5.     Certain Financial Tests........................................................................43
         6.6.     Indebtedness...................................................................................44
         6.7.     Guarantees.....................................................................................45
         6.8.     Liens..........................................................................................45
         6.9.     Investments and Permitted Acquisitions.........................................................46
         6.10.    Distributions..................................................................................48
         6.11.    Capital Expenditures...........................................................................48
         6.12.    Asset Dispositions and Mergers.................................................................48
         6.13.    ERISA, etc.....................................................................................48
         6.14.    Transactions with Affiliates...................................................................49
         6.15.    Environmental Laws.............................................................................49
7.       Representations and Warranties..........................................................................49
         7.1.     Organization and Business......................................................................49

         7.2.     Financial Statements and Other Information; Material Agreements................................50
         7.3.     Changes in Condition...........................................................................51
         7.4.     Title to Assets................................................................................51
         7.5.     Operations in Conformity With Law, etc.........................................................51
         7.6.     Litigation.....................................................................................51
         7.7.     Authorization and Enforceability...............................................................51
         7.8.     No Legal Obstacle to Agreements................................................................52
         7.9.     Defaults.......................................................................................52
         7.10.    Licenses, etc..................................................................................52
         7.11.    Tax Returns....................................................................................53
         7.12.    Future Expenditures............................................................................53
         7.13.    Environmental Regulations......................................................................53
         7.14.    Pension Plans..................................................................................54
         7.15.    Acquisition Agreement, etc.....................................................................54
         7.16.    Disclosure.....................................................................................54
8.       Defaults................................................................................................55
         8.1.     Events of Default..............................................................................55
         8.2.     Certain Actions Following an Event of Default..................................................57
         8.3.     Annulment of Defaults..........................................................................58
         8.4.     Waivers........................................................................................58
9.       Guarantees..............................................................................................59
         9.1.     Guarantees of Credit Obligations...............................................................59
         9.2.     Continuing Obligation..........................................................................59
         9.3.     Waivers with Respect to Credit Obligations.....................................................60
         9.4.     Lenders' Power to Waive, etc...................................................................61
         9.5.     Information Regarding the Borrowers, etc.......................................................62
         9.6.     Certain Guarantor Representations..............................................................63
         9.7.     Subrogation....................................................................................63
         9.8.     Subordination..................................................................................63
         9.9.     Future Subsidiaries; Further Assurances........................................................64
10.      Expenses; Indemnity.....................................................................................64
         10.1.    Expenses.......................................................................................64
         10.2.    General Indemnity..............................................................................64
         10.3.    Indemnity With Respect to Letters of Credit....................................................65
11.      Operations; Agent.......................................................................................65
         11.1.    Interests in Credits...........................................................................65
         11.2.    Agent's Authority to Act, etc..................................................................65
         11.3.    Borrowers to Pay Agent, etc....................................................................66
         11.4.    Lender Operations for Advances.................................................................66
         11.5.    Sharing of Payments, etc.......................................................................68
         11.6.    Amendments, Consents, Waivers, etc.............................................................68
         11.7.    Agent's Resignation............................................................................70
         11.8.    Concerning the Agent...........................................................................70
         11.9.    Rights as a Lender.............................................................................72
         11.10.   Independent Credit Decision....................................................................72
         11.11.   Indemnification................................................................................72
12.      Successors and Assigns; Lender Assignments and Participations...........................................72

         12.1.    Assignments by Lenders.........................................................................73
         12.2.    Credit Participants............................................................................76
         12.3.    Replacement of Lender..........................................................................76
13.      Notices.................................................................................................77
14.      Course of Dealing; Amendments and Waivers...............................................................78
15.      Defeasance..............................................................................................78
16.      Venue; Service of Process...............................................................................78
17.      WAIVER OF JURY TRIAL....................................................................................79
18.      General.................................................................................................79

                                    EXHIBITS


1.11           -  Subordination
2.1.4          -  Form of Revolving Note
2.3.3          -  Form of Swingline Note
5.1.3          -  Form of Security Agreement
5.2.1          -  Officer's Certificate
6.4.1          -  Financial Officer's Certificate for Annual Reports
6.4.2          -  Financial Officer's Certificate for Quarterly Reports
6.6            -  Existing Indebtedness
6.7            -  Existing Guarantees
6.9.4          -  Joinder Agreement
6.9.7          -  Existing Investments
6.14           -  Transactions with Affiliates
7.1            -  Company and its Subsidiaries
7.2.2          -  Material Agreements
7.3            -  Changes in Condition
7.4            -  Title to Assets
7.6            -  Litigation
7.11           -  Tax Assessment
7.13           -  Environmental
7.14           -  Multi-employer and Defined Benefit Plans
12.1.1         -  Assignment and Acceptance

                            PEDIATRIX MEDICAL GROUP
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

         This Agreement, originally dated as of June 27, 1996 and amended and restated as of November 1, 2000 and as further amended and restated as of August 14, 2001, is among Pediatrix Medical Group, Inc., a Florida corporation, the Material Related Entities of Pediatrix Medical Group, Inc. from time to time party hereto, and the Lenders from time to time party hereto including Fleet National Bank, formerly known as The First National Bank of Boston, both in its capacity as a Lender and in its capacity as Agent and Firstar Bank N.A., both in its capacity as a Lender and in its capacity as Syndication Agent. The parties agree as follows:

1.       Restatement; Definitions.

         1.1. Restatement. Effective as of the Initial Closing Date, this Agreement amends and restates in its entirety the Credit Agreement dated as of June 27, 1996, as amended and restated as of November 1, 2000, as amended and in effect on the date hereof prior to giving effect to this Agreement, among the Borrowers party thereto and a group of lenders for which Fleet National Bank is acting as agent. Certain Lenders are joining as Lenders to this Credit Agreement and certain lenders are reducing their commitments under such existing Credit Agreement. This Agreement is not a termination or novation of such existing Credit Agreement, which shall continue in effect as modified hereby. The Credit Obligations, Credit Security and other Credit Documents presently outstanding in connection with such existing Credit Agreement shall remain in effect from and after the Initial Closing Date. On the Initial Closing Date the Agent will reallocate the Loans and Letter of Credit Exposure held by the Lenders in accordance with their Percentage Interests as set forth in Section 11.1 hereto. Amounts in respect of interest, commitment fees, Letter of Credit fees and other amounts payable hereunder shall be payable in accordance with the terms of such existing Credit Agreement as in effect prior to the amendment and restatement on the Initial Closing Date for periods prior to the Initial Closing Date and in accordance with this Agreement (as it modifies such existing Credit Agreement) for periods from and after the Initial Closing Date.

         1.2. Certain Rules of Construction. Certain capitalized terms are used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC, (g) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (h) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents and

(i) the singular includes the plural and the plural includes the singular. References to "the date hereof" mean August 14, 2001.

         1.3. "Accumulated Benefit Obligations" means the actuarial present value of the accumulated benefit obligations under any Plan, calculated in accordance with Statement No. 87 of the Financial Accounting Standards Board.

         1.4. "Acquired Party" shall mean any Person, 100% of the outstanding capital stock or beneficial interests or substantially all of the assets of which are acquired by any Borrower in connection with a Permitted Acquisition.

         1.5.     "Affected Lender" is defined in Section 12.3.

         1.6. "Affiliate" means, with respect to any Borrower (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Borrower, and shall include (a) any executive officer or director or general partner of such Borrower and (b) any Person of which such Borrower or any Affiliate (as defined in clause (a) above) of such Borrower shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests.

         1.7. "Agent" means Fleet National Bank, in its capacity as agent for the Lenders hereunder, as well as its successors and assigns in such capacity.

         1.8. "Agreement" means this Agreement as from time to time amended, modified and in effect.

         1.9. "Applicable Margin" means (a) through February 14, 2002 the rate set forth opposite Level II in the table entitled Applicable Margin (%) below and (b) at any date thereafter, the per annum percentage in the table below set forth opposite the ratio of (i) Consolidated Total Funded Debt as of the end of the most recent fiscal quarter for which financial statements have been furnished to the Lenders in accordance with Sections 6.4.1 and 6.4.2 prior to such date to (ii) the Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters ended with such fiscal quarter.

                             Applicable Margin (%)


                       Ratio of Consolidated
                        Total Funded Debt to
                       Consolidated Adjusted           Base Rate          Eurodollar Pricing         Commitment
      Level                   EBITDA                     Option                 Option                   Fee
      -----            ---------------------           ---------          ------------------         ----------
         I                     >2.25x                      0                     2.75%                 0.500%
                               -
        II                >1.75x and <2.25x                0                     2.50%                 0.500%
                          -
       III                >1.25x and <1.75                 0                     2.25%                 0.375%
                          -
        IV                     <1.25x                      0                     2.00%                 0.375%

         Changes in the Applicable Margin shall occur on each Pricing Reset Date; provided, however, that in the event that the financial statements required to be delivered pursuant to Section 6.4.1 or 6.4.2, as applicable, are not delivered by the latest date permissible under Section 6.4.1 or 6.4.2, as the case may be (the "Late Delivery Date"), and if, upon delivery of such financial statements, it is determined that delivery of such financial statements on the Late Delivery Date would have resulted in an increase in the Applicable Margin on the first Pricing Reset Date after the Late Delivery Date (the "Late Pricing Reset Date"), such increase will be deemed effective as of the Late Pricing Reset Date.

         1.10.    "Applicable Rate" means, at any date, the sum of:

                  (a) (i) with respect to any portion of the Revolving Loan subject to a Eurodollar Pricing Option, the sum of the Applicable Margin attributable to such portion of the Revolving Loan plus the Eurodollar Rate with respect to such Eurodollar Pricing Option;

                           (ii) with respect to any other portion of the Revolving Loan, the Base Rate;

         plus     (b)      an additional 2% effective on the day the Agent
                  notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 8.3.

         1.11. "Approved Contingent Debt" means contingent obligations under Acquisition Agreements for Permitted Acquisitions which:

                  (a) are in the aggregate equal to no more than $10,000,000 at any one time outstanding and are subordinated to the Credit Obligations pursuant to a subordination agreement in form and substance substantially similar to Exhibit 1.11; or

                  (b)      are approved by the Required Lenders.

         1.12.    "Approved Subordinated Debt" means:

                  (a) debt subordinated and junior in right of payment to prior payment in full of all Credit Obligations pursuant to a subordination agreement, the terms of which shall be approved by the Agent and the Required Lenders (such approval not to be unreasonably withheld); and

                  (b) up to $20,000,000 of debt that is subordinated to the Credit Obligations pursuant to a subordination agreement in form and substance substantially similar to Exhibit 1.11.

         1.13. "Acquisition Agreement" means the documentation pursuant to which any Borrower commits itself to make a Permitted Acquisition.

         1.14.    "Assignee" is defined in Section 12.11.

         1.15.    "Assignment and Acceptance" is defined in Section 12.1.1.

         1.16. "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Boston, Massachusetts are authorized or required by law or other governmental action to close and, if such term is used with reference to a Eurodollar Pricing Option, any day on which dealings are effected in the Eurodollars in question by first-class banks in the inter-bank Eurodollar markets in New York, New York.

         1.17.    "Bankruptcy Code" means Title 11 of the United States Code.

         1.18.    "Bankruptcy Default" means an Event of Default referred to in
Section 8.1.11.

         1.19. "Bankruptcy Eligible Obligor" means, at any time, any Obligor that has, for the most recently completed period of four consecutive fiscal quarters, net revenue of less than $2,000,000, provided, however, that if there is a Bankruptcy Event with respect to any such Obligor, such Obligor shall be deemed never to have been a Bankruptcy Eligible Obligor if:

                  (a) such Bankruptcy Event results in a Bankruptcy Event for any other Obligor that has, for its most recently completed period of four consecutive fiscal quarters (prior to the commencement of its Bankruptcy Event), net revenue of $2,000,000 or more; or

                  (b) at any one time there are Bankruptcy Events with respect to Obligors having, in the aggregate, for the most recently completed period of four consecutive fiscal quarters, net revenue of $5,000,000 or more.

         1.20. "Bankruptcy Event" means the existence of any event listed in clauses (a) through (e) of Section 8.1.11.

         1.21. "Base Rate" means, on any date, the greater of (a) the rate of interest announced by the Agent at the Boston Office as its Base Rate or (b) the sum of 1/2% plus the Federal Funds Rate.

         1.22. "Borrowers" means, jointly and severally, the Company, its Material Related Entities and such other Material Related Entities as shall become Borrowers hereunder in accordance with Section 6.9.4.

         1.23. "Boston Office" means the principal banking office of the Agent in Boston, Massachusetts.

         1.24. "Bylaws" means all written bylaws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

         1.25. "Capital Expenditures" means, for any period, amounts added or required to be added to the property, plant and equipment or other fixed assets account on the Consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP, in respect of (a) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property, and
(b) to the extent not included in clause (a) above, materials, contract labor and direct labor relating thereto (excluding amounts properly expensed as repairs and maintenance in accordance with GAAP).

         1.26. "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

         1.27. "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

         1.28.    "Cash Equivalents" means:

                  (c) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group or issued by any Lender;

                  (d) short-term corporate obligations rated at least Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group or issued by any Lender;

                  (e) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or which is subject to a repurchase agreement with any Lender (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (ii) which, in the case of obligations of any state or municipality, is rated at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Ratings Group; and

                  (f) any mutual fund or other pooled investment vehicle rated at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Ratings Group which invests principally in obligations described above.

         1.29. "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980.

         1.30. "CERCLIS" means the federal Comprehensive Environmental Response Compensation Liability Information System List (or any successor document) promulgated under CERCLA.

         1.31. "Charter" means the articles of organization, certificate of incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

         1.32. "Closing Date" means the Initial Closing Date and each other date on which any extension of credit is made pursuant to Sections 2.1 or 2.2.

         1.33. "Code" means the federal Internal Revenue Code of 1986, as amended from time to time.

         1.34. "Commitment" means, with respect to any Lender, such Lender's obligations to extend the credits contemplated by Section 2. The original Commitments are set forth in Section 11.1 and the current Commitments are recorded from time to time in the Register.

         1.35. "Company" means Pediatrix Medical Group, Inc., a Florida corporation.

         1.36. "Computation Covenants" means Sections 6.5, 6.9.4, 6.11, 6.12 and 6.13.

         1.37. "Consolidated" and "Consolidating", when used with reference to any term, mean that term as applied to the accounts of the Company (or other specified Person) and all of its Related Entities (or other specified group of Persons), or such of its Related Entities as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Related Entities.

         1.38. "Consolidated Adjusted EBITDA" means, for any period, an amount equal to the sum of (a) Consolidated EBITDA for such period and (b) Consolidated Pro Forma Adjusted EBITDA.

         1.39. "Consolidated EBITDA" means, for any period, an amount equal to the sum of (a) the Net Income (or loss) of the Company and its Related Entities plus (b) all amounts deducted in computing such Net Income in respect of (i) taxes based upon or measured by income, (ii) Consolidated Interest Expense and (iii) depreciation and amortization.

         1.40. "Consolidated Interest Expense" means, for any period, the aggregate amount of interest, including commitment fees and payments in the nature of interest under Capitalized Leases (whether such interest is reflected as an item of expense or capitalized), paid or accrued by the Company and its Related Entities in accordance with GAAP.

         1.41. "Consolidated Net Worth" means, at any date, the stockholders' equity of the Company and its Related Entities at such date determined in accordance with GAAP on a Consolidated basis.

         1.42. "Consolidated Pro Forma Adjusted EBITDA" means, for any period, to the extent not otherwise included in Consolidated EBITDA, EBITDA of any Person which becomes an Obligor after the Initial Closing Date adjusted (i) to give pro forma effect, on a basis consistent with Regulation S-X promulgated under the Securities Act, for the EBITDA of such Person for the full period in question or (ii) as is otherwise approved by the Agent and the Required Lenders.

         1.43. "Consolidated Total Funded Debt" means, at any date, the sum of each of the items described in clauses (a) through (e) of the definition of "Indebtedness" of the Company and its Related Entities.

         1.44. "Control Group Person" means the Company, any Subsidiary of the Company and any Person which is a member of the controlled group or under common control with the Company or any Subsidiary within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

         1.45.    "Credit Documents" means:

                  (a) this Agreement, the Revolving Notes, each Letter of Credit and each draft presented or accepted under a Letter of Credit and the Swingline Note, each as from time to time in effect;

                  (b) the Security Agreement and all financial statements, reports, notices, mortgages, assignments, UCC financing statements or certificates delivered to the Agent or any of the Lenders by any of the Borrowers or any other Obligor in connection herewith or therewith; and

                  (c) any other present or future agreement or instrument from time to time entered into among any of the Borrowers or any other Obligor, on one hand, and the Agent, or all the Lenders, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

         1.46.    "Credit Obligation Advance" is defined in Section 2.1.3.

         1.47. "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of any of the Borrowers or any other Obligor owing to the Agent or any Lender under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, reimbursement obligations under Letters of Credit, commitment fees, amounts provided for in Sections 3.2.4, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 10 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default).

         1.48.    "Credit Participant" is defined in Section 12.2.

         1.49. "Credit Security" means all assets now or from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to the Security Agreement or any other Credit Document) to secure the payment or performance of any of the Credit Obligations.

         1.50. "Default" means any Event of Default and any event or condition, which with the passage of time or giving of notice or both, would become an Event of Default and the filing against the Company, any of its Related Entities or any other Obligor of a petition commencing an involuntary case under the Bankruptcy Code.

         1.51.    "Delinquency Period" is defined in Section 11.4.4.

         1.52.    "Delinquent Lender" is defined in Section 11.4.4.

         1.53.    "Delinquent Payment" is defined in Section 11.4.4.

         1.54. "Distribution" means, with respect to the Company (or other specified Person):

                  (a) the declaration or payment of any dividend or distribution, including dividends payable in shares of capital stock of or other equity interests in the Company (or such specified Person), on or in respect of any shares of any class of capital stock of or other equity interests in the Company (or such specified Person);

                  (b) the purchase or redemption of any shares of any class of capital stock of or other equity interest in the Company (or such specified Person) or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Related Entity or otherwise;

                  (c) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in the Company (or such specified Person);

                  (d) any payment of principal or interest with respect to, or any purchase, redemption or defeasance of, any Indebtedness of the Company (or such specified Person) which by its terms or the terms of any agreement is subordinated to the payment of the Credit Obligations; and

                  (e) any payment, loan or advance by the Company (or such specified Person) to, or any other Investment by the Company (or such specified Person) in, the holder of any shares of any class of capital stock of or equity interest in the Company (or such specified Person), or any Affiliate of such holder;

provided, however, that the term "Distribution" shall not include (i) dividends payable in perpetual common stock of or other similar equity interests in the Company (or such specified Person) or (ii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors, (B) advances to employees for travel expenses, drawing accounts and similar expenditures, or (C) rent paid to, or accounts payable for services rendered or goods sold by, non-Affiliates that own capital stock of or other equity interests in the Company (or such specified Person).

         1.55.    "EBITDA" means, for any period, an amount equal to the sum of

(a) the Net Income (or loss) of any Person for such period plus (b) all amounts deducted in computing such Net Income in respect of (i) taxes based upon or measured by income, (ii) Interest Expense and (iii) depreciation and amortization.

         1.56. "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund and (d) subject to the prior approval of the Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower, such approval by the Agent and the Borrower not to be unreasonably withheld:

                           (i) a commercial bank organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $500,000,000;

                           (ii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $500,000,000;

                           (iii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States of America;

                           (iv) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; and

                           (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000;

provided, however, that (A) no Person shall qualify as an Eligible Assignee with respect to assignments of obligations as a Letters of Credit Issuer unless such Person qualifies under clauses (d)(i) or (d)(iii) above and (B) no Obligor or Affiliate of an Obligor shall qualify as an Eligible Assignee under any circumstances.

         1.57. "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including the Occupational Safety and Health Act.

         1.58. "ERISA" means the federal Employee Retirement Income Security Act of 1974.

         1.59. "Eurodollars" means, with respect to any Lender, deposits of coin or currency of United States of America in a non-United States office or an international banking facility of such Lender.

         1.60. "Eurodollar Basic Rate" means, for any Eurodollar Interest Period, the rate of interest at which Eurodollar deposits in an amount comparable to the portion of the Revolving Loan as to which a Eurodollar Pricing Option has been elected and which have a term corresponding to such Eurodollar Interest Period are offered to the Agent by first class banks in the inter-bank Eurodollar market for delivery in immediately available funds at a Eurodollar Office on the first day of such Eurodollar Interest Period as determined by the Agent at approximately 10:00 a.m. (Boston time) two Banking Days prior to the date upon which such Eurodollar Interest Period is to commence (which determination by the Agent shall, in the absence of manifest error, be conclusive).

         1.61. "Eurodollar Interest Period" means any period, selected as provided in Section 3.2.1, of one, two, three or six months, commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, that subject to Section 3.2.3, if any Eurodollar Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such Eurodollar Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Agent in accordance with the then current banking practice in the inter-bank Eurodollar market with respect to Eurodollar deposits at the applicable Eurodollar Office, which determination by the Agent shall, in the absence of manifest error, be conclusive.

         1.62. "Eurodollar Office" means such non-United States office or international banking facility of the Agent as the Agent may from time to time select.

         1.63. "Eurodollar Pricing Options" means the options granted pursuant to Section 3.2.1 to have the interest on any portion of a Revolving Loan computed on the basis of a Eurodollar Rate.

         1.64. "Eurodollar Rate" for any Eurodollar Interest Period means the rate, rounded upward to the nearest 1/100%, obtained by dividing (a) the Eurodollar Basic Rate for such Eurodollar Interest Period by (b) an amount equal to 1 minus the Eurodollar Reserve Rate; provided, however, that if at any time during such Eurodollar Interest Period the Eurodollar Reserve Rate applicable to any outstanding Eurodollar Pricing Option changes, the Eurodollar

Rate for such Eurodollar Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change.

         1.65. "Eurodollar Reserve Rate" means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by any Lender against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable to Eurodollar Pricing Options, (b) any other category of liabilities that includes Eurodollar deposits by reference to which the interest rate on portions of the Revolving Loan subject to Eurodollar Pricing Options is determined, (c) the principal amount of or interest on any portion of the Revolving Loan subject to a Eurodollar Pricing Option or (d) any other category of extensions of credit, or other assets, that includes loans subject to a Eurodollar Pricing Option by a non-United States office of any of the Lenders to United States residents, in each case without the benefits of credits for prorations, exceptions or offsets that may be available to a Lender.

         1.66.    "Event of Default" is defined in Section 8.1.

         1.67.    "Exchange Act" means the federal Securities Exchange Act of
1934.

         1.68. "FACA" means the Federal Assignment of Claims Act as set forth in 31 U.S.C.ss.3727 and 41 U.S.C.ss.15.

         1.69. "Federal Funds Rate" means, for any day, the rate equal to the weighted average (rounded upward to the nearest 1/8%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, (a) as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for such Banking Day, as determined by the Agent using any reasonable means of determination. Each determination by the Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

         1.70.    "Final Maturity Date" means August 14, 2004.

         1.71. "Financial Officer" of the Company (or other specified Person) means its chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer or any of its vice presidents whose primary responsibility is for its financial affairs, all of whose incumbency and signatures have been certified to the Agent by the secretary or other appropriate attesting officer of the Company (or such specified Person).

         1.72. "Funding Liability" means (a) any Eurodollar deposit which was used (or deemed by Section 3.2.6 to have been used) to fund any portion of the Revolving Loan subject to a Eurodollar Pricing Option, and (b) any portion of the Revolving Loan subject to a Eurodollar Pricing Option funded (or deemed by Section 3.2.6 to have been funded) with the proceeds of any such Eurodollar deposit.

         1.73. "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board provided, however, that for purposes of compliance with Section 6 (other than Section 6.4) and related definitions, "GAAP" means such principles as in effect on the date hereof as applied by the Borrowers in preparation of the financial statements referred to in Section 7.2, and consistently followed, without giving effect to any subsequent changes thereto.

         1.74. "Guarantee" means, with respect to the Company (or other specified Person):

                  (a) any guarantee by the Company (or such specified Person) of the payment or performance of, or any contingent obligation by the Company (or such specified Person) in respect of, any Indebtedness or other obligation of any primary obligor other than the Company or other Borrower (or such specified Person);

                  (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Company or other Borrower (or such specified Person), including any binding "comfort letter" or "keep well agreement" written by the Company (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services even if they are not delivered or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

                  (c) any liability of the Company (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

                  (d) any liability of the Company (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

                  (e) reimbursement obligations, whether contingent or matured, of the Company (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements, whether or not any of the foregoing are reflected on the balance sheet of the Company (or such specified Person) or in a footnote thereto; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

         1.75. "Guarantor" means each Borrower that is, or that subsequently becomes, a party to this Agreement as a Guarantor.

         1.76. "Hazardous Material" means any pollutant, toxic or hazardous material or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in section

101(14) of CERCLA or any other Environmental Law or regulated as toxic or hazardous under RCRA or any other Environmental Law.

         1.77. "Health Benefit Laws" means all federal, state and local statutes and regulations related to the licensure, certification, qualification or authority to transact business relating to the provision of and/or payment for health benefits, including without limitation health maintenance organization laws, insurance laws, reinsurance and insolvency laws, preferred provider organization laws, point-of-service laws, certificate of need laws, third party administrator laws, ERISA, the Consolidated Omnibus Budget Reconciliation Act of 1985, provider credentialling laws, utilization review laws, coordination of benefit requirements, hospital reimbursement laws, Medicaid participation laws, insurance holding company laws, fraud and abuse laws and patient referral laws.

         1.78. "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including (without duplication):

                  (a)      borrowed money;

                  (b) indebtedness evidenced by notes, debentures or similar instruments;

                  (c)      Capitalized Lease Obligations;

                  (d) deferred purchase price of assets (other than normal trade accounts payable in the ordinary course of business);

                  (e) mandatory redemption or dividend rights on capital stock (or other equity);

                  (f)      unfunded pension liabilities;

                  (g) obligations that are immediately and directly due and payable out of the proceeds of or production from property;

                  (h) undischarged liabilities secured by any Lien existing on property owned or acquired by the Company (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

                  (i)      all Guarantees in respect of Indebtedness of others.

         1.79.    "Indemnified Party" is defined in Section 10.2.

         1.80. "Initial Closing Date" means the first date on which all the conditions set forth in Section 5.1 and 5.2 have been satisfied.

         1.81. "Interest Rate Protection Agreement" means any interest rate swap, interest rate cap, interest rate hedge or other contractual arrangement that converts variable interest rates into fixed interest rates, fixed interest rates into variable interest rates or other similar arrangements.

         1.82. "Interest Expense" means, for any period, the aggregate amount of interest, including commitment fees and payments in the nature of interest under Capitalized Leases (whether such interest is reflected as an item of expense or capitalized), paid or accrued by any Person.

         1.83. "Investment" means, with respect to any Borrower (or other specified Person):

                  (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

                  (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

                  (c)      any Guarantee of the Indebtedness of any other
         Person;

                  (d) any acquisition of all or any part of the business of any other Person or the assets comprising such business or part thereof;

                  (e)      any commitment or option to make any Investment; and

                  (f)      any other similar investment.

         The investments described in the foregoing clauses (a) through (f) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include (i) trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) advances and prepayments to suppliers for property leased, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees, agents or consultants in the ordinary course of business, including travel expenses, drawing accounts, payroll and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the Company (or such specified Person) or as security for any such Indebtedness or claim or (v) Cash Equivalents.

         1.84. "Late Delivery Date" is defined in the definition of "Applicable Margin" in Section 1.9.

         1.85. "Late Pricing Reset Date" is defined in the definition of "Applicable Margin" in Section 1.9.

         1.86. "Legal Requirement" means any present or future requirement imposed upon any of the Lenders or the Company and its Related Entities by any law, statute, rule, regulation, directive, order, decree, guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any jurisdiction in which any Eurodollar Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction in which any Eurodollar Office is located, or any political subdivision of any of the foregoing including, but not limited to, all Health Benefit Laws. Any such requirement imposed on any of the Lenders which such Lender reasonably believes has the force of law shall be deemed to be a Legal Requirement absent manifest error.

         1.87. "Lender" means each of the Persons listed as lenders on the signature page hereto, including the Agent in its capacity as a Lender and such other Persons who may from time to time own a Percentage Interest in either of the Loans.

         1.88. "Lending Officer" means such individuals whom the Agent may designate by notice to the Company from time to time as an officer who may receive telephone requests for borrowings under Section 2.1.3 or Section 2.3.2.

         1.89.    "Letter of Credit" is defined in Section 2.2.1.

         1.90.    "Letter of Credit Exposure" means, at any date, the sum of
(a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus
(b) the aggregate face amount of all drafts that the Letter of Credit Issuer has previously accepted under Letters of Credit but has not paid.

         1.91. "Letter of Credit Issuer" means, for any Letter of Credit, the Agent or, in the event the Agent does not for any reason issue a requested Letter of Credit, another Lender selected by the Borrower to issue such Letter of Credit.

         1.92. "Lien" means, with respect to the Company (or any other specified Person):

                  (a) any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Company (or such specified Person), whether now owned or hereafter acquired, or upon the income or profits therefrom;

                  (b) the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease);

                  (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Company (or such specified Person), with or without recourse;

                  (d) the transfer of any tangible property or assets for the purpose of subjecting such items to the payment of previously outstanding Indebtedness in priority to payment of the general creditors of the Company (or such specified Person); and

                  (e) the existence for a period of more than 120 consecutive days of any Indebtedness against the Company (or such specified Person) which if unpaid would by law or upon a Bankruptcy Default be given any priority over general creditors.

         1.93. "Loans" means the Revolving Loan and the Swingline Loan, collectively.

         1.94.    "Loan Accounts" is defined in Section 2.1.4.

         1.95.    "Mandatory Borrowing" is defined in Section 2.3.4.

         1.96. "Margin Stock" means "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         1.97. "Material Adverse Change" means, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in (a) the business, assets, financial condition, income or prospects of the Company and its Related Entities, taken as a whole, whether as a result of (i) general economic conditions affecting the industry in which the Company and its Related Entities are engaged, (ii) difficulties in obtaining supplies and raw materials, (iii) fire, flood or other natural calamities, (iv) environmental pollution, (v) regulatory changes, judicial decisions, war or other governmental action or
(vi) any other event or development, whether or not related to those enumerated above or (b) the ability of the Obligors, taken as a whole, to perform their obligations under the Credit Documents or (c) the rights and remedies of the Agent and the Lenders under the Credit Documents.

         1.98.    "Material Agreements" is defined in Section 7.2.2.

         1.99. "Material Plan" means any Plan or Plans, collectively, as to which (a) the excess of (i) the aggregate Accumulated Benefit Obligations under such Plan or Plans over (ii) the aggregate fair market value of the assets of such Plan or Plans allocable to such benefits, all determined as of the then most recent valuation date or dates for such Plan or Plans, is greater than (b) $500,000.

         1.100. "Material Related Entity" means any Related Entity that either (a) has One Hundred Thousand Dollars ($100,000) or more in tangible assets or (b) is engaged in the business of performing physician services.

         1.101.   "Maximum Amount of Revolving Credit" is defined in Section
2.1.2.

         1.102. "Multiemployer Plan" means any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

         1.103. "Net Asset Sale Proceeds" means the cash proceeds of the sale or disposition of assets (including by way of merger) by, and the cash proceeds of any insurance payments or condemnation awards on account of the destruction or loss of property of, the Company or any of its Subsidiaries after the Initial Closing Date, net of (a) any Indebtedness permitted by Section 6.6.14 that is secured by assets being sold in such transaction and is required to be paid from such proceeds, (b) income taxes that, as estimated by the Company in good faith, will be required to be paid by the Company or any of its Subsidiaries in cash as a result of, and within 16 months after, such sale or disposition (provided that any such amounts that are not actually paid in taxes within such period shall automatically become Net Asset Sale Proceeds), and (c) all reasonable expenses of the Company or any of its Subsidiaries payable in connection with the sale or disposition; provided, however, that "Net Asset Sale Proceeds" shall not include cash proceeds:

                           (i) of asset sales permitted by Section 6.12.1, or

                           (ii)     of mergers permitted by Section 6.12.2.

         1.104. "Net Debt Proceeds" means cash proceeds (net of reasonable out-of-pocket transaction fees and expenses) from the incurrence by the Company or any of its Subsidiaries after the Initial Closing Date of Consolidated Total Funded Debt other than Consolidated Total Funded Debt permitted by Sections 6.6.1, 6.6.10 and 6.6.14.

         1.105. "Net Equity Proceeds" means the cash proceeds (net of reasonable out-of-pocket fees and expenses) received by the Company or any of its Subsidiaries in connection with any issuance by the Company or any of its Subsidiaries after the Initial Closing Date of any shares of its capital stock, other equity interests or options, warrants or other purchase rights to acquire such capital stock or other equity interests to, or receipt of a capital contribution from, any Person (other than any Obligors or their officers, employees and directors).

         1.106. "Net Income" means, for any period, the net income (or loss) of any Person, determined in accordance with GAAP; provided, however, that Net Income shall not include the net amount after taxes of:

                  (a) the income (or loss) of any other Person accrued prior to the date such other Person becomes a Related Entity or is merged into or consolidated with such Person;

                  (b) all amounts included in computing such net income (or loss) in respect of the write-up of any asset after December 31, 2000;

                  (c)      extraordinary and nonrecurring gains; and

                  (d) the income of any Subsidiary to the extent the payment of such income in the form of a Distribution or repayment of Indebtedness to such Person is not permitted, whether on account of any Charter or Bylaw restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary.

         1.107.   "Nonperforming Lender" is defined in Section 11.4.4.

         1.108. "Obligor" means the Company, each other Borrower, each Guarantor and each Person guaranteeing, providing collateral for or subordinating obligations to, the Credit Obligations.

         1.109. "Overdue Reimbursement Rate" means, at any date, the highest Applicable Rate then in effect.

         1.110. "Payment Date" means the first Banking Day of each quarter, commencing with the first such date after the Initial Closing Date.

         1.111. "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity.

         1.112.   "Percentage Interest" is defined in Section 11.1.

         1.113.   "Performing Lender" is defined in Section 11.4.4.

         1.114. "Permitted Acquisition" means an Investment by any Borrower permitted under Section 6.9.4.

         1.115. "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

         1.116. "Plan" means, at any date, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

         1.117. "Pricing Reset Date" means the first day after annual or quarterly financial statements have been furnished to the Lenders in accordance with Sections 6.4.1 and 6.4.2 from time to time.

         1.118. "Purchase Price" means the amount of the consideration, including, but not limited to, cash or Cash Equivalents, capital stock, assets, debt, including contingent or other promissory notes, and any other form of payment, for any Permitted Acquisition.

         1.119. "RCRA" means the federal Resource Conservation and Recovery Act, 42 U.S.C.ss.690, et seq.

         1.120.   "Register" is defined in Section 12.1.3.

         1.121. "Related Entities" means all of the Subsidiaries of the Company, all of which are listed on Exhibit 7.1, as it may be amended from time to time in accordance with Sections 6.4.1 and 6.4.2.

         1.122. "Related Fund" means, with respect to any Lender that is a fund that invests in senior bank loans, any other fund that invests in senior bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         1.123. "Related Entities Total Liabilities" means, at any date, all Indebtedness of the Company and its Related Entities on a Consolidated basis.

         1.124.   "Replacement Lender" is defined in Section 12.3.

         1.125. "Required Lenders" means, with respect to any approval, consent, modification, waiver or other action to be taken by the Agent or the Lenders under either Loan which require action by the Required Lenders, such Lenders as own at least 51% of the Percentage Interests of such Loan; provided, however, that with respect to any matters referred to in the proviso to Section 11.6, Required Lenders means such Lenders as own at least the respective portions of the Percentage Interests of the relevant Loan required by Section 11.6.

         1.126.   "Revolving Loan" is defined in Section 2.1.1.

         1.127.   "Revolving Notes" is defined in Section 2.1.4.

         1.128.   "Securities Act" means the federal Securities Act of 1933.

         1.129.   "Security Agreement" is defined in Section 5.1.3.

         1.130. "Sellers" means the Person or Persons selling or otherwise transferring the capital stock, partnership or other equity interest or assets of the Acquired Party to a Borrower pursuant to a Permitted Acquisition.

         1.131. "Subordinated Notes" means the $17,791,667 million (as of June 30, 2001) of debt that is subordinated and junior in right of payment to prior payment in full of all Credit Obligations and that is outstanding under subordinated convertible notes of Magella Healthcare Corporation.

         1.132. "Subsidiary" means any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer.

         1.133.   "Swingline Borrower" means the Company.

         1.134. "Swingline Lender" means Fleet National Bank, in its capacity as swingline lender hereunder.

         1.135.   "Swingline Loan" is defined in Section 2.3.3.

         1.136.   "Swingline Loan Account" is defined in Section 2.3.3.

         1.137.   "Swingline Note" is defined in Section 2.3.3.

         1.138. "Swingline Rate" means the rate equal to the sum of (a) the Applicable Rate with respect to the Revolving Loan calculated on the basis of the Base Rate plus (b) an additional 2% per annum effective on the day the Agent notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or
(ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 8.3.

         1.139. "Tax" means any present or future tax, levy, duty, impost, deduction, withholding or other charge of whatever nature at any time required by any Legal Requirement (a) to be paid by any Lender or (b) to be withheld or deducted from any payment otherwise required hereby to be made to any Lender, in each case on or with respect to its obligations hereunder, the Loans, any payment in respect of the Credit Obligations or any Funding Liability not included in the foregoing; provided, however, that the term "Tax" shall not include taxes imposed upon or measured by the net income of such Lender (other than withholding taxes) or franchise taxes.

         1.140. "Total Liabilities" means, at any date, all Indebtedness of the Company and its Related Entities.

         1.141. "UCC" means the Uniform Commercial Code as in effect in Massachusetts on the date hereof; provided, however, that with respect to the perfection of the Agent's Lien in the Credit Security and the effect of nonperfection thereof, the term "UCC" means the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by Section 9-103 of the Uniform Commercial Code as in effect in Massachusetts.

         1.142. "Wholly Owned Subsidiary" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares) is owned by the Company (or other specified Person) directly or indirectly through one or more Wholly Owned Subsidiaries.

2.       The Credits.

         2.1.     Revolving Credit.

                  2.1.1. Revolving Loan. Subject to all the terms and conditions of this Agreement and so long as no Default then exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date the Lenders will, severally in accordance with their respective Percentage Interests, make loans to any Borrower in such amounts as may be requested by such Borrower in accordance with
         Section 2.1.3. The sum of the aggregate principal amount of loans made under this Section 2.1.1 at any one time outstanding plus the Swingline Loan plus the Letter of Credit Exposure shall in no event exceed the Maximum Amount of Revolving Credit. In no event will the principal amount of loans at any one time outstanding made by any Lender pursuant to this Section 2.1 exceed such Lender's Commitment. The aggregate principal amount of the loans made pursuant to this
         Section 2.1 at any one time outstanding is referred to as the "Revolving Loan".

                  2.1.2. Maximum Amount of Revolving Credit. The term "Maximum Amount of Revolving Credit" means, on any date, the lesser of
         (a) $82,500,000 or such higher amount as may be established pursuant to the last sentence of this Section 2.1.2, up to $125,000,000, as equals the aggregate amount of Commitments then in effect, minus the aggregate of all Net Asset Sale Proceeds, Net Debt Proceeds or Net Equity Proceeds required to be prepaid in accordance with Section 4.1.2, or (b) the amount (in an integral multiple of $1,000,000) to which the then applicable amount shall have been irrevocably reduced from time to time by notice from the Company to the Agent. Unless a Default or Event of Default has occurred and is continuing, the Borrower may request that the Maximum Amount of Revolving Credit be increased, provided that the Maximum Amount of Revolving Credit shall not in any event exceed One Hundred Twenty-Five Million Dollars ($125,000,000) minus the aggregate of all required prepayments made pursuant to Section 4.1.2 and minus all amounts by which the Company shall have irrevocably reduced the Maximum Amount of Revolving Credit by notice to the Agent from time to time pursuant to clause (b) of the preceding sentence, provided, however, that (i) any Lender which is a party to this Agreement prior to such increase shall have the first option, and may elect, to fund its pro rata share of the increase, thereby increasing its Commitment hereunder, but no Lender shall have any obligation to do so, (ii) in the event that it becomes necessary to include a new Lender to provide additional funding under this 2.1.2, such new Lender must be reasonably acceptable to the Agent and the Borrower, and (iii) the Lenders' Percentage Interests shall be correspondingly adjusted, as necessary, to reflect any increase in the Maximum Amount of Revolving Credit and the Register shall be amended to reflect such adjustments.

                  2.1.3. Borrowing Requests. Any Borrower may from time to time request a loan under Section 2.1.1 by providing to the Agent a notice (which may be given by a telephone call received by a Lending Officer if promptly confirmed in writing). Such notice must be given not later than noon (Boston time) on the requested Closing Date (which shall be the third Banking Day prior to the requested Closing Date for such loan if any portion of such loan will be subject to a Eurodollar Pricing Option on the requested Closing Date). If such notice requested that a loan, or any portion thereof, be made subject to a Eurodollar Pricing Option, and the Agent shall have notified the Borrower pursuant to Section 3.2.2 that such election did not become effective, the notice shall be deemed to have been made for a loan at the Base Rate. The notice must specify (a) the amount of the requested loan (which shall be not less than $1,000,000 and an integral multiple of $100,000), (b) the requested Closing Date therefor (which shall be a Banking

         Day) and (c) the portion of the requested loan that is to be used for purposes other than Permitted Acquisitions. Upon receipt of such notice, the Agent will promptly inform each other Lender (by telephone or otherwise). Each such loan will be made at the Boston Office by depositing the amount thereof to the general account of such Borrower with the Agent. In connection with each such loan, such Borrower shall furnish to the Agent a certificate in substantially the form of
         Exhibit 5.2.1.

                  Notwithstanding anything contained in this Agreement, (i) the Agent may, in its sole discretion, make Revolving Loans to any Borrower under Section 2.1 at any time and in any amount and may apply any such Revolving Loan to cover the Credit Obligations of such Borrower then due and (ii) subject to all the terms and conditions of this Agreement and so long as no Default exists, if any payment of interest due under this Agreement in respect of the Revolving Loan is not paid when due, the Agent will make Revolving Loans to the Borrower under Section 2.1 on the third Banking Day after such payment of interest became due in the amount of the interest then due and will apply any such Revolving Loan to cover the interest then due (each Revolving Loan made under clauses (i) or (ii) of this paragraph being a "Credit Obligation Advance").

                  2.1.4. Loan Accounts; Revolving Notes. The Agent will establish on its books separate loan accounts for each Borrower (collectively the "Loan Accounts") each of which the Agent shall administer as follows: (a) the Agent shall add to each Loan Account, and each Loan Account shall evidence, the principal amount of all loans from time to time made by the Lenders, in accordance with
         Section 11, to such Borrower pursuant to Section 2.1.1 and (b) the Agent shall reduce each Borrower's Loan Account by the amount of all payments made on account of the Indebtedness evidenced by the Loan Account of such Borrower. The Revolving Loan shall be deemed owed to each Lender severally in accordance with such Lender's Percentage Interest therein, and all payments credited to the Loan Accounts shall be for the account of each Lender in accordance with its Percentage Interest in the Revolving Loan. Each Borrower's obligations to pay each Lender's Percentage Interest in the Revolving Loan shall be evidenced by the notes of such Borrower attached hereto as Exhibit
         2.1.4 (the "Revolving Notes"), payable to each Lender in maximum principal amount equal to the amount represented by such Lender's Percentage Interest in the Revolving Loan. Each Lender shall keep a record of the date and amount of (i) each loan made by it to each Borrower pursuant to Section 2.1 and (ii) each payment of principal made by such Borrower pursuant to Section 4. Prior to the transfer of a Revolving Note, the relevant Lender shall endorse on a schedule thereto appropriate notations evidencing such dates and amounts; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of such Borrower under this Agreement, the Revolving Note or any other Credit Document.

         2.2.     Letters of Credit.

                  2.2.1. Issuance of Letters of Credit. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial

         Closing Date and prior to the date five Banking Days preceding the Final Maturity Date, the Letter of Credit Issuer will, at the request of a Borrower, issue for the account of the Borrower one or more irrevocable documentary or standby letters of credit (the "Letters of Credit"). The sum of Letter of Credit Exposure plus the Revolving Loan shall in no event exceed the Maximum Amount of Revolving Credit. Letter of Credit Exposure shall in no event exceed $10,000,000.

                  2.2.2. Requests for Letters of Credit. Each Borrower may from time to time request a Letter of Credit to be issued by providing to the Letter of Credit Issuer (and the Agent if the Letter of Credit Issuer is not the Agent) a notice which is actually received by the Agent not less than five Banking Days (for standby Letters of Credit) and one Banking Day (for documentary Letters of Credit) prior to the requested Closing Date for such Letter of Credit specifying (a) the amount of the requested Letter of Credit, (b) the beneficiary thereof,
         (c) the requested Closing Date and (d) a summary of the principal terms of the text for such Letter of Credit. Each Letter of Credit will be issued by forwarding it to the Borrower or to such other Person as directed in writing by the Borrower. In connection with the issuance of any Letter of Credit, the Borrower shall furnish to the Letter of Credit Issuer (and the Agent if the Letter of Credit Issuer is not the Agent) a certificate in substantially the form of Exhibit
         5.2.1 and any customary application forms required by the Letter of Credit Issuer. In the event of any inconsistency between such application forms and this Agreement, this Agreement shall govern.

                  2.2.3. Form and Expiration of Letters of Credit. Each Letter of Credit issued under this Section 2.2 and each draft accepted or paid under such a Letter of Credit shall be issued, accepted or paid, as the case may be, by the Letter of Credit Issuer at its principal office. No Letter of Credit shall provide for the payment of drafts drawn thereunder, and no draft shall be payable, at a date which is later than the earlier of (a) the date 12 months after the date of issuance (which expiration date may be extended at the option of the Letter of Credit Issuer for additional 12-month periods ending on or prior to the date which is five Banking Days prior to the Final Maturity Date) or (b) five Banking Days prior to the Final Maturity Date. Each Letter of Credit and each draft accepted under a Letter of Credit shall be in such form and minimum amount, and shall contain such terms, as the Letter of Credit Issuer and the Borrower may agree upon at the time such Letter of Credit is issued.

                  2.2.4. Lenders' Participation in Letters of Credit. Upon the issuance of any Letter of Credit, a participation therein, in an amount equal to each Lender's Percentage Interest in the Revolving Loan, shall automatically be deemed granted by the Letter of Credit Issuer to each such Lender on the date of such issuance and such Lenders shall automatically be obligated, as set forth in Section 10.3, to reimburse the Letter of Credit Issuer to the extent of their respective Percentage Interests in the Revolving Loan for all obligations incurred by the Letter of Credit Issuer to third parties in respect of such Letter of Credit not reimbursed by the Borrower. The Letter of Credit Issuer will send to each

         Lender (and the Agent if the Letter of Credit Issuer is not the Agent) a confirmation regarding the participations in Letters of Credit outstanding during such month.

                  2.2.5. Reimbursement of Payment. At such time as a Letter of Credit Issuer makes any payment on a draft presented or accepted under a Letter of Credit, the amount of such payment shall be considered a loan under Section 2.1.1 (regardless of whether the conditions set forth in Section 5.2 are satisfied) and part of the Revolving Loan as if the Borrower had paid in full the amount required with respect to the Letter of Credit by borrowing such amount under
         Section 2.1.1, except as provided below. In the event such amount would cause the Revolving Loan to exceed the Maximum Amount of Revolving Credit or in the event the Agent has previously provided written notice to the Borrower that Letter of Credit payments will no longer be considered loans under Section 2.1.1, the Borrower will on demand pay to the Agent in immediately available funds the amount of such payment.

                  2.2.6. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits adopted by a Congress of the International Chamber of Commerce, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Letter of Credit Issuer (the "Uniform Customs and Practice"), shall be binding on the Borrower and the Letter of Credit Issuer except to the extent otherwise provided herein, in any Letter of Credit or in any other Credit Document. Anything in the Uniform Customs and Practice to the contrary notwithstanding:

                  (a) With respect to each Letter of Credit, neither the Letter of Credit Issuer nor its correspondents shall be responsible for or shall have any duty to ascertain (unless the Letter of Credit Issuer or such correspondent is grossly negligent or willful in failing so to ascertain):

                           (i) the genuineness of any signature or the validity, form, sufficiency, accuracy, genuineness or legal effect of any endorsements;

                           (ii) delay in giving, or failure to give, notice of arrival, notice of refusal of documents or of discrepancies in respect of which any Letter of Credit Issuer refuses the documents or any other notice, demand or protest;

                           (iii) the performance by any beneficiary under any Letter of Credit of such beneficiary's obligations to the Borrower;

                           (iv) inaccuracy in any notice received by the Letter of Credit Issuer;

                           (v) the validity, form, sufficiency, accuracy, genuineness or legal effect of any instrument, draft, certificate or other document required by such Letter of Credit to be presented before payment of a draft if such instrument, draft, certificate or other document appears on its face to comply with the requirements of the Letter of Credit, or the office held by or the authority of any Person signing any of the same; or

                           (vi) failure of any instrument to bear any reference or adequate reference to such Letter of Credit, or failure of any Person to note the amount of any instrument on the reverse of such Letter of Credit or to surrender such Letter of Credit or to forward documents in the manner required by such Letter of Credit.

                  (b) Except insofar as a particular Letter of Credit contains express, contrary instructions, the Letter of Credit Issuer may honor as complying with the terms of any Letter of Credit and with this Agreement any drafts or other documents otherwise in order signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents.

                  (c) The occurrence of any of the events referred to in the Uniform Customs and Practice or in the preceding clauses of this
         Section 2.2.6 shall not affect or prevent the vesting of any of the Letter of Credit Issuer's rights or powers hereunder or the Borrower's obligation to make reimbursement of amounts paid under any Letter of Credit or any draft accepted thereunder.

                  (d) In the event of any conflict between the provisions of this Agreement and the Uniform Customs and Practice, the provisions of this Agreement shall govern.

                  2.2.7. Subrogation. Upon any payment by a Letter of Credit Issuer under any Letter of Credit and until the reimbursement of such Letter of Credit Issuer by the Borrower with respect to such payment, the Letter of Credit Issuer shall be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Borrower, all for the benefit of the Lenders. The Borrower will take such action as the Letter of Credit Issuer may reasonably request, including requiring the beneficiary of any Letter of Credit to execute such documents as the Letter of Credit Issuer may reasonably request, to assure and confirm to the Letter of Credit Issuer such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any Obligor.

                  2.2.8. Modification, Consent, etc. If the Borrower requests or consents in writing to any modification or extension of any Letter of Credit, or waives any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, the Letter of Credit Issuer shall be entitled to rely on such request, consent or waiver. This Agreement shall be binding upon the Borrower with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by such Letter of Credit Issuer pursuant to any such request, consent or waiver.

         2.3.     Swingline Credit.

                  2.3.1. Swingline Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date, the Swingline Lender will make loans to the Company in such amounts as may be requested by the Company in accordance with Section 2.3.2. The sum of the aggregate principal amount of loans made under this Section 2.3 at any one time outstanding plus the Revolving Loan plus the Letter of Credit Exposure shall in no event exceed the Maximum Amount of Revolving Credit. In no event will the principal amount of loans made pursuant to this Section
         2.3 at any one time outstanding exceed $10,000,000.

                  2.3.2. Borrowing Requests. The Company may from time to time request a loan under Section 2.3.1 by providing to the Swingline Lender a notice (which may be given by a telephone call received by a Lending Officer provided that a written notice is subsequently delivered to the Swingline Lender within twenty-four (24) hours of such telephone call). Such notice must be not later than noon (Boston time) on the requested Closing Date (which must be a Banking Day) for such loan. The notice must specify the amount of the requested loan (which shall be not less than $100,000 and an integral multiple of $50,000). Each such loan will be made at the Boston office by depositing the amount thereof to the general account of the Company with the Swingline Lender. In connection with each such loan, the Company shall furnish to the Swingline Lender a certificate in substantially the form of Exhibit 5.2.1.

                  2.3.3. Swingline Loan Account; Swingline Notes. The Swingline Lender will establish on its books a loan account for the Company (the "Swingline Loan Account") which the Swingline Lender shall administer as follows: (a) the Swingline Lender shall add to the Swingline Loan Account, and the Swingline Loan Account shall evidence, the principal amount of all loans from time to time made by the Swingline Lender to the Company pursuant to Section 2.3.1 and (b) the Swingline Lender shall reduce the Swingline Loan Account by the amount of all payments made on account of the Indebtedness evidenced by the Swingline Loan Account. The aggregate principal amount of the Indebtedness evidenced by the Swingline Loan Account is referred to as the "Swingline Loan". The Company's obligation to pay the Swingline Loan shall be evidenced by a note of the Company in substantially the form of Exhibit 2.3.3 (the "Swingline Note"), payable to the Swingline Lender in maximum principal amount equal to the Swingline Loan.

                  2.3.4. Conversion of Swingline Loan into Revolving Loan. The Swingline Lender may, in its sole discretion, (i) on any Friday, or if any Friday is not a Banking Day, on the first preceding Banking Day before such Friday, or (ii) on any Banking Day after the occurrence and during the continuance of an Event of Default, give notice to the other Lenders and the Company that the Swingline Loan shall be paid in full with a special mandatory borrowing under the Revolving Loan (the "Mandatory Borrowing"). Such a notice of a Mandatory Borrowing shall be deemed to have been automatically given upon a Bankruptcy Default or upon the exercise of any of the remedies provided in Section 8.2. Upon the giving of any such notice or deemed notice, a Mandatory Borrowing under the Revolving Loan in the amount of the Swingline Loan shall be made on the next Banking Day from all Lenders in accordance with their respective Percentage Interests in the Revolving Loan, and the proceeds thereof shall be applied to the Swingline Lender as a repayment of the Swingline Loan. Each Lender irrevocably agrees to make such loan pursuant to each such Mandatory Borrowing notice in the amount and in the manner specified above in this Section 2.3.4, notwithstanding (a) whether any conditions specified in Section 5 have been satisfied, (b) that a Default or an Event of Default has occurred and is continuing or (c) the date of such Mandatory Borrowing. In the event that any Mandatory Borrowing cannot for any reason be made on the date required above (including as a result of the commencement of a proceeding under the Bankruptcy Code), each Lender shall promptly purchase from the Swingline Lender as of the date the Mandatory Borrowing otherwise would have occurred such participation in the Swingline Loan as shall be necessary to cause the Lenders to share in the Swingline Loan ratably based upon their respective Percentage Interests in the Revolving Loan. In the event of such participations, all interest payable on the Swingline Loan shall be for the account of the Swingline Lender until the date on which the participations are required to be purchased and, to the extent attributable to the purchased participations, shall be payable to the participants from and after such date. At the time any such purchase of participations is actually made, the purchasing Lender shall pay the Swingline Lender interest on the principal amount of the participation purchased at the overnight Federal Funds Rate for each day, commencing with the date the Mandatory Borrowing otherwise would have occurred to the date of payment for such participation.

         2.4.     Application of Proceeds.

                  2.4.1. The Loans. Subject to Section 2.4.2, the Borrowers will apply the proceeds of the Loans for lawful corporate purposes, including (a) to fund Permitted Acquisitions and (b) for working capital.

                  2.4.2. Specifically Prohibited Applications. The Borrowers will not, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents to purchase or to carry Margin Stock or to any transaction prohibited by Legal Requirements applicable to the Lenders or by the Credit Documents.

                  2.4.3. Letters of Credit. Letters of Credit shall be issued only for such lawful corporate purposes as the Borrower has requested in writing and to which the Letter of Credit Issuer agrees.

         2.5. Nature of Obligations of Lenders to Make Extensions of Credit. The Lenders' obligations to extend credit under this Agreement are several and are not joint or joint and several. If on any Closing Date any Lender shall fail to perform its obligations under this Agreement, the aggregate amount of Commitments to make the extensions of credit under this Agreement shall be reduced by the amount of unborrowed Commitment of the Lender so failing to perform and the Percentage Interests of the relevant Loan shall be appropriately adjusted. Lenders that have not failed to perform their obligations to make the extensions of credit contemplated by Section 2 may, if any such Lender so desires, assume, in such proportions as such Lenders may agree, the obligations of any Lender who has so failed and the Percentage Interests shall be appropriately adjusted. The provisions of this Section 2.5 shall not affect the rights of the Borrowers against any Lender failing to perform its obligations hereunder. Subject to Section 2.3.4, the obligation to make a Swingline Loan shall be an obligation solely of the Swingline Lender.

         2.6. Obligations Joint and Several. Each Borrower shall be jointly and severally liable with all other Borrowers for all Credit Obligations.

3.       Interest; Eurodollar Pricing Options; Fees.

         3.1.     Interest.

                  3.1.1. Interest on the Revolving Loan. The Revolving Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Revolving Loan, on each Payment Date each Borrower will pay the accrued and unpaid interest on the portion of the Revolving Loan evidenced by its Loan Account, which portions were not subject to a Eurodollar Pricing Option. On the last day of each Eurodollar Interest Period or on any earlier termination of any Eurodollar Pricing Option, each Borrower will pay the accrued and unpaid interest on the portion of the Revolving Loan evidenced by its Loan Account which expired or terminated on such date. In the case of any Eurodollar Interest Period longer than three months, each Borrower will also pay the accrued and unpaid interest on the portion of the Revolving Loan evidenced by its Loan Account, subject to the Eurodollar Pricing Option having such Eurodollar Interest Period at three-month intervals, the first such payment to be made on the last Banking Day of the three-month period which begins on the first day of such Eurodollar Interest Period. On the stated or any accelerated maturity of the Revolving Loan, each Borrower will pay all accrued and unpaid interest on the portion of the Revolving Loan evidenced by its Loan Account, including any accrued and unpaid interest on any portion of the Revolving Loan which is subject to a Eurodollar Pricing Option. Upon the occurrence and during the continuance of an Event of Default, the Lenders may require accrued interest to be payable on demand or at regular intervals more frequent than each Payment Date. All payments of interest hereunder shall be made to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest in the Revolving Loan.

                  3.1.2. Interest on the Swingline Loan. The Swingline Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Swingline Rate. Interest on the Swingline Loan shall be calculated on a daily basis and on the basis of a year of 365/366 days. Prior to any stated or accelerated maturity of the Swingline Loan, the Swingline Borrower will on each Payment Date, beginning on the first Payment Date after the Initial Closing Date, pay the accrued and unpaid interest on such Indebtedness.

         On any stated or accelerated maturity of the Swingline Loan all accrued and unpaid interest thereon shall be forthwith due and payable. All payments of interest hereunder in respect of the Swingline Loan shall be made by the Swingline Borrower to the Agent for the account of the Swingline Lender.

         3.2.     Eurodollar Pricing Options.

                  3.2.1. Election of Eurodollar Pricing Options. Subject to all of the terms and conditions hereof and so long as no Default exists, any Borrower may from time to time, by irrevocable notice to the Agent actually received not less than three Banking Days prior to the commencement of the Eurodollar Interest Period selected in such notice, elect to have such portion of the Revolving Loans as such Borrower may specify in such notice accrue and bear interest during the Eurodollar Interest Period so selected at the Applicable Rate computed on the basis of the Eurodollar Rate. No such election shall become effective:

                  (a) if, prior to the commencement of any such Eurodollar Interest Period, the Agent determines that (i) the electing or granting of the Eurodollar Pricing Option in question would violate a Legal Requirement, (ii) Eurodollar deposits in an amount comparable to the principal amount of the Revolving Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the proposed Eurodollar Interest Period are not readily available in the inter-bank Eurodollar market, or (iii) by reason of circumstances affecting the inter-bank Eurodollar market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed Eurodollar Interest Period; or

                  (b) if any Lender shall have advised the Agent by telephone or otherwise at or prior to noon (Boston time) on the second Banking Day prior to the commencement of such proposed Eurodollar Interest Period (and shall have subsequently confirmed in writing) that, after reasonable efforts to determine the availability of such Eurodollar deposits, such Lender reasonably anticipates that Eurodollar deposits in an amount equal to the Percentage Interest of such Lender in the portion of the Revolving Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the Eurodollar Interest Period in question will not be offered in the Eurodollar market to such Lender at a rate of interest that does not exceed the anticipated Eurodollar Basic Rate.

                  3.2.2. Notice to Lenders and the Borrowers. The Agent will promptly inform each Lender (by telephone or otherwise) of each notice received by it from a Borrower pursuant to Section 3.2.1 and of the Eurodollar Interest Period specified in such notice. Upon determination by the Agent of the Eurodollar Rate for such Eurodollar Interest Period or in the event such election shall not become effective, the Agent will promptly notify such Borrower and each Lender (by telephone or otherwise) of the Eurodollar Rate so determined or why such election did not become effective, as the case may be.

                  3.2.3. Selection of Eurodollar Interest Periods. Eurodollar Interest Periods shall be selected so that:

                  (a) the minimum portion of the Revolving Loan subject to any Eurodollar Pricing Option shall be $500,000 and an integral multiple of $100,000;

                  (b) no more than 6 Eurodollar Pricing Options shall be outstanding at any one time; and

                  (c) no Eurodollar Interest Period with respect to any part of the Revolving Loan subject to a Eurodollar Pricing Option shall expire later than the relevant Final Maturity Date.

                  3.2.4. Additional Interest. If any portion of the Revolving Loan subject to a Eurodollar Pricing Option is repaid, or any Eurodollar Pricing Option is terminated for any reason (including acceleration of maturity), on a date which is prior to the last Banking Day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option, the Borrowers will pay to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest, in addition to any amounts of interest otherwise payable hereunder, an amount equal to the present value (calculated in accordance with this Section 3.2.4) of interest for the unexpired portion of such Eurodollar Interest Period on the portion of the Revolving Loans so repaid, or as to which a Eurodollar Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of
         (a) the rate applicable to such Eurodollar Pricing Option minus (b) the lowest rate of interest obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last Banking Day of such Eurodollar Interest Period. The present value of such additional interest shall be calculated by discounting the amount of such interest for each day in the unexpired portion of such Eurodollar Interest Period from such day to the date of such repayment or termination at a per annum interest rate equal to the interest rate determined pursuant to clause (b) of the preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Agent of such amount of interest shall, in the absence of manifest error, be conclusive. For purposes of this Section 3.2.4, if any portion of the Revolving Loan which was to have been subject to a Eurodollar Pricing Option is not outstanding on the first day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option other than for reasons described in Section 3.2.1, the Borrowers shall be deemed to have terminated such Eurodollar Pricing Option.

                  3.2.5. Violation of Legal Requirements. If any Legal Requirement shall prevent any Lender from funding or maintaining through the purchase of deposits in the inter-bank Eurodollar market any portion of the Revolving Loans subject to a Eurodollar Pricing Option or otherwise from giving effect to such Lender's obligations as contemplated by Section 3.2, (a) the Agent may by notice to the Borrowers terminate all of the affected Eurodollar Pricing Options,
         (b) the portion of the Revolving Loans subject to such terminated Eurodollar Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate and (c) the Borrowers shall make any payment required by
         Section 3.2.4.

                  3.2.6. Funding Procedure. The Lenders may fund any portion of the Revolving Loans subject to a Eurodollar Pricing Option out of any funds available to the Lenders. Regardless of the source of the funds actually used by any of the Lenders to fund any portion of the Revolving Loans subject to a Eurodollar Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Revolving Loans and the amounts payable under Sections 3.2.4, 3.5, 3.6, 3.7 and 3.8, shall be computed as if each Lender had actually funded such Lender's Percentage Interest in such portion of the Revolving Loans through the purchase of deposits in such amount of the type by which the Eurodollar Basic Rate was determined with a maturity the same as the applicable Eurodollar Interest Period relating thereto and through the transfer of such deposits from an office of the Lender having the same location as the applicable Eurodollar Office to one of such Lender's offices in the United States of America.

         3.3.     Commitment Fees.

                  3.3.1. Fee Base. In consideration of the Lenders' commitments to make the extensions of credit provided for in Section 2.1, while such commitments are outstanding, the Borrower will pay to the Agent for the account of the Lenders in accordance with the Lenders' respective Percentage Interests in the Revolving Loan, on each Payment Date, an amount equal to interest computed at the rate per annum determined pursuant to Section 3.3.2 on the amount by which
         (a) the average daily Maximum Amount of Revolving Credit during the three-month period or portion thereof ending on such Payment Date exceeded (b) the sum of (i) the average daily Revolving Loan during such period or portion thereof plus (ii) the daily Letter of Credit Exposure during such period or portion thereof; provided, however, that the first such payment shall be for the period beginning on the Initial Closing Date and ending on the first Payment Date.

                  3.3.2. Fee Rate. On any given Payment Date, the rate applied in computing the fee payable pursuant to this Section 3.3 shall be the rate for Commitment Fees indicated in the definition of "Applicable Margin" in Section 1.9 hereof opposite the ratio of Consolidated Total Funded Debt to Consolidated Adjusted EBITDA in effect on such Payment Date for purposes of such definition.

         3.4. Letter of Credit Fees. The Borrower will pay to the Agent for the account of each of the Lenders, in accordance with the Lenders' respective Percentage Interests, on each Payment Date, a Letter of Credit fee equal to interest at a rate per annum equal to the Applicable Margin indicated for the Eurodollar Rate on the average daily Letter of Credit Exposure during the three month period or portion thereof ending on such Payment Date. The Borrower will pay to the Letter of Credit Issuer (a) customary service charges and expenses for its services in connection with the Letters of Credit at the times and in the amounts from time to time in effect in accordance with its general rate structure, plus (b) on each Payment Date a fronting fee equal to interest at a rate per annum equal to 0.25% on the aggregate face amount of each Letter of Credit issued by such Letter of Credit Issuer during the three month period or portion thereof ending on such Payment Date.

         3.5. Reserve Requirements, etc. If any Legal Requirement shall (a) impose, modify, increase or deem applicable any insurance assessment, reserve, special deposit or similar requirement against any Funding Liability, (b) impose, modify, increase or deem applicable any other requirement or condition with respect to any Funding Liability, or (c) change the basis of taxation of Funding Liabilities (other than changes in the rate of taxes measured by the overall net income of such Lender) and the effect of any of the foregoing shall be to increase the cost to any Lender of issuing, making, funding or maintaining its respective Percentage Interest in any portion of the Revolving Loans subject to a Eurodollar Pricing Option, to reduce the amounts received or receivable by such Lender under this Agreement or to require such Lender to make any payment or forego any amounts otherwise payable to such Lender under this Agreement, then, the Lender shall, promptly after it has made such determination, give notice thereof to the Company. Promptly after the receipt by the Company of any such notice, the Company and the Lender shall attempt to negotiate in good faith an adjustment to the amount payable by the Borrowers to the Lender under this Section 3.5, which amount shall be sufficient to compensate the Lender for such increased cost or reduced return. If the Company and the Lender are unable to agree to such adjustment within thirty days of the date upon which the Company receives such notice, then the Borrowers will, on demand by the Lender, pay to the Lender such additional amount as shall be sufficient, in the Lender's reasonable determination, to compensate the Lender for such increased cost or such reduced return, together with interest at the Overdue Reimbursement Rate from the 30th day after receipt of such certificate until payment in full thereof; provided, however, that the foregoing provisions shall not apply to any Tax or reserves which are included in computing the Eurodollar Reserve Rate. The determination by such Lender of the amount of such costs shall, in the absence of manifest error, be conclusive.

         3.6. Taxes. All payments of the Credit Obligations shall be made without set-off or counterclaim and free and clear of any deductions, including deductions for Taxes, unless the Borrowers are required by law to make such deductions. If (a) any Lender shall be subject to any Tax with respect to any payment of the Credit Obligations or its obligations hereunder or (b) any Borrower shall be required to withhold or deduct any Tax on any payment on the Credit Obligations, then the Lender shall promptly give notice of its claim for compensation under this Section 3.6 to the Company. Promptly after the receipt by the Company of any such notice, the Company and the Lender shall attempt to negotiate in good faith an adjustment to the amount payable by the Borrowers to the Lender under this Section 3.6, which amount shall be sufficient to compensate the Lender for the amount of the Tax so imposed or the full amount of all payments which would have been received on the Credit Obligations in the absence of such Tax. If the Company and the Lender are unable to agree to such adjustment within thirty days of the date upon which the Company receives such notice, then the Borrowers will, on demand by the Lender, pay to the Lender such additional amount as shall be sufficient, in the Lender's reasonable determination, to enable such Lender to receive the amount of Tax so imposed on the Lender's obligations hereunder or the full amount of all payments which it would have received on the Credit Obligations (including amounts required to be paid under Sections 3.5, 3.7, 3.8 and this Section 3.6) in the absence of such Tax, as the case may be, together with interest at the Overdue Reimbursement Rate on such amount from the 30th day after receipt of such certificate until payment in full thereof. Whenever Taxes must be withheld by any Borrower with respect to any payments of the Credit Obligations, the Borrowers shall promptly furnish to the Agent for the account of the applicable Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld. If the Borrowers fail to pay any such Taxes when due or fail to remit to the Agent for the account of the applicable Lender the required receipts evidencing payment of any such Taxes so withheld or deducted, the Borrowers shall indemnify the affected Lender for any incremental Taxes and interest or penalties that may become payable by such Lender as a result of any such failure. The determination by such Lender of the amount of such Tax and the basis therefor shall, in the absence of manifest error, be conclusive.

         3.7. Capital Adequacy. If any Lender shall determine that compliance by such Lender with any Legal Requirement regarding capital adequacy of banks or bank holding companies has or would have the effect of reducing the rate of return on the capital of such Lender and its Affiliates as a consequence of such Lender's commitment to make the extensions of credit contemplated hereby, or such Lender's maintenance of the extensions of credit contemplated hereby, to a level below that which such Lender could have achieved but for such compliance (taking into consideration the policies of such Lender and its Affiliates with respect to capital adequacy immediately before such compliance and assuming that the capital of such Lender and its Affiliates was fully utilized prior to such compliance) by an amount deemed by such Lender to be material, then, the Lender shall, promptly after it has made such determination, give notice thereof to the Company. Promptly after the receipt by the Company of any such notice, the Company and the Lender shall attempt to negotiate in good faith an adjustment to the amount payable by the Borrowers to the Lender under this Section 3.7, which amount shall be sufficient to compensate the Lender for such reduced return. If the Company and the Lender are unable to agree to such adjustment within thirty days of the date upon which the Company receives such notice, then the Borrowers will, on demand by the Lender, pay to the Lender such additional amount as shall be sufficient, in the Lender's reasonable determination, to compensate the Lender for such reduced return, together with interest at the Overdue Reimbursement Rate from the 30th day until payment in full thereof. The determination by such Lender of the amount to be paid to it and the basis for computation thereof shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender may use any reasonable averaging, allocation and attribution methods.

         3.8. Regulatory Changes. If any Lender shall determine that (a) any change in any Legal Requirement (including any new Legal Requirement) after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Lender with respect to the Revolving Loan or the Letters of Credit or the return to be earned by such Lender on the Revolving Loan or the Letters of Credit, (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make, its portion of the Revolving Loan or the Letters of Credit, or (iii) require such Lender or any Affiliate of such Lender to make any payment on, or calculated by reference to, the gross amount of any amount received by such Lender under any Credit Document, and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the Applicable Rate or the Letter of Credit fees, then, the Lender shall, promptly after it has made such determination, give notice thereof to the Company. Promptly after the receipt by the Company of any such notice, the Company and the Lender shall attempt to negotiate in good faith an adjustment to the amount payable by the Borrowers to the Lender under this
Section 3.8, which amount, together with any adjustment in the Applicable Rate, shall be sufficient to fully compensate the Lender for such reduction, increased cost or payment taking into account any compensation for such reduction, increased cost or payment received by the Lender pursuant to the provisions of Section 3.5, 3.6 or 3.7 hereof. If the Company and the Lender are unable to agree to such adjustment within thirty days of the date upon which the Company receives such notice, then the Borrowers will, on demand by the Lender, pay to the Lender such additional amount, together with any adjustment in the Applicable Rate, as shall be sufficient to fully compensate the Lender for such reduction, increased cost or payment, together with interest on such amount from the 30th day after receipt of such certificate until payment in full thereof at the Overdue Reimbursement Rate. The determination by such Lender of the amount to be paid to it and the basis for computation thereof hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         3.9. Computations of Interest and Fees. For purposes of this Agreement, except as specifically set forth in Section 3.1.2, interest and commitment fees, Letter of Credit fees (and any other amount expressed as interest or such fees) shall be computed on the basis of a 360-day year for actual days elapsed. If any payment required by this Agreement becomes due on any day that is not a Banking Day, such payment shall, except as otherwise provided in the Eurodollar Interest Period, be made on the next succeeding Banking Day. If the due date for any payment of principal is extended as a result of the immediately preceding sentence, interest shall be payable for the time during which payment is extended at the Applicable Rate.

4.       Payment.

         4.1.     Payment of Revolving Loan and Swingline Loan.

                  4.1.1. Payment at Maturity. On the stated or any accelerated maturity of (i) the Revolving Note, each Borrower will pay to the Agent for the account of the Lenders the amount of the Revolving Loan as evidenced by its Loan Account, together with all accrued and unpaid interest thereon and (ii) the Swingline Note, each Borrower will pay to the Agent for the account of the Swingline Lender the amount of the Swingline Loan as evidenced by its Swingline Loan Account, together with all accrued and unpaid interest thereon.

                  4.1.2.   Mandatory Prepayment.

                           (a) Excess Credit Exposure. If at any time the sum of the Revolving Loan, the Swingline Loan and the Letter of Credit Exposure exceeds the

                  Maximum Amount of Revolving Credit, whether as a result of voluntary reductions pursuant to Section 2.1 or otherwise, the Borrowers will promptly pay the amount of such excess to the Agent for the account of the Lenders.

                           (b) Net Asset Sale Proceeds. Upon receipt of Net Asset Sale Proceeds by the Company or any of its Subsidiaries, the Borrower shall within one Banking Day pay to the Agent as a prepayment of the Loans to be applied as provided in Section 4.1.4 the lesser of (a) the amount of such Net Asset Sale Proceeds or (b) the amount of the Loans.

                           (c) Net Debt Proceeds. Upon receipt of Net Debt Proceeds by the Company or any of its Subsidiaries, the Borrower shall within one Banking Day pay to the Agent as a prepayment of the Loans to be applied as provided in Section
                  4.1.4 the lesser of (a) the amount of such Net Debt Proceeds or (b) the amount of the Loans.

                           (d) Net Equity Proceeds. Upon receipt of Net Equity Proceeds by the Company or any of its Subsidiaries, the Borrower shall within one Banking Day pay to the Agent as a prepayment of the Loans to be applied as provided in
                  Section 4.1.4 the lesser of (a) the amount of such Net Equity Proceeds or (b) the amount of the Loans.

                  4.1.3.   Voluntary Prepayments.

                           (a)      In addition to the prepayment required by
                  Section 4.1.2, the Borrowers may from time to time prepay all or any portion of the Revolving Loan, without penalty or premium (except as provided in Section 3.2.4 with respect to the early termination of Eurodollar Pricing Options). Such Borrower shall give the Agent at least one Banking Day prior notice of its intention to prepay, specifying the date of payment, the total amount of the Revolving Loan to be paid on such date and the amount of interest to by paid with such prepayment.

                           (b) At any time or from time to time upon telephone notice to the Swingline Lender, given not later than 2:00 p.m. (Boston time) on any Banking Day, the Swingline Borrower shall have the right to prepay, without premium or penalty of any type, all or any part of the outstanding principal amount of its Swingline Loan in such amounts as are not less than $100,000 and in integral multiples of $50,000, unless such payment is equal to the entire outstanding principal amount of the Swingline Loan.

                  4.1.4. Reborrowing; Application of Payments. The amounts of the Revolving Loan prepaid pursuant to Section 4.1.3 may be reborrowed from time to time prior to the Final Maturity Date in accordance with
         Section 2.1. The amount of the Revolving Loan prepaid pursuant to Sections 4.1.1 or 4.1.2 may not be reborrowed. All payments of principal hereunder shall be made to the Agent for the account of the Lenders and shall be applied first to the Swingline Loan, then to the portion of the Revolving Loan not then subject to Eurodollar Pricing Option then the balance of any such payment shall be applied to a portion of the Revolving Loan then subject to the Eurodollar Pricing Options, in the chronological order of the respective maturities thereof, together with any payment required by Section 3.2.4.

         4.2.     Payment of Letters of Credit.

                  4.2.1. Payments at Maturity and Upon Acceleration of Maturity. If on the Final Maturity Date or any accelerated maturity of the Credit Obligations the Lenders shall be obligated in respect of a Letter of Credit or a draft accepted under a Letter of Credit, the Borrower will either:

                  (a) prepay such obligation by depositing cash with the Agent, or

                  (b) deliver to the Agent a standby letter of credit (designating the Letter of Credit Issuer as beneficiary and issued by a bank and on terms reasonably acceptable to the Letter of Credit Issuer), in each case in an amount equal to the portion of the then Letter of Credit Exposure issued for the account of the Borrower. Any such cash so deposited and the cash proceeds of any draw under any standby Letter of Credit so furnished, including any interest thereon, shall be returned by the Agent to the Borrower only when, and to the extent that, the amount of such cash held by the Agent exceeds the Letter of Credit Exposure at such time and no Default then exists.

                  4.2.2. Mandatory Prepayment. If at any time the Letter of Credit Exposure exceeds the limits set forth in Section 2.2, the Borrower shall within one Banking Day pay the amount of such excess to the Agent for the account of the Lenders.

5.       Conditions to Extending Credit.

         5.1. Conditions on Initial Closing Date on the Revolving Loan. The obligations of the Lenders to make the initial Revolving Loan pursuant to
Section 2.1 shall be subject to the satisfaction, on or before the Initial Closing Date, of the conditions set forth in this Section 5.1 as well as the further conditions in Section 5.2. If the conditions set forth in this Section
5.1 and 5.2 are not met on or prior to the Initial Closing Date, the Lenders shall have no obligation to make any extensions of credit under the Revolving Loan.

                  5.1.1. Revolving Notes. From and after the Initial Closing Date, the existing Revolving Loan shall be deemed to be outstanding under this Agreement and shall be evidenced by a Revolving Note for each Lender having a Commitment with respect thereto who has requested delivery of a Revolving Note prior to the Initial Closing Date, in the form attached hereto as Exhibit 2.1.4.

                  5.1.2. Payment of Fees. The Borrowers shall have paid (a) to the Agent for the Lenders' accounts a facility fee as agreed between the Borrower, the Agent and the

         Arranger and (b) to the Agent and the Arranger the fees as agreed between the Borrower, the Agent and the Arranger.

                  5.1.3. Security Agreement. Each of the Borrowers and Guarantors shall have duly authorized, executed and delivered to the Agent, for the benefit of the Lenders, an amendment to that certain Security Agreement dated as of November 1, 2000 among the Company, certain of its Subsidiaries and the Agent in substantially the form attached hereto as Exhibit 5.1.3 (such Security Agreement, as amended hereunder and as in effect from time to time, the "Security Agreement").

         5.2. Conditions to Each Extension of Credit. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

                  5.2.1. Officer's Certificate. The representations and warranties contained in Section 7 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); the Borrowers shall be in compliance with the covenants contained in Section 6 and no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; no Material Adverse Change shall have occurred since December 31, 2000; and the Borrower that is requesting an extension of credit shall have furnished to the Agent in connection with the requested extension of credit a certificate to these effects, in substantially the form of Exhibit 5.2.1, signed by a Financial Officer.

                  5.2.2. Legality, etc. The making of the requested extension of credit shall not (a) subject any Lender to any penalty or special tax (other than a Tax for which the Borrowers are required to reimburse the Lenders under Section 3.5), (b) be prohibited by any Legal Requirement or (c) violate any credit restraint program of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency so long as any Lender reasonably believes that compliance is in the best interests of the Lender.

                  5.2.3. Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or other proceedings of the Borrowers. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

                  5.2.4. General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement and each other Credit Document shall be satisfactory in form and substance to the Agent and the Agent shall have received copies of all documents, including certified copies of the Charter and Bylaws of the Borrowers and the other Obligors, records of corporate proceedings, certificates as to signatures and incumbency of officers and opinions of counsel, which the Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

6. General Covenants. Each of the Borrowers covenants that, until all of the Credit Obligations shall have been paid in full and until the Lenders' commitments to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, it will comply, and will cause its Subsidiaries to comply with the following provisions:

         6.1.     Taxes and Other Charges; Accounts Payable.

                  6.1.1. Taxes and Other Charges. Each of the Borrowers shall duly pay and discharge, or cause to be paid and discharged, before the same become in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Borrowers shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

                  6.1.2. Accounts Payable. Each of the Borrowers shall promptly pay when due, or in conformity with customary trade terms, all other Indebtedness, including accounts payable, incident to the operations of such Person not referred to in Section 6.1.1; provided, however, that any such Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

         6.2.     Conduct of Business, etc.

                  6.2.1. Types of Business. The Borrowers shall engage only in the business of pediatric, neonatal and perinatal medical services and related services.

                  6.2.2.   Maintenance of Properties. Each of the Borrowers:

                  (a) shall keep its properties in such repair, working order and condition, and shall from time to time make such repairs, replacements, additions and improvements thereto as are necessary for the efficient operation of its businesses and shall comply at all times in all material respects with all franchises, licenses, leases and other material agreements to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance is at the time being contested in good faith by appropriate proceedings or (ii) failure to comply with the provisions being contested has not resulted, or does not create a material risk of resulting, in the aggregate in any Material Adverse Change; provided, however, that this
         Section 6.2.2(a) shall not apply to assets or entities disposed of in transactions permitted by Section 6.12; and

                  (b) shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business; provided, however, that this Section 6.2.2(b) shall not prevent the merger, consolidation or liquidation of Subsidiaries permitted by Section 6.12.

                  6.2.3. Statutory Compliance. Each of the Borrowers shall comply in all material respects with all Legal Requirements, except where (a) compliance therewith shall at the time be contested in good faith by appropriate proceedings or (b) failure so to comply with the provisions being contested would not in the aggregate result in any Material Adverse Change.

                  6.2.4. No Subsidiaries. No Borrower shall form or suffer to exist any Material Related Entity, except for such Material Related Entities as shall have executed and delivered to the Agent either (a) this Agreement and each other Credit Document as of the Initial Closing Date or (b) a Joinder Agreement in the form of Exhibit 6.9.4 pursuant to which such Material Related Entity shall have become a Borrower and a Guarantor hereunder.

                  6.2.5. Compliance with Material Agreements. Each of the Borrowers shall comply in all material respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Credit Document). Without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the Lenders.

         6.3.     Insurance.

                  6.3.1. Business Interruption Insurance. The Borrowers shall maintain with financially sound and reputable insurers, reasonably satisfactory to the Agent, insurance related to interruption of business, either for loss of revenues or for extra expense, in the manner customary for businesses of similar size engaged in similar activities in similar localities.

                  6.3.2. Property Insurance. The Borrowers shall keep their assets which are of an insurable character insured by financially sound and reputable insurers, reasonably satisfactory to the Agent, against theft and fraud and against loss or damage by fire, explosion and hazards and such other extended coverage risks insured against by extended coverage to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities in similar localities.

                  6.3.3. Liability Insurance. The Borrowers shall maintain with financially sound and reputable insurers, reasonably satisfactory to the Agent, insurance against liability for hazards, risks and liability to persons (for both death and bodily injury) and property, including product liability insurance and medical malpractice insurance, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities in similar localities; provided, however, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

                  Each of the required policies described in this Section 6.3 shall provide for at least 30 days prior written notice to the Agent of the cancellation, expiration or substantial modification thereof.

         6.4. Financial Statements and Reports. The Company shall maintain a system of accounting in which correct entries shall be made of all transactions in relation to its business and affairs in accordance with generally accepted accounting practice. The fiscal year of the Borrowers shall end on December 31 in each year and the fiscal quarters of the Borrowers shall end on March 31, June 30, September 30 and December 31 in each year.

                  6.4.1. Annual Reports. The Company shall furnish to the Lenders as soon as available, and in any event within 100 days after the end of each fiscal year, the Consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, the Consolidated statement of income and Consolidated statement of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal year (all in reasonable detail) and together, in the case of Consolidated financial statements, with comparative figures for the immediately preceding fiscal year, all accompanied by:

                  (a) Unqualified reports of PricewaterhouseCoopers (or, if they cease to act as auditors of the Company, independent certified public accountants of recognized national standing reasonably satisfactory to the Required Lenders), containing no material uncertainty, to the effect that they have audited the foregoing Consolidated financial statements in accordance with generally accepted auditing standards and that such Consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

                  (b) The statement of such accountants that they have caused this Agreement to be reviewed and that in the course of their audit of the Company and its Subsidiaries no facts have come to their attention that cause them to believe that any Default exists and in particular that they have no knowledge of any Default under Sections
         6.5 through 6.16 or, if such is not the case, specifying such Default and the nature thereof. This statement is furnished by such accountants with the understanding that the examination of such accountants cannot be relied upon to give such accountants knowledge of any such Default except as it relates to accounting or auditing matters within the scope of their audit.

                  (c) A certificate of the Company signed by a Financial Officer, substantially in the form of Exhibit 6.4.1, to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action such Borrower has taken, is taking or proposes to take with respect thereto, and containing a schedule of computations by the Company demonstrating, as of the end of such fiscal year, compliance with the Computation Covenants.

                  (d) Supplements to Exhibits 7.1 and 7.3 showing any changes in the information set forth in such Exhibits not previously furnished to the Lenders in writing, as well as any changes in the Charter, Bylaws or incumbency of officers of any of the Borrowers or their respective Subsidiaries from those previously certified to the Agent.

                  6.4.2. Quarterly Reports. The Company shall furnish to the Lenders as soon as available and, in any event, within 50 days after the end of each of the first three fiscal quarters of the Company, the internally prepared Consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, the Consolidated statements of income and Consolidated statements of cash flows of the Borrowers and their respective Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail) and together, in the case of Consolidated statements, with comparative figures for the same period in the preceding fiscal year, all accompanied by:

                  (a) A certificate of the Company signed by a Financial Officer, substantially in the form of Exhibit 6.4.2

                  (b) Supplements to Exhibits 7.1 and 7.3 showing any changes in the information set forth in such Exhibits not previously furnished to the Lenders in writing, as well as any changes in the Charter, Bylaws or incumbency of officers of any of the Borrowers or their respective Subsidiaries from those previously certified to the Agent.

                  6.4.3. Other Reports. The Borrowers shall promptly furnish to the Lenders:

                  (a) As soon as prepared and in any event within 30 days after the beginning of each fiscal year, an annual budget for such fiscal year of the Company, certified by a Financial Officer of the Company.

                  (b) As soon as available, any material updates of such plan, budget and projections.

                  (c) Any management letters furnished to the Company or any of its Related Entities by the Company's auditors.

                  (d) As soon as practicable but, in any event, within 5 Banking Days after the filing thereof, such registration statements, proxy statements and reports, including, to the extent applicable, Forms S-1, S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed by the Company or any of its Related Entities with the Securities and Exchange Commission.

                  (e) Any material information relating to a material audit or investigation of any Borrower in its capacity as a Medicaid provider by a governmental or administrative agency.

                  6.4.4. Notice of Litigation, Defaults, etc. Each of the Borrowers shall promptly furnish to the Lenders notice of any litigation or any administrative or arbitration proceeding (a) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by any Borrower or any of its Subsidiaries of more than $750,000 or (b) which results, or creates a material risk of resulting, in a Material Adverse Change. Within five Banking Days after acquiring knowledge thereof, such Borrower shall notify the Lenders of the existence of any Default or Material Adverse Change, specifying the nature thereof and what action the Company, such Borrower or such Subsidiary has taken, is taking or proposes to take with respect thereto.

                  6.4.5. ERISA Reports. Each of the Borrowers shall furnish to the Lenders promptly after the same shall become available the following items with respect to any Plan:

                  (a) any request for a waiver of the funding standards or an extension of the amortization period required by sections 303 and 304 of ERISA or section 412 of the Code, promptly after any Control Group Person submits such request to the Department of Labor or the Internal Revenue Service,

                  (b) any reportable event (as defined in section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation, promptly after any Control Group Person learns of such reportable event; and furnish the Bank with a copy of the notice of such reportable event required to be filed with the PBGC, promptly after such notice is required to be given,

                  (c) any notice received by any Control Group Person that the PBGC has instituted or intends to institute proceedings to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization status under Title IV of ERISA, promptly after receipt of such notice,

                  (d) notice of the possibility of the termination of any Plan by its administrator pursuant to section 4041 of ERISA, as soon as any Control Group Person learns of such possibility and in any event prior to such termination; and furnish the Bank with a copy of any notice to the PBGC that a Plan is to be terminated, promptly after any Control Group Person files a copy of such notice, and

                  (e) notice of the intention of any Control Group Person to withdraw, in whole or in part, from any Multiemployer Plan, prior to such withdrawal, and, upon any Bank's request from time to time, of the extent of the liability, if any, of such Person as a result of such withdrawal, to be the best of such Person's knowledge at such time.

                  6.4.6. Other Information. From time to time upon request of any authorized officer of any Lender, each of the Borrowers shall furnish to the Lenders such information regarding the business, assets, financial condition, income or prospects of the Borrowers as such officer may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any of the Borrowers is party. The Lenders' authorized officers and representatives shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Borrowers, to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document.

         6.5.     Certain Financial Tests.

                  6.5.1. Consolidated Total Funded Debt to Consolidated Adjusted EBITDA. Consolidated Total Funded Debt shall not on any date exceed 250% of Consolidated Adjusted EBITDA for the most recently completed period of four consecutive fiscal quarters.

                  6.5.2. Interest Coverage. On the last day of each fiscal quarter of the Company and its Related Entities, Consolidated Adjusted EBITDA for the most recently completed period of four consecutive fiscal quarters minus Capital Expenditures made during such period minus taxes based upon or measured by net income that are actually paid in cash during such period shall exceed 200% of Consolidated Interest Expense for such periods.

                  6.5.3. Consolidated Net Worth. On the last day of each fiscal quarter of the Company and its Related Entities, Consolidated Net Worth shall equal at least the sum of (a) $364,923,862 plus (b) Net Equity Proceeds, plus (c) 50% of Consolidated Net Income (if positive) for each fiscal quarter of the Company ending after the Initial Closing Date.

                  6.5.4. Minimum Consolidated Adjusted EBITDA. Consolidated Adjusted EBITDA for the most recently completed period of four consecutive fiscal quarters shall be, on the Initial Closing Date and on the last day of each fiscal quarter of the Company and its Related Entities that falls on or before the first anniversary of the Initial Closing Date, $65,000,000, and thereafter, on the last day of each fiscal quarter of the Company and its Related Entities that falls on or before the second anniversary of the Initial Closing Date, $80,000,000, and thereafter, on the last day of each fiscal quarter of the Company and its Related Entities, the greater of (i) $90,000,000 and (ii) 85% of Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters ending on June 30, 2003.

         6.6. Indebtedness. None of the Borrowers shall create, incur, assume or otherwise become or remain liable with respect to any Indebtedness except the following:

                  6.6.1.   Indebtedness in respect of the Credit Obligations.

                  6.6.2.   Guarantees permitted by Section 6.7.

                  6.6.3. Current liabilities, other than Consolidated Total Funded Debt, incurred in the ordinary course of business, provided, however that all such Indebtedness, including without limitation trade payables, shall be paid in accordance with Section 6.1.

                  6.6.4. To the extent that payment thereof shall not at the time be required by Section 6.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

                  6.6.5. Indebtedness secured by Liens of carriers, warehouses, mechanics and landlords permitted by Sections 6.8.5 and 6.8.6.

                  6.6.6. Indebtedness in respect of judgments or awards (a) which have been in force for less than the applicable appeal period or
         (b) in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and, in the case of each of clauses (a) and (b), such Borrower shall have taken appropriate reserves therefor in accordance with GAAP and execution of such judgment or award shall not be levied.

                  6.6.7. Indebtedness with respect to deferred compensation in the ordinary course of business and Indebtedness with respect to employee benefit programs (including liabilities in respect of deferred compensation, pension or severance benefits, early termination benefits, disability benefits, vacation benefits and tuition benefits) incurred in the ordinary course of business so long as the Borrower is in compliance with Section 6.13.

                  6.6.8. Indebtedness in respect of customer advances and deposits, deferred income, deferred taxes and other deferred credits arising in the ordinary course of business.

                  6.6.9. Indebtedness relating to deferred gains and deferred taxes arising in connection with sale of assets permitted under
         Section 6.12.

                  6.6.10. Indebtedness in respect of inter-company loans and advances among the Borrowers which are not prohibited by Section 6.9.

                  6.6.11.  Approved Subordinated Debt.

                  6.6.12.  Approved Contingent Debt.

                  6.6.13. Indebtedness to the extent set forth on Exhibit 6.6 and all refinancings and extensions thereof not in excess of the amount thereof outstanding immediately prior to such refinancing or extension.

                  6.6.14. Indebtedness in respect of Capitalized Lease Obligations; provided, however, that the aggregate principal amount of all Indebtedness permitted by this Section 6.6.14 at any one time outstanding shall not exceed $2,000,000.

                  6.6.15.  Indebtedness evidenced by the Subordinated Notes.

                  6.6.16. Indebtedness in respect of purchase money security interests; provided, however, that the aggregate principal amount of all Indebtedness permitted by this Section 6.6.16 at any one time outstanding shall not exceed $2,000,000.

         6.7. Guarantees. None of the Borrowers shall become or remain liable with respect to any Guarantee, including reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties, except the following:

                  6.7.1.   Guarantees of the Credit Obligations.

                  6.7.2. Guarantees outstanding on the Initial Closing Date and described on Exhibit 6.7 (and renewals and replacements thereof) and securing Indebtedness permitted by Section 6.6.13.

                  6.7.3. Guarantees of the Subordinated Notes which are subject to the subordination provisions set forth in Exhibit 1.11 hereto.

                  6.7.4.   Guarantees of Approved Subordinated Debt.

                  6.7.5.   Guarantees of Approved Contingent Debt.

         6.8. Liens. None of the Borrowers shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien, except the following:

                  6.8.1.   Liens that secure the Credit Obligations.

                  6.8.2. Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by Section 6.1.

                  6.8.3. Deposits or pledges made (a) in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (b) in connection with casualty insurance maintained in accordance with Section 6.3, (c) to secure the performance of bids, tenders, contracts (other than contracts relating to Consolidated Total Funded Debt) or leases, (d) to secure statutory obligations or surety or appeal bonds, (e) to secure indemnity, performance or other similar bonds in the ordinary course of business or (f) in connection with contested amounts to the extent that payment thereof shall not at that time be required by Section 6.1.

                  6.8.4. Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by Section 6.6.6.

                  6.8.5. Liens of carriers, warehouses, mechanics and similar Liens, in each case (a) in existence less than 120 days from the date of creation thereof or (b) being contested in good faith by the Borrower in appropriate proceedings (so long as such Borrower shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto).

                  6.8.6. Encumbrances in the nature of (a) zoning restrictions, (b) easements, (c) restrictions of record on the use of real property, (d) landlords' and lessors' Liens on rented premises and (e) restrictions on transfers or assignment of leases, which in each case do not materially detract from the value of the encumbered property or impair the use thereof in the business of any Borrower.

                  6.8.7. Liens to secure Capitalized Lease Obligations permitted by Section 6.6.14.

                  6.8.8. Liens constituting (a) purchase money security interests (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices) in real property, interests in leases or tangible personal property (other than inventory) existing or created on the date on which such property is acquired or within 60 days thereafter, and (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that (i) each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property; and (ii) the aggregate principal amount of all Indebtedness secured by Liens permitted by this Section 6.8.8 shall not exceed the amount permitted by Section 6.6.16.

         6.9. Investments and Permitted Acquisitions. None of the Obligors shall have outstanding, acquire, commit itself to acquire or hold any Investment except for the following:

                  6.9.1. Inter-company loans and advances or equity investments from any Borrower to any other Borrower.

                  6.9.2.   Investments in Cash Equivalents.

                  6.9.3.   Guarantees permitted by Section 6.7.

                  6.9.4. Investments that meet the following requirements (such Investments, "Permitted Acquisitions"):

                  (a) Investments which constitute the acquisition of all of the capital stock, equity, partnership or other beneficial interests in, or substantially all the assets of, any Person that derives substantially all of its revenues from a business, with its primary operations located in the United States, that the Borrowers would be permitted to engage in under Section 6.2.1;

                  (b) The acquisition shall have been approved by a majority of the board of directors or similar governing entity of the Person being acquired;

                  (c) If the acquisition is by Merger, the surviving Person shall be or immediately become an Obligor;

                  (d) The Purchase Price for such acquisition does not exceed $10,000,000 (or, if such Purchase Price exceeds $10,000,000, the Agent and the Required Lenders have approved such acquisition);

                  (e) The Consolidated Adjusted EBITDA of the Person being acquired for the twelve month period ending on the date of acquisition shall be greater than $1.00 (unless otherwise approved by the Agent and the Required Lenders);

                  (f) The Company shall have provided the Agent, at least 5 Banking Days prior to such acquisition, written computations, historical financial statements and projections satisfactory to the Agent demonstrating compliance, on a pro forma historical basis, with Sections 6.5 and 6.9.4(e) as well as a certificate from the chief financial officer of the Company certifying as to the absence of any Default, both immediately before and after giving effect to such acquisition;

                  (g) Contemporaneously with or immediately after such acquisition, the Person being acquired shall either (a) execute and deliver to the Agent a Revolving Note for each Lender and a Joinder Agreement to the Credit Agreement and each other Credit Document in the form of Exhibit 6.9.4 and the Company and the other Guarantors will pledge the stock (but not more than 66% of the voting stock of a Foreign Subsidiary) of the acquired or newly-created entity, and such acquired or newly-created entity shall, within five days of the closing of the acquisition, deliver to the Agent such financing statements, mortgages and other documentation as the Agent shall request to attach a security interest to the assets of such acquired or newly-created entity and to perfect such security interest, or (b) be merged with and into an existing Borrower or a Borrower shall be merged with and into it and such Person shall become a Borrower, in which case the Agent shall have received a certificate of a Financial Officer of the Company to the effect that such merger has been consummated; and

                  (h) If the Purchase Price for such acquisition, or if the Purchase Prices for a series of related acquisitions including such acquisition, exceeds $5,000,000, then the

         Company shall have provided the Agent, at least five (5) Banking Days prior to the closing of such acquisition, with information (in form and substance satisfactory to the Agent) on such acquisition, including copies of all letters of intent and agreements relating thereto, projections and due diligence summaries, if available.

                  6.9.5. Loans to employees not to exceed a principal amount of $1,000,000 in the aggregate at any one time outstanding.

                  6.9.6. Investments representing Indebtedness of any Person owing as a result of the sale by any Borrower in the ordinary course of business to such Person of products, services or tangible property no longer required in such Borrower's business.

                  6.9.7.   Investments described on Exhibit 6.9.7.

         6.10. Distributions. None of the Borrowers shall make any Distribution except the following: (i) Distributions in respect of the redemption of capital stock of the Company from employees of any Borrower; provided, however, that the amount of all such Distributions shall not exceed $500,000 in the aggregate in any fiscal year; (ii) Distributions to the Company by its Subsidiaries; (iii) regularly scheduled payments of interest to the holders of the Subordinated Notes in accordance with the terms of such Subordinated Notes; and (iv) regularly scheduled payments of interest to the holders of Approved Subordinated Debt or Approved Contingent Debt in accordance with the terms of such Approved Subordinated Debt or Approved Contingent Debt.

         6.11. Capital Expenditures. The Borrowers will not make aggregate Capital Expenditures exceeding $10,000,000 in any fiscal year.

         6.12. Asset Dispositions and Mergers. None of the Obligors shall merge or enter into a consolidation or sell, lease, sell and lease back, sublease or otherwise dispose of any of its assets, except the following:

                  6.12.1. So long as immediately prior to and after giving effect thereto there shall exist no Default, the Obligors may sell or otherwise dispose of (a) inventory in the ordinary course of business,
         (b) tangible assets to be replaced in the ordinary course of business within 12 months by other assets of equal or greater value, or (c) tangible assets no longer used or useful in the business of such Obligor; provided, however, that the aggregate fair market value (or book value, if greater) of the assets sold or disposed of pursuant to this clause (c) shall not exceed $1,000,000 in any fiscal year.

                  6.12.2. Any Borrower may merge or be liquidated into any other Borrower.

         6.13. ERISA, etc. Each of the Obligors shall comply, and shall cause all Control Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. Each of the Obligors shall meet, and shall cause all Control Group Persons to meet, all minimum funding requirements applicable to them with respect to any Plan pursuant to section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. At no time shall the Accumulated Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $250,000. Within 45 days after the end of each fiscal year, the Borrowers shall deliver to the Agent an annual actuarial report regarding their compliance with the funding requirements applicable to them with respect to each Multiemployer Plan and each Plan that constitutes a "defined benefit plan" (as defined in ERISA).

         6.14. Transactions with Affiliates. Except with respect to transactions set forth on Exhibit 6.14, none of the Obligors shall effect any transaction with any of their respective Affiliates (except for other Obligors) on a basis less favorable to such Obligor than would be the case if such transaction had been effected with a non-Affiliate.

         6.15.    Environmental Laws.

                  6.15.1. Compliance with Law and Permits. Each of the Obligors shall use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws.

                  6.15.2. Notice of Claims, etc. Each of the Obligors shall immediately notify the Agent, and provide copies upon receipt, of all written claims, complaints, notices or inquiries from governmental authorities relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Agent any actions and proceedings relating to compliance with Environmental Laws.

7. Representations and Warranties. In order to induce the Lenders to extend credit to the Borrowers hereunder, each of the Obligors as are party hereto from time to time jointly and severally represents and warrants as follows:

         7.1.     Organization and Business.

                  7.1.1. The Obligors. Each of the Obligors is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) guarantee the Credit Obligations, and (c) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and Bylaws of each Obligor have been previously delivered to the Agent and are correct and complete.
         Exhibit 7.1, as from time to time hereafter supplemented in accordance with Sections 6.4.1 and 6.4.2, sets forth, as of the later of the date hereof or as of the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections, (i) the name and jurisdiction of incorporation of each

         Obligor and (ii) the address of each Obligor's principal executive office and chief place of business.

                  7.1.2. Qualification. Each of the Borrowers is duly and legally qualified to do business as a foreign corporation and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate result, or pose a material risk of resulting, in any Material Adverse Change.

                  7.1.3. Capitalization. Other than capital stock issued to selling physicians or their advisors as part of the consideration in a Permitted Acquisition or issued to directors, officers and other employees of the Borrowers and other Accredited Investors as defined by Rule 501 under the Securities Act of 1933, as amended, no options, warrants, conversion rights, preemptive rights or other statutory or contractual rights to purchase shares of capital stock or other securities of any Borrower, other than the Company, now exist, nor has any Borrower, other than the Company, authorized any such right, nor is any Borrower, other than the Company, obligated in any other manner to issue shares of its capital stock or other securities.

         7.2.     Financial Statements and Other Information; Material

Agreements.

                  7.2.1. Financial Statements and Other Information. The Borrowers have previously furnished to the Lenders copies of the following:

                  (a) The audited balance sheets of the Borrowers as at December 31, 2000 and the audited statements of income and the audited statements of changes in shareholders' equity and of cash flows of the Borrowers for its fiscal year then ended.

                  (b) The unaudited balance sheets of the Borrowers for the three months ended March 31, 2001 and the unaudited statements of income and of cash flows of the Borrowers for the portion of the fiscal year then ended.

                  The audited financial statements (including the notes thereto) referred to in clause (a) above were prepared in accordance with GAAP and fairly present the financial position of the Borrowers at the date thereof and the results of their operations for the periods covered thereby. The audited financial statements referred to in clause (a) above and the unaudited financial statements referred to in clause (b) above were prepared in accordance with GAAP and fairly present the financial position of the Borrowers at the respective dates thereof and the results of its operations for the periods covered thereby, subject to normal year-end audit adjustment and the addition of footnotes in the case of interim financial statements. Except as described on Exhibit 7.11, none of the Borrowers has any known contingent liability material to it which is not reflected in the balance sheets referred to in clauses (a) or (b) above (or delivered pursuant to Sections 6.4.1 or 6.4.2) or in the notes thereto.

                  7.2.2. Material Agreements. The Borrowers have previously furnished to the Lenders correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements, each as in effect on the date hereof, listed in Exhibit 7.2.2 (the "Material Agreements").

         7.3. Changes in Condition. Since December 31, 2000 no Material Adverse Change has occurred and between December 31, 2000 and the date hereof, except as set forth in Exhibit 7.3, none of the Obligors has entered into any material transaction outside the ordinary course of business except for the transactions contemplated by or otherwise permitted or authorized pursuant to this Agreement and the Material Agreements.

         7.4. Title to Assets. Each of the Borrowers has good and marketable title to or rights to use under leases all assets necessary for or used in the operations of their business as now conducted by them and reflected in the most recent balance sheet referred to in Section 7.2.1 (or the balance sheet most recently furnished to the Lenders pursuant to Sections 6.4.1 or 6.4.2), and to all assets acquired subsequent to the date of such balance sheet, subject to no Liens except for Liens permitted by Section 6.8 or reflected on Exhibit 7.4 and except for assets disposed of as permitted by
Section 6.12.

         7.5. Operations in Conformity With Law, etc. The operations of the Obligors as now conducted or proposed to be conducted are not in violation of, nor is any Obligor in default under, any Legal Requirement presently in effect, except for such violations and defaults as do not and will not, in the aggregate, result, or create a material risk of resulting, in any Material Adverse Change. No Obligor has received notice of any such violation or default or has knowledge of any basis on which the operations of the Obligors, as now conducted and as currently proposed to be conducted after the date hereof, would be held so as to violate or to give rise to any such violation or default, except for such violations and defaults as do not and will not, in the aggregate, result, or create a material risk of resulting, in any Material Adverse Change

         7.6. Litigation. Except as otherwise set forth in Exhibit 7.6, no litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of any Borrower, threatened which may involve any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or creates a material risk of resulting, in any Material Adverse Change or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds any Obligor which has resulted, or creates a material risk of resulting, in any Material Adverse Change.

         7.7. Authorization and Enforceability. Each of the Obligors has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. No consent of stockholders of any Obligor is necessary in order to authorize the execution, delivery or performance of this Agreement or any other Credit Document to which such Obligor is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of each Obligor party thereto and is enforceable against such Obligor in accordance with its terms.

         7.8. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Credit Security, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Agreement or any other Credit Document, has constituted or resulted in or will constitute or result in:

                  (a) any breach or termination of the provisions of any material agreement, instrument, deed or lease to which any Obligor is a party or by which it is bound, or of the Charter or By-laws of any Obligor;

                  (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to any Obligor;

                  (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Credit Obligations) upon any of the assets of any Obligor; or

                  (d) any redemption, retirement or other repurchase obligation of any Obligor under any Charter, Bylaw, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by any Obligor in connection with the execution, delivery and performance of this Agreement, the Revolving Notes or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing hereunder, the guaranteeing of the Credit Obligations or the securing of the Credit Obligations with the Credit Security.

         7.9. Defaults. None of the Obligors is in default under any provision of its Charter or By-laws or of this Agreement or any other Credit Document. None of the Obligors is in default under any provision of any material agreement, instrument, deed or lease to which it is party or by which it or its property is bound, except as does not and will not, in the aggregate, result, or create a material risk of resulting, in any Material Adverse Change. None of the Obligors has violated any law, judgment, decree or governmental order, rule or regulation, in each case so as to result, or create a material risk of resulting, in any Material Adverse Change.

         7.10. Licenses, etc. The Obligors have all patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, franchises, permits, authorizations and other rights as are necessary for the conduct of the business of the Obligors as now conducted by them in all material respects. All of the foregoing are in full force and effect in all material respects, and each of the Obligors is in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or creates a material risk of resulting, in any Material Adverse Change. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, franchise or other right or which affects the rights of any of the Obligors thereunder so as to result, or to create a material risk of resulting, in any Material Adverse Change. No litigation or other proceeding or dispute exists with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing which has resulted, or creates a material risk of resulting, in any Material Adverse Change.

         7.11. Tax Returns. Each of the Obligors has filed all material tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to any assessment received by it. Except as disclosed on Exhibit 7.11, none of the Obligors knows of any material additional assessments or any basis therefor. Each of the Obligors reasonably believes that the charges, accruals and reserves on the books of the Obligors in respect of taxes or other governmental charges are adequate.

         7.12. Future Expenditures. None of the Obligors anticipate that the future expenditures, if any, by the Obligors needed to meet the provisions of any federal, state or foreign governmental statutes, orders, rules or regulations will be so burdensome as to result, or create a material risk of resulting, in any Material Adverse Change.

         7.13.    Environmental Regulations.

                  7.13.1. Environmental Compliance. Each of the Borrowers is in compliance in all material respects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, RCRA, CERCLA and any other Environmental Law in effect in any jurisdiction in which any properties of the Borrowers are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states or foreign countries in which the Borrowers conduct their businesses other than those which in the aggregate have not resulted, and do not create a material risk of resulting, in a Material Adverse Change.

                  7.13.2. Environmental Litigation. No suit, claim, action or proceeding of which any Borrower has been given notice or otherwise has knowledge is now pending before any court, governmental agency or board or other forum, or to any Borrower's knowledge, threatened by any Person (nor to any Borrower's knowledge, does any factual basis exist therefor) for, and none of the Borrowers have received written correspondence from any federal, state or local governmental authority with respect to:

                  (a)      noncompliance by any Borrower with any Environmental
         Law;

                  (b) personal injury, wrongful death or other tortious conduct relating to materials, commodities or products used, generated, sold, transferred or manufactured by any Borrower (including products made of, containing or incorporating asbestos, lead or other hazardous materials, commodities or toxic substances); or

                  (c) the release into the environment by any Borrower of any Hazardous Material generated by any Borrower whether or not occurring at or on a site owned, leased or operated by any Borrower.

                  7.13.3. Environmental Condition of Properties. None of the properties owned or leased by any Borrower has been used as a treatment, storage or disposal site, other than as disclosed in
         Exhibit 7.13 except uses which have not resulted, and do not create a material risk of resulting, in a Material Adverse Change. No Hazardous Material is present in any real property currently or formerly owned or operated by any Borrower except that which has not resulted, and does not create a material risk of resulting, in a Material Adverse Change.

         7.14. Pension Plans. Each Plan (other than a Multiemployer Plan) and, to the knowledge of each of the Obligors, each Multiemployer Plan is in material compliance with the applicable provisions of ERISA and the Code and with Section 6.13. Each Multiemployer Plan and each Plan that constitutes a "defined benefit plan" (as defined in ERISA) are set forth in Exhibit 7.14. Each Control Group Person has met all of the funding standards applicable to all Plans that are not Multiemployer Plans, and no condition exists which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan under section 4042 of ERISA. To the best knowledge of each of the Obligors, no Plan that is a Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA.

         7.15. Acquisition Agreement, etc. Each Acquisition Agreement is a valid and binding contract as to the Borrower party thereto and, to the best of such Borrower's knowledge, as to the Sellers party thereto. Such Borrower is not in default in any material respect of its obligations under any Acquisition Agreement and, to the best of such Borrower's knowledge, the Sellers party thereto are not in default in any material respect of any of their obligations thereunder. The representations and warranties of such Borrower set forth in each Acquisition Agreement are true and correct in all material respect as of the date hereof with the same force and effect as though made on and as of the date hereof. To the best of such Borrower's knowledge all of the representations and warranties of the Sellers set forth in each Acquisition Agreement are true and correct in all material respects as of the date hereof with the same force and effect as though made on and as of the date hereof.

         7.16. Disclosure. Neither this Agreement nor any other Credit Document to be furnished to the Lenders by or on behalf of any Obligor in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No fact is actually known to any Obligor which has resulted, or in the future (so far as any Obligor can reasonably foresee) will result, or creates a material risk of resulting, in any Material Adverse Change, except to the extent that present or future general economic conditions may result in a Material Adverse Change.

8.       Defaults.

         8.1. Events of Default. The following events are referred to as "Events of Default":

                  8.1.1. Payment. Any Borrower shall fail to make any payment in respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of three Banking Days, (b) any Credit Obligation with respect to payments made by any Letter of Credit Issuer under any Letter of Credit or any draft drawn thereunder within three Banking Days after demand therefor by such Letter of Credit Issuer, or (c) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

                  8.1.2. Specified Covenants. Any Obligor shall fail to perform or observe any of the provisions of Section 6.4.5 or Sections
         6.5 through and including 6.15.

                  8.1.3. Other Covenants. Any Obligor shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rectified or cured to the written satisfaction of the Required Lenders within 30 days after the earlier of (a) notice thereof by the Agent to the Borrowers or (b) knowledge thereof by the Chief Executive Officer or Chief Financial Officer of the Company.

                  8.1.4. Representations and Warranties. Any representation or warranty of or with respect to any Obligor made to the Lenders or the Agent in, pursuant to or in connection with this Agreement or any other Credit Document shall be materially false on the date as of which it was made.

                  8.1.5. Cross Default. Any Obligor shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Indebtedness or of any Capitalized Lease (other than the Credit Obligations) outstanding in an aggregate amount of principal (whether or not due) of $1,000,000 or more or shall fail to perform or observe any material terms evidencing or securing any such Indebtedness or Capitalized Lease, the result of which failure is to permit the holder of such Indebtedness or Capitalized Lease to cause such Indebtedness or Capitalized Lease to become due before its stated maturity.

                  8.1.6. Enforceability, etc. Any Credit Document or any Material Agreement shall cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect; or any Obligor in respect of any Credit Document or any Material Agreement shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement or any other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby.

                  8.1.7. Medicaid, etc. Any of the Borrowers receives notice of exclusion from eligibility from Medicaid or any of the Borrowers or their officers, employees or agents engage in activities which are prohibited by any of the federal Medicare and Medicaid Anti-Kickback Statute, 42 U.S.C. ss.1320a-7b, the Ethics in Patient Referrals Act (the "Stark Law") 42 U.S.C. ss.1395 nn, as amended, the regulations promulgated thereunder, or related state or local statutes or regulations or which are prohibited by rules of professional conduct except where the failure to so comply could not result in a Material Adverse Effect.

                  8.1.8. Change of Control. There shall be a change of control in the Company which may consist of any of (i) the acquisition by any Person or group of Persons acting as a group of beneficial ownership (within the meaning of the Securities Exchange Act of 1934, as amended), directly or indirectly, of thirty-five percent (35%) or more of the voting capital stock of the Company, or (ii) the board of directors of the Company ceasing to consist of at least a majority of
         (x) directors of the Company in office on the Initial Closing Date plus (y) directors elected since the Initial Closing Date by a majority of directors in office on the Initial Closing Date.

                  8.1.9. Judgments. A final judgment (a) which, with other outstanding final judgments against the Obligors, exceeds an aggregate of $2,500,000 in excess of applicable insurance coverage shall be rendered against any Obligor, or (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Change and in either case if, (i) within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 60 days after the expiration of any such stay, such judgment shall not have been discharged.

                  8.1.10. ERISA. Any "reportable event" (as defined in section 4043 of ERISA) shall have occurred that reasonably could be expected to result in termination of a Material Plan or the appointment by the appropriate United States District Court of a trustee to administer any Material Plan or the imposition of a Lien in favor of a Material Plan; or any ERISA Group Person shall fail to pay when due amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Material Plan under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any ERISA Group Person or administrator; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any ERISA Group Person to enforce section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated.

                  8.1.11. Bankruptcy, etc. Any Obligor (other than a Bankruptcy Eligible Obligor) shall:

                  (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                  (b) (i) have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within 60 days after the date on which such petition is filed, or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

                  (c) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                  (d) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent,
         (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

                  (e) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

         8.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur and be continuing, then in each and every such case:

                  8.2.1. Terminate Obligation to Extend Credit. The Agent on behalf of the Lenders may (and upon written request of the Lenders holding at least one-third of the Percentage Interests the Agent shall) terminate the obligations of the Lenders to make any further extensions of credit under the Credit Documents by furnishing notice of such termination to the Borrowers.

                  8.2.2. Specific Performance; Exercise of Rights. The Agent on behalf of the Lenders may (and upon written request of the Lenders holding at least one-third of the Percentage Interests the Agent shall) proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

                  8.2.3. Acceleration. The Agent on behalf of the Lenders may (and upon written request of the Lenders holding at least one-third of the Percentage Interests the Agent shall) by notice in writing to the Borrowers declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable, require the Borrower immediately to deposit with the Agent in cash an amount equal to the then Letter of Credit Exposure (which cash shall be held and applied as provided in Section 4.2), and thereupon such unpaid balance or part thereof and such amount equal to the Letter of Credit Exposure shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable.

                  8.2.4. Enforcement of Payment. The Agent on behalf of the Lenders may (and upon written request of the Lenders holding at least one-third of the Percentage Interests the Agent shall) proceed to enforce payment of the Credit Obligations in such manner as it may elect to cancel, or instruct other Letter of Credit Issuers to cancel, any outstanding Letters of Credit which permit the cancellation thereof. The Lenders may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations. The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

                  8.2.5. Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

         8.3. Annulment of Defaults. Any Default or Event of Default shall be deemed not to exist or to have occurred for any purpose of the Credit Documents if the Required Lenders or the Agent (with the consent of the Required Lenders) shall have waived such Default or Event of Default in writing, stated in writing that the same has been cured to such Lenders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the Lenders or the Agent shall extend to or affect any subsequent Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

         8.4. Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, each of the Obligors waives:

                  (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

                  (b) any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under this Agreement, the Revolving Notes, the Swingline Note or any other Credit Document;

                  (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

                  (d) any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement, the Revolving Notes, the Swingline Note or any other Credit Document or with respect to the Credit Obligations.

9.       Guarantees.

         9.1. Guarantees of Credit Obligations. Each Guarantor unconditionally jointly and severally guarantees that the Credit Obligations will be performed and will be paid in full in immediately available funds when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent. In the event any part of the Credit Obligations shall not have been so paid in full when due and payable, each Guarantor will, immediately upon notice by the Agent or, without notice, immediately upon the occurrence of a Bankruptcy Default, pay or cause to be paid to the Agent for the account of each Lender in accordance with the Lenders' respective Percentage Interests the amount of such Credit Obligations which are then due and payable and unpaid. The obligations of each Guarantor hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Credit Obligations as against any other Obligor, any other guarantor thereof or any other Person. For purposes hereof, the Credit Obligations shall be due and payable when and as the same shall be due and payable under the terms of this Agreement or any other Credit Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law.

         9.2. Continuing Obligation. Each Guarantor acknowledges that the Lenders and the Agent have entered into this Agreement (and, to the extent that the Lenders or the Agent may enter into any future Credit Document, will have entered into such agreement) in reliance on this Section 9 being a continuing irrevocable agreement, and such Guarantor agrees that its guarantee may not be revoked in whole or in part. The obligations of the Guarantors hereunder shall terminate when the commitment of the Lenders to extend credit under this Agreement shall have terminated and all of the Credit Obligations have been indefeasibly paid in full in immediately available funds and discharged; provided, however, that:

                  (a) if a claim is made upon the Lenders at any time for repayment or recovery of any amounts or any property received by the Lenders from any source on account of any of the Credit Obligations and the Lenders repay or return any amounts or property so received (including interest thereon to the extent required to be paid by the Lenders) or

                  (b) if the Lenders become liable for any part of such claim by reason of (i) any judgment or order of any court or administrative authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim, then the Guarantors shall remain liable under this Agreement for the amounts so repaid or property so returned or the amounts for which the Lenders become liable (such amounts being deemed part of the Credit Obligations) to the same extent as if such amounts or property had never been received by the Lenders, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Credit Obligations. Not later than five days after receipt of notice from the Agent, the Guarantors shall jointly and severally pay to the Agent an amount equal to the amount of such repayment or return for which the Lenders have so become liable. Payments hereunder by a Guarantor may be required by the Agent on any number of occasions.

         9.3. Waivers with Respect to Credit Obligations. Except to the extent expressly required by this Agreement or any other Credit Document, each Guarantor waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

                  (a) presentment, demand for payment and protest of nonpayment of any of the Credit Obligations, and notice of protest, dishonor or nonperformance;

                  (b) notice of acceptance of this guarantee and notice that credit has been extended in reliance on the Guarantor's guarantee of the Credit Obligations;

                  (c) notice of any Default or of any inability to enforce performance of the obligations of the Company or any other Person with respect to any Credit Document, or notice of any acceleration of maturity of any Credit Obligations;

                  (d) demand for performance or observance of, and any enforcement of any provision of, the Credit Obligations, this Agreement or any other Credit Document or any pursuit or exhaustion of rights or remedies with respect to any Credit Security or against the Company or any other Person in respect of the Credit Obligations or any requirement of diligence or promptness on the part of the Agent or the Lenders in connection with any of the foregoing;

                  (e) any act or omission on the part of the Agent or the Lenders which may impair or prejudice the rights of the Guarantor, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from the Company or any other Person, or otherwise operate as a deemed release or discharge;

                  (f) failure or delay to perfect or continue the perfection of any security interest in any Credit Security or any other action which harms or impairs the value of, or any failure to preserve or protect the value of, any Credit Security;

                  (g) any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

                  (h) any "single action" or "anti-deficiency" law which would otherwise prevent the Lenders from bringing any action, including any claim for a deficiency, against the Guarantor before or after the Agent's or the Lenders' commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Agent or the Lenders;

                  (i) all demands and notices of every kind with respect to the foregoing; and

                  (j) to the extent not referred to above, all defenses (other than payment) which the Company may now or hereafter have to the payment of the Credit Obligations, together with all suretyship defenses, which could otherwise be asserted by such Guarantor.

Each Guarantor represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this Section 9.3.

         No delay or omission on the part of the Agent or the Lenders in exercising any right under this Agreement or any other Credit Document or under any guarantee of the Credit Obligations or with respect to the Credit Security shall operate as a waiver or relinquishment of such right. No action which the Agent or the Lenders or the Company may take or refrain from taking with respect to the Credit Obligations, including any amendments thereto or modifications thereof or waivers with respect thereto, shall affect the provisions of this Agreement or the obligations of the Guarantor hereunder. None of the Lenders' or the Agent's rights shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which the Agent or the Lenders may have or otherwise be charged with.

         9.4. Lenders' Power to Waive, etc. Each Guarantor grants to the Lenders full power in their discretion, without notice to or consent of such Guarantor, such notice and consent being expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of the Guarantor under its guarantee hereunder:

                  (a) To waive compliance with, and any Default under, and to consent to any amendment to or modification or termination of any terms or provisions of, or to give any waiver in respect of, this Agreement, any other Credit Document, the Credit Security, the Credit Obligations or any guarantee thereof (each as from time to time in effect);

                  (b) To grant any extensions of the Credit Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Obligors or any other Person in respect of the Credit Obligations, whether or not rights against the Guarantor under this Agreement are reserved in connection therewith;

                  (c) To take security in any form for the Credit Obligations, and to consent to the addition to or the substitution, exchange, release or other disposition of, or to deal in any other manner with, any part of any property contained in the Credit Security whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of the Credit Obligations and to proceed against any of the Credit Security or such guarantees in any order;

                  (d) To collect or liquidate or realize upon any of the Credit Obligations or the Credit Security in any manner or to refrain from collecting or liquidating or realizing upon any of the Credit Obligations or the Credit Security; and

                  (e) To extend credit under this Agreement, any other Credit Document or otherwise in such amount as the Lenders may determine, including increasing the amount of credit and the interest rate and fees with respect thereto, even though the condition of the Obligors (financial or otherwise on an individual or Consolidated basis) may have deteriorated since the date hereof.

         9.5. Information Regarding the Borrowers, etc. Each Guarantor has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Each Guarantor waives any obligation which may now or hereafter exist on the part of the Agent or the Lenders to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each Guarantor undertakes to keep itself informed of such risks and any changes therein. Each Guarantor expressly waives any duty which may now or hereafter exist on the part of the Agent or the Lenders to disclose to the Guarantor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Borrowers or their respective Affiliates or their properties or management, whether now or hereafter known by the Agent or the Lenders. Each Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Borrowers all information concerning this Agreement and all other Credit Documents and all other information as to the Borrowers and their respective Affiliates or their properties or management as such Guarantor deems necessary or desirable.

         9.6. Certain Guarantor Representations. Each Guarantor represents that:

                  (a) it is in its best interest and in pursuit of the purposes for which it was organized as an integral part of the business conducted and proposed to be conducted by the Borrowers and their respective Subsidiaries, and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by them, to induce the Lenders to enter into this Agreement and to extend credit to the Borrowers by making the Guarantees contemplated by this Section 9,

                  (b) the credit available hereunder will directly or indirectly inure to its benefit,

                  (c) by virtue of the foregoing it is receiving at least reasonably equivalent value from the Lenders for its Guarantee,

                  (d) it will not be rendered insolvent as a result of entering into this Agreement,

                  (e) after giving effect to the transactions contemplated by this Agreement, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they become absolute and matured,

                  (f) it has, and will have, access to adequate capital for the conduct of its business,

                  (g) it has the ability to pay its debts from time to time incurred in connection with its business as such debts mature, and

                  (h) it has been advised by the Agent that the Lenders are unwilling to enter into this Agreement unless the Guarantees contemplated by this Section 9 are given by it.

         9.7. Subrogation. Each Guarantor agrees that, until the Credit Obligations are paid in full, it will not exercise any right of reimbursement, subrogation, contribution, offset or other claims against the other Obligors arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Agreement. After the payment in full of the Credit Obligations, each Guarantor shall be entitled to exercise against the Borrowers and the other Obligors all such rights of reimbursement, subrogation, contribution and offset, and all such other claims, to the fullest extent permitted by law.

         9.8. Subordination. Each Guarantor covenants and agrees that, after the occurrence of an Event of Default, all Indebtedness, claims and liabilities then or thereafter owing by the Borrowers or any other Obligor to such Guarantor whether arising hereunder or otherwise are subordinated to the prior payment in full of the Credit Obligations and are so subordinated as a claim against such Obligor or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any Event of Default exists.

9.9. Future Subsidiaries; Further Assurances. Each Borrower will from time to time cause (a) any present Material Related Entity that is not a Guarantor within 30 days after notice from the Agent or (b) any future Material Related Entity within 30 days after any such Person becomes a Material Related Entity, to join this Agreement as a Borrower and a Guarantor pursuant to a joinder agreement in the form attached hereto as Exhibit 5.2.2. Each Guarantor will, promptly upon the request of the Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Agent deems necessary or advisable to carry out the intent and purposes of this Section 9.

10.      Expenses; Indemnity.

         10.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company will pay:

                  (a) all reasonable expenses of the Agent (including the out-of-pocket expenses related to forming the group of Lenders and reasonable fees and disbursements of the counsel to the Agent) in connection with the preparation and duplication of this Agreement, each other Credit Document, the transactions contemplated hereby and thereby and amendments, waivers, consents and other operations hereunder and thereunder;

                  (b) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document, or the incurrence of the Credit Obligations; and

                  (c) to the extent not prohibited by applicable law that cannot be waived, after the occurrence and during the continuance of any Default or Event of Default, all other reasonable expenses incurred by the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document, including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by the Lenders on a salaried basis) and expenses.

         10.2. General Indemnity. The Borrowers shall indemnify the Lenders and the Agent and hold them harmless from any liability, loss or damage resulting from the violation by the Borrowers of Section 2.4. In addition, the Borrowers shall indemnify each Lender, the Agent, each of the Lenders' or the Agent's directors, officers and employees, and each Person, if any, who controls any Lender or the Agent (each Lender, the Agent and each of such directors, officers, employees and control Persons is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving any of the

Obligors or their Affiliates, (b) any litigation or investigation involving the Obligors or their Affiliates, or any officer, director or employee thereof, or
(c) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply to litigation commenced by any Borrower or Obligor against the Lenders or the Agent which seeks enforcement of any of the rights of such Borrower or Obligor hereunder or under any other Credit Document and is determined adversely to the Lenders or the Agent in a final nonappealable judgment or to the extent such claims, damages, liabilities and expenses result from a Lender's or the Agent's gross negligence or willful misconduct.


         10.3. Indemnity With Respect to Letters of Credit. The Borrower shall indemnify each Letter of Credit Issuer and its correspondents and hold each of them harmless from and against any and all claims, losses, liabilities, damages and reasonable expenses (including reasonable attorneys' fees) arising from or in connection with any Letter of Credit, including any such claim, loss, liability, damage or expense arising out of any transfer, sale, delivery, surrender or endorsement of any invoice, bill of lading, warehouse receipt or other document at any time held by the Agent, such Letter of Credit Issuer or held for their respective accounts by any of their correspondents, in connection with any Letter of Credit, except to the extent such claims, losses, liabilities, damages and expenses result from gross negligence or willful misconduct on the part of the Agent or any other Letter of Credit Issuer.

11.      Operations; Agent.

         11.1. Interests in Credits. The percentage interest of each Lender in the Revolving Loan, the Letter of Credit Exposure and the related Commitments, shall be computed based on the maximum principal amount for each Lender as follows:

                                                                           Percentage Interest of Revolving
                                               Maximum Principal                    Loan and Letter
                                            Amount of Revolving Loan              of Credit Exposure
                                            ------------------------       --------------------------------
      Fleet National Bank                        $  37,500,000                            45.46%
      Firstar Bank N.A                           $  25,000,000                            30.30%
      UBS AG, Stamford Branch                    $  15,000,000                            18.18%
      The International Bank of                  $   5,000,000                             6.06%
      Miami, N.A
      Total                                      $  82,500,000                              100%

The foregoing percentage interests, as from time to time in effect and reflected in the Register, are referred to as the "Percentage Interests" with respect to all or any portion of the Revolving Loan, and Letter of Credit Exposure, and the related Commitments.

         11.2. Agent's Authority to Act, etc. Each of the Lenders appoints and authorizes the Agent to act for the Lenders as the Lenders' Agent in connection with the transactions contemplated by this Agreement and the other Credit Documents on the terms set forth herein. In acting hereunder, the Agent is acting for the account of the Agent to the extent of its Percentage Interest in each Loan and for the account of each other Lender to the extent of the Lenders' respective Percentage Interests, and all action in connection with the enforcement of, or the exercise of any remedies (other than the Lenders' rights of set-off as provided in Section 8.2.4 or in any Credit Document) in respect of the Credit Obligations and Credit Documents shall be taken by the Agent. No other agent or arranger named hereunder (other than the Agent) shall have any duties or obligations under the Credit Documents.

         11.3. Borrowers to Pay Agent, etc. Each Obligor shall be fully protected in making all payments in respect of the Credit Obligations to the Agent, in relying upon consents, modifications and amendments executed by the Agent purportedly on the Lenders' behalf, and in dealing with the Agent as herein provided. The Agent may charge the accounts of the Borrowers, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Revolving Loan, Swingline Loan, any amounts paid by the Letter of Credit Issuers to third parties under Letters of Credit or drafts presented thereunder, commitment fees and all other fees and amounts owing under any Credit Document.

         11.4.    Lender Operations for Advances.

                  11.4.1. Advances. On each Closing Date, each Lender shall advance to the Agent in immediately available funds such Lender's Percentage Interest in the portion of the Revolving Loan advanced on such Closing Date prior to 2:00 p.m. (Boston time). If such funds are not received at such time, but all applicable conditions set forth in
         Section 5 have been satisfied, each Lender authorizes and requests the Agent to advance for the Lender's account, pursuant to the terms hereof, the Lender's respective Percentage Interest in such portion of the Revolving Loan and agrees to reimburse the Agent in immediately available funds for the amount thereof prior to 3:00 p.m. (Boston time) on the day any portion of the Revolving Loan is advanced hereunder; provided, however, that the Agent is not authorized to make any such advance for the account of any Lender who has previously notified the Agent in writing that such Lender will not be performing its obligations to make further advances hereunder; and provided, further, that the Agent shall be under no obligation to make any such advance.

                  11.4.2. Letters of Credit. Each of the Lenders authorizes and requests each Letter of Credit Issuer to issue the Letters of Credit provided for in Section 2.2 and to grant each Lender a participation in each of such Letters of Credit in an amount equal to its Percentage Interest in the amount of each such Letter of Credit. Promptly upon the request of the Letter of Credit Issuer, each Lender shall reimburse the Letter of Credit Issuer in immediately available funds for such Lender's Percentage Interest in the amount of all obligations to third parties incurred by the Letter of Credit Issuer in respect of each Letter of Credit and each draft accepted under a Letter of Credit to the extent not reimbursed by the Borrower by 2:00 p.m. (Boston time) on the Banking Day when due. The Letter of Credit Issuer will notify each Lender of the issuance of any Letter of Credit, the amount and date of payment of any draft drawn or accepted under a Letter of Credit and whether in connection with the payment of any such draft the amount thereof was added to the Revolving Loan or was reimbursed by the Borrower.

                  11.4.3. Agent to Allocate Payments, etc. All payments of principal and interest in respect of the extensions of credit made pursuant to this Agreement, reimbursement of amounts paid by any Letter of Credit Issuer to third parties under Letters of Credit or drafts presented thereunder, commitment fees, Letter of Credit fees and other fees under this Agreement shall, as a matter of convenience, be made by the Borrowers and the Guarantors to the Agent in immediately available funds. The share of each Lender shall be credited to such Lender by the Agent in immediately available funds in such manner that the principal amount of the Credit Obligations to be paid shall be paid proportionately in accordance with the Lenders' respective Percentage Interests in such Credit Obligations, except as otherwise provided in this Agreement. Under no circumstances shall any Lender be required to produce or present its Revolving Notes as evidence of its interests in the Credit Obligations in any action or proceeding relating to the Credit Obligations.

                  11.4.4. Delinquent Lenders; Nonperforming Lenders. In the event that any Lender fails to reimburse the Agent pursuant to Section
         11.4.1 for the Percentage Interest of such Lender (a "Delinquent Lender") in any credit advanced by the Agent pursuant hereto, overdue amounts (the "Delinquent Payment") due from the Delinquent Lender to the Agent shall bear interest, payable by the Delinquent Lender on demand, at a per annum rate equal to (a) the Federal Funds Rate for the first three days overdue and (b) the sum of 2% plus the Federal Funds Rate for any longer period. Such interest shall be payable to the Agent for its own account for the period commencing on the date of the Delinquent Payment and ending on the date the Delinquent Lender reimburses the Agent on account of the Delinquent Payment (to the extent not paid by the Company as provided below) and the accrued interest thereon (the "Delinquency Period"), whether pursuant to the assignments referred to below or otherwise. Upon notice by the Agent, the Borrowers will pay to the Agent the principal (but not the interest) portion of the Delinquent Payment. During the Delinquency Period, in order to make reimbursements for the Delinquent Payment and accrued interest thereon, the Delinquent Lender shall be deemed to have assigned to the Agent all interest, commitment fees and other payments made by the Borrowers under Section 3 that would have thereafter otherwise been payable under the Credit Documents to the Delinquent Lender. During any other period in which any Lender is not performing its obligations to extend credit under Section 2 (a "Nonperforming Lender"), the Nonperforming Lender shall be deemed to have assigned to each Lender that is not a Nonperforming Lender (a "Performing Lender") all principal and other payments made by the Borrowers under Section 4 that would have thereafter otherwise been payable under the Credit Documents to the Nonperforming Lender. The Agent shall credit a portion of such payments to each Performing Lender in an amount equal to the Percentage Interest of such Performing Lender in an amount equal to the Percentage Interest of such Performing Lender divided by one minus the Percentage Interest of the Nonperforming Lender until the respective portions of the Revolving Loan owed to all the Lenders are the same as the Percentage Interests of the Lenders immediately prior to the failure of the Nonperforming Lender to perform its obligations under Section 2. The foregoing provisions shall be in addition to any other remedies the Agent, the Performing Lenders or the Borrowers may have under law or equity against the Delinquent Lender as a result of the Delinquent Payment or against the Nonperforming Lender as a result of its failure to perform its obligations under Section 2.

         11.5. Sharing of Payments, etc. Each Lender agrees that (a) if by exercising any right of set-off or counterclaim or otherwise, it shall receive payment of (i) a proportion of the aggregate amount due with respect to its Percentage Interest in the Revolving Loan and Letter of Credit Exposure which is greater than (ii) the proportion received by any other Lender in respect of the aggregate amount due with respect to such other Lender's Percentage Interest in the Revolving Loan and Letter of Credit Exposure and (b) if such inequality shall continue for more than 10 days, the Lender receiving such proportionately greater payment shall purchase participations in the Percentage Interests in the Revolving Loan and Letter of Credit Exposure held by the other Lenders, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Lender through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Revolving Loan and Letter of Credit Exposure held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Percentage Interests in the Revolving Loan; provided, however, that this Section 11.5 shall not impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of any Obligor other than such Obligor's Indebtedness with respect to the Revolving Loan and Letter of Credit Exposure. Each Lender that grants a participation in the Credit Obligations to a Credit Participant shall require as a condition to the granting of such participation that such Credit Participant agree to share payments received in respect of the Credit Obligations as provided in this Section 11.5. The provisions of this Section
11.5 are for the sole and exclusive benefit of the Lenders and no failure of any Lender to comply with the terms hereof shall be available to any Obligor as a defense to the payment of the Credit Obligations.

         11.6. Amendments, Consents, Waivers, etc. The Agent may admit additional Lenders who shall make Commitments or allow existing Lenders to increase their Commitments; provided, however, that without consent obtained in accordance with Sections 11.6(b)(iii) the aggregate Commitments shall not exceed $125,000,000. Except as otherwise set forth herein, the Agent may, with the written consent of Lenders owning at least 51% of the Percentage Interests (disregarding the Percentage Interest of any Delinquent Lenders during the existence of a Delinquency Period so long as such Delinquent Lender is treated the same as the other Lenders with respect to any actions contemplated below), and upon the written request of the Required Lenders the Agent shall, take or refrain from taking any action under this Agreement or any other Credit Document, including giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Credit Document or any Default or Event of Default, all of which actions shall be binding upon all of the Lenders; provided, however, that:

                  (a) Without the written consent of Lenders owning at least 51% of the Percentage Interests (disregarding the Percentage Interest of any Delinquent Lenders during the existence of a Delinquency Period so long as such Delinquent Lender is treated the same as the other Lenders with respect to any actions enumerated below), no written modification of, amendment to, consent with respect to, waiver of compliance with or waiver of a Default under any of the Credit Documents, or under Sections 6.5 through 6.16, the related defined terms or this Section 11.6 shall be made.

                  (b) Without the written consent of such Lenders as own 100% of the Percentage Interests in the Revolving Loan (other than Delinquent Lenders during the existence of a Delinquency Period so long as such Delinquent Lender is treated the same as the other Lenders with respect to any actions enumerated below):

                           (i) No reduction shall be made in (i) the amount of principal of the Loan or reimbursement obligations for payments made under Letters of Credit, (ii) the interest rate on the Revolving Loan or the Swingline Loan or (iii) the Letter of Credit fees or commitment fees.

                           (ii) No change shall be made in the stated time of payment of all or any portion of the Loan or interest thereon or reimbursement of payments made under Letters of Credit or fees relating to any of the foregoing payable to all of the Lenders and no waiver shall be made of any Default under Section 8.1.1.

                           (iii) Except for additional Commitments from new Lenders or increased Commitments from existing Lenders expressly contemplated by Section 11.6 hereof, no increase shall be made in the amount, or extension of the term, of the Commitments beyond that provided for under Section 2.

                           (iv) No release of, or subordination of the Lenders' interests in, all or substantially all of the Credit Security and no release of the Borrower or any material Guarantor shall be made (in any event, without the written consent of the Lenders, the Agent may release particular items of Credit Security or particular Guarantors in dispositions permitted by Section 6.12, as modified by amendments thereto approved by the Required Lenders, and may release all Credit Security pursuant to Section 15 upon payment in full of the Credit Obligations and termination of the Commitments).

                           (v) No alteration shall be made of the Lenders' rights of set-off contained in Section 8.2.4.

                           (vi)     No amendment to or modification of this
                  Section 11.6 or the definition of "Required Lenders" shall be made.

                  (c) Without the written consent of a Letter of Credit Issuer, no amendment of modification of any Credit Document shall affect the rights or duties of such Letter of Credit Issuer under the Credit Documents.


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

         11.7. Agent's Resignation. The Agent may resign at any time by giving at least 60 days' prior written notice of its intention to do so to each other of the Lenders and the Borrowers. Upon any such resignation, the Lenders (other than the resigning Agent) shall have the right to appoint a successor Agent, subject, unless an Event of Default shall have occurred and be continuing, to the Borrower's consent, such consent not to be unreasonably withheld. If no successor to the Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) calendar days after the resigning Agent's giving of notice of resignation, then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent from among the remaining Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The new Agent appointed pursuant to this Section 11.7 shall immediately issue new Letters of Credit in place of Letters of Credit previously issued by the resigning Agent, or if acceptable to the resigning Agent, issue letters of credit in favor of the resigning Agent as security for such outstanding Letters of Credit and shall in due course replace all Letters of Credit previously issued by the resigning Agent. In connection with the appointment of a successor Agent, the Borrowers shall deliver to the Agent a processing and recordation fee of $3,000. Upon the appointment of a new Agent hereunder, the term "Agent" shall for all purposes of this Agreement thereafter mean such successor. After any retiring Agent's resignation hereunder as Agent, the provisions of this Agreement shall continue to inure to the benefit of such Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         11.8.    Concerning the Agent.

                  11.8.1. Action in Good Faith, etc. The Agent and its officers, directors, employees and agents shall be under no liability to any of the Lenders or to any future holder of any interest in the Credit Obligations for any action or failure to act taken or suffered in good faith, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in good faith. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Agent by the required holders of Credit Obligations as provided in this Agreement.

                  11.8.2. No Implied Duties, etc. The Agent shall have and may exercise such powers as are specifically delegated to the Agent under this Agreement or any other Credit Document together with all other powers incidental thereto. The Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Credit Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by the Agent. Before taking any action under this Agreement or any other Credit Document, the Agent may request an appropriate specific indemnity satisfactory to it from each Lender in addition to the general indemnity provided for in Section 11.11. Until the Agent has received such specific indemnity, the Agent shall not be obligated to take (although it may in its sole discretion take) any such action under this Agreement or any other Credit Document. Each Lender confirms that the Agent does not have a fiduciary relationship to it under the

         Credit Documents. Each of the Obligors party hereto confirms that neither the Agent nor any other Lender has a fiduciary relationship to it under the Credit Documents.

                  11.8.3. Validity, etc. The Agent shall not be responsible to any Lender or any future holder of any interest in the Credit Obligations (a) for the legality, validity, enforceability or effectiveness of this Agreement or any other Credit Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Credit Document, (c) for the existence or value of any assets included in any security for the Credit Obligations, or (d) for the effectiveness of any Lien purported to be included in any security for the Credit Obligations.

                  11.8.4. Compliance. The Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document; and in connection with any extension of credit under this Agreement or any other Credit Document, the Agent shall be fully protected in relying on a certificate of the Borrowers as to the fulfillment by the Borrowers of any conditions to such extension of credit.

                  11.8.5. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent under this Agreement or any other Credit Document by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the Lenders, any Borrower or any other Obligor for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent acting in good faith. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under any other Credit Document.

                  11.8.6. Reliance on Documents and Counsel. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by the Agent.

                  11.8.7. Agent's Reimbursement. Each of the Lenders severally agrees to reimburse the Agent, in the amount of such Lender's Percentage Interest, for any reasonable expenses not reimbursed by the Borrowers or the Guarantors (without limiting the obligation of the Borrowers or the Guarantors to make such reimbursement): (a) for which the Agent is entitled to reimbursement by the Borrowers or the Guarantors under this Agreement or any other Credit Document, and (b) after the occurrence of a Default, for any other reasonable expenses incurred by the Agent on the Lenders' behalf in connection with the enforcement of the Lenders' rights under this Agreement or any other Credit Document.

         11.9. Rights as a Lender. With respect to any credit extended by it hereunder, the Agent shall have the same rights, obligations and powers hereunder as any other Lender and may exercise such rights and powers as though it were not the Agent, and unless the context otherwise specifies, the Agent shall be treated in its individual capacity as though it were not the Agent hereunder. Without limiting the generality of the foregoing, the Percentage Interest of the Agent shall be included in any computations of Percentage Interests. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with any Borrower, any of their respective Subsidiaries or any Affiliate of any of them and any Person who may do business with or own an equity interest in any Borrower, any of their respective Subsidiaries or any Affiliate of any of them, all as if the Agent were not the Agent and without any duty to account therefor to the other Lenders.

         11.10. Independent Credit Decision. Each of the Lenders acknowledges that it has independently and without reliance upon the Agent, based on the financial statements and other documents referred to in Section 7.2, on the other representations and warranties contained herein and on such other information with respect to the Obligors as such Lender deemed appropriate, made such Lender's own credit analysis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder. Each Lender represents to the Agent that such Lender will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Credit Document. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender, and no act by the Agent taken under this Agreement or any other Credit Document, including any review of the affairs of the Obligors, shall be deemed to constitute any representation or warranty by the Agent. Except for notices, reports and other documents expressly required to be furnished to each Lender by the Agent under this Agreement or any other Credit Document, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or creditworthiness of any Obligor which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.11. Indemnification. The holders of the Credit Obligations shall indemnify the Agent and its officers, directors, employees and agents (to the extent not reimbursed by the Obligors and without limiting the obligation of any of the Obligors to do so), pro rata in accordance with their respective Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent or such Persons relating to or arising out of this Agreement, any other Credit Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Agent in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions which are taken by the Agent with gross negligence or willful misconduct.

12. Successors and Assigns; Lender Assignments and Participations. Any reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Obligors, the Guarantors, the

Agent or the Lenders that are contained in this Agreement or any other Credit Documents shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Obligors may not assign their rights or obligations under this Agreement except for mergers or liquidations permitted by
Section 6.12, and (b) the Lenders shall be not entitled to assign their respective Percentage Interests in the Revolving Loan hereunder except as set forth below in this Section 12.

         12.1.    Assignments by Lenders.

                  12.1.1.  Assignees and Assignment Procedures. Each Lender may
         (a) without the consent of the Agent or the Company if the proposed assignee is already a Lender hereunder or a Wholly Owned Subsidiary of the same corporate parent of which the assigning Lender is a Wholly Owned Subsidiary, or (b) otherwise with the consents of the Agent and (so long as no Event of Default has occurred and is continuing) the Company (which consents will not be unreasonably withheld), in compliance with applicable laws in connection with such assignment, assign to one or more commercial banks or other financial institutions (each, an "Assignee") all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents, including all or a portion, which shall be pro rata between the Revolving Loan and the Letter of Credit Exposure, of its Commitment, the portion of the Revolving Loan, and the Letter of Credit Exposure at the time owing to it and the Revolving Notes held by it but excluding its rights and obligations as a Letter of Credit Issuer; provided, however, that:

                  (a) the aggregate amount of the Commitment of the assigning Lender subject to each such assignment to any Assignee other than another Lender, a Related Fund, any Eligible Assignee that acquires all or a substantial portion of the assets of a Lender or an Affiliate of a Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be not less than $2,500,000 and in increments of $500,000 (or, if less, the entire remaining amount of the assigning Lender's Commitment); and

                  (b) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance (the "Assignment and Acceptance") substantially in the form of Exhibit 12.1.1, together with the Note subject to such assignment and, except in the event of a transfer pursuant to Section 12.3 or to another Lender, a Related Fund, any Eligible Assignee that acquires all or a substantial portion of the assets of a Lender or an Affiliate of a Lender, a processing fee of $3,500 payable to the Agent by the assigning Lender (or as the assigning Lender and the Assignee may otherwise agree between themselves).

Upon acceptance and recording pursuant to Section 12.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Banking Days after the execution thereof unless waived by the Agent):

                           (i) the Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and

                           (ii) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2.4, 3.5, 3.6, 3.7, 3.8 and 10, as well as to any fees accrued for its account hereunder and not yet paid).

                  12.1.2. Terms of Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the assigning Lender and Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

                  (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Obligors or the performance or observance by any Obligor of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

                  (c) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.2 or Section 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such Assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                  (e) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

                  (f) such Assignee agrees that it will perform in accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.

                  12.1.3. Register. The Agent shall maintain at the Boston Office a register (the "Register") for the recordation of (a) the Commitments from time to time of each Lender (including any Lenders who have been admitted by the Agent or have increased their Commitments in accordance with Section 11.6 after the Initial Closing Date), (b) the names and addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under Section 12.1.1,
         (c) the Percentage Interest of each such Lender as set forth in Section
         11.1 and (d) the amount of the Revolving Loan and the Letter of Credit Exposure owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  12.1.4. Acceptance of Assignment and Assumption. Upon its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee together with the Revolving Notes subject to such assignment, and the processing and recordation fee referred to in Section 12.1.1, the Agent shall (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Borrower. Within five Banking Days after receipt of notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for the surrendered Revolving Notes, new Revolving Notes to the order of such Assignee in a principal amount equal to the applicable Commitment and Revolving Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment and Revolving Loan, new Revolving Notes to the order of such assigning Lender in a principal amount equal to the applicable Commitment and Revolving Loan retained by it. Such new Revolving Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Notes, respectively, and shall be dated the date of the surrendered Revolving Notes which they replace.

                  12.1.5. Federal Reserve Bank. Notwithstanding the foregoing provisions of this Section 12, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Credit Document.

                  12.1.6. Further Assurances. The Obligors shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

         12.2. Credit Participants. Each Lender may, without the consent of the Borrowers or the Agent, in compliance with applicable laws in connection with such participation, sell to one or more commercial banks or other financial institutions (each a "Credit Participant") participations in all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, the Revolving Loan, the Letter of Credit Exposure and the Revolving Note held by it); provided, however, that:

                  (a) such Lender's obligations under this Agreement shall remain unchanged;

                  (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (c) the Credit Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 3.2.4, 3.6, 3.7, 3.8, 3.9 and 10, but shall not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

                  (d) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right as one of the Lenders to vote with respect to the enforcement of the obligations of the Borrowers relating to the Revolving Loan, the Letter of Credit Exposure and the approval of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, consents or waivers described in clause (b) of the proviso to Section 11.6).

Each Obligor agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender pursuant to Section 11.5 may exercise all rights of payment (including the right of set-off), with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Obligors and a Lender hereunder in the amount of such participation.

         12.3. Replacement of Lender. In the event that any Lender or, to the extent applicable, any Credit Participant (the "Affected Lender"):

                  (a) fails to perform its obligations to fund any portion of the Revolving Loan or to issue any Letter of Credit on any Closing Date when required to do so by the terms of the Credit Documents, or fails to provide its portion of any Eurodollar Pricing Option pursuant to Section 3.2.1 or on account of a Legal Requirement as contemplated by Section 3.2.5;

                  (b)      demands payment under the Reserve provisions of
         Section 3.5, the Tax provisions of Section 3.6, the capital adequacy provisions of Section 3.7 or the regulatory change provisions in
         Section 3.8 in an amount the Company deems materially in excess of the amounts with respect thereto demanded by the other Lenders; or

                  (c) refuses to consent to a proposed amendment, modification, waiver or other action requiring consent of the holders of 100% of the Percentage Interests under Section 11.6(b) that is consented to by the other Lenders;

then, so long as no Event of Default exists and is continuing, the Borrowers shall have the right to seek a replacement lender which is reasonably satisfactory to the Agent (the "Replacement Lender"). The Replacement Lender shall purchase the interests of the Affected Lender in the Revolving Loan, Letters of Credit and its Commitment and shall assume the obligations of the Affected Lender hereunder and under the other Credit Documents upon execution by the Replacement Lender of an Assignment and Acceptance and the tender by it to the Affected Lender of a purchase price agreed between it and the Affected Lender (or, if they are unable to agree, a purchase price in the amount of the Affected Lenders' Percentage Interest in the Revolving Loan plus the amount of all other outstanding Credit Obligations including all accrued and unpaid Credit Obligations then owed to the Affected Lender). Such assignment by the Affected Lender shall be deemed an early termination of any Eurodollar Pricing Option to the extent of the Affected Lender's portion thereof, and the Borrowers will pay to the Affected Lender any resulting amounts due under Section 3.2.4. Upon consummation of such assignment, the Replacement Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of the Affected Lender under this Agreement and the other Credit Documents with a Percentage Interest equal to the Percentage Interest of the Affected Lender, the Affected Lender shall be released from its obligations hereunder and under the other Credit Documents, and no further consent or action by any party shall be required. Upon the consummation of such assignment, the Borrowers, the Agent and the Affected Lender shall make appropriate arrangements so that a new Revolving Note is issued to the Replacement Lender if it has acquired a portion of the Revolving Loan. The Borrowers and the Guarantors shall sign such documents and take such other actions reasonably requested by the Replacement Lender to enable it to share in the benefits of the rights created by the Credit Documents. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 12.3, the Borrowers shall continue to pay to the Affected Lender any Credit Obligations as they become due and payable.

13. Notices. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addresser), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, unless actual receipt of the notice is required by any Credit Document five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

         If to any of the Borrowers or any of their respective Subsidiaries, to them at their address set forth in Exhibit 7.1 (as supplemented pursuant to Sections 6.4.1 and 6.4.2), to the attention of the chief financial officer.

         If to any Lender or the Agent, to it at its address set forth on the signature pages of this Agreement or in the Register, with a copy to the Agent.

14. Course of Dealing; Amendments and Waivers. No course of dealing between any Lender or the Agent, on one hand, and the Borrowers or any other Obligor, on the other hand, shall operate as a waiver of any of the Lenders' or the Agent's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. Each of the Borrowers and the Guarantors acknowledges that if the Lenders or the Agent, without being required to do so by this Agreement or any other Credit Document, give any notice or information to, or obtain any consent from, any Borrower or any other Obligor, the Lenders and the Agent shall not by implication have amended, waived or modified any provision of this Agreement or any other Credit Document, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any Lender of the Agent in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Agent or the Required Lenders.

15. Defeasance. When all Credit Obligations have been paid, performed and reasonably determined by the Lenders to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Borrowers hereunder or under any other Credit Document, this Agreement shall terminate and, at the Borrowers' written request, accompanied by such certificates and other items as the Agent shall reasonably deem necessary, the Credit Security shall revert to the Obligors and the right, title and interest of the Lenders therein shall terminate. Thereupon, on the Obligor's demand and at their cost and expense, the Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall redeliver to the Obligors any Credit Security then in its possession; provided, however, that Sections 3.2.4, 3.5, 3.6, 3.7, 3.8, 10 and 11.8.7 shall survive the termination of this Agreement.

16.      Venue; Service of Process. Each of the Borrowers and the other
Obligors:

         16.1. Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof.

         16.2. Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each of the Borrowers and the other Obligors consents to service of process in any such proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 16 is reasonably calculated to give actual notice.

17. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE BORROWERS, THE OTHER OBLIGORS, THE AGENT AND THE LENDERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE AGENT, THE BORROWERS OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Borrowers and the other Obligors acknowledges that it has been informed by the Agent that the provisions of this Section 17 constitute a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 17 with its counsel. Any Lender, the Agent, any Borrower or any other Obligor may file an original counterpart or a copy of this
Section 17 with any court as written evidence of the consent of the Borrowers, the other Obligors, the Agent and the Lenders to the waiver of their rights to trial by jury.

18. General. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents (including any related fee agreements with the Agent or the Lenders) constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

                     [This space intentionally left blank.]

         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                            PEDIATRIX MEDICAL GROUP, INC. (Florida)


                            By:
                                 --------------------------------------------
                                   Karl B. Wagner, Chief Financial Officer


                            ALASKA NEONATOLOGY ASSOCIATES, INC.
                            AUGUSTA NEONATOLOGY ASSOCIATES, P.C.
                            DES MOINES PERINATAL CENTER, P.C.
                            FOOTHILL MEDICAL GROUP, INC.
                            FORT WORTH NEONATAL ASSOCIATES, P.A.
                            OBSTETRIX MEDICAL GROUP OF CALIFORNIA, A
                                 PROFESSIONAL CORPORATION
                            MAGELLA HEALTHCARE GROUP, L.P.
                            MAGELLA MEDICAL ASSOCIATES, P.A.
                            MAGELLA MEDICAL ASSOCIATES OF GEORGIA, P.C.
                            MAGELLA MEDICAL ASSOCIATES MIDWEST, P.C.
                            MAGELLA MEDICAL GROUP, INC. (d/b/a MAGELLA
                                 MEDICAL GROUP, A MEDICAL CORPORATION)
                            MAGELLA NEVADA, LLC
                            MAGELLA TEXAS, LLC
                            MARCIA J. PERNOLL, M.D. PROF. CORP. d/b/a OBSTETRIX
                                 MEDICAL GROUP OF NEVADA, LTD.
                            MOUNTAIN STATES NEONATOLOGY, INC.
                            NEONATAL AND PEDIATRIC INTENSIVE CARE
                                 MEDICAL GROUP, INC.
                            NEONATOLOGY ASSOCIATES, P.A.
                            NEONATOLOGY-CARDIOLOGY ASSOCIATES, P.A.
                            NEWBORN SPECIALISTS, P.C.
                            OBSTETRIX MEDICAL GROUP OF COLORADO, P.C.
                            OBSTETRIX MEDICAL GROUP OF KANSAS AND
                                 MISSOURI, P.A.
                            OBSTETRIX MEDICAL GROUP OF TEXAS, P.A.
                            OZARK NEONATAL ASSOCIATES, INC.


                            By:
                                 --------------------------------------------
                                      Karl B. Wagner, Attorney-in-Fact

                            PEDIATRIX MEDICAL GROUP OF ARKANSAS, P.A.
                            PEDIATRIX MEDICAL GROUP OF CALIFORNIA, A
                                 PROFESSIONAL CORPORATION
                            PEDIATRIX MEDICAL GROUP OF COLORADO, P.C.
                            PEDIATRIX MEDICAL GROUP OF GEORGIA, P.C.
                            PEDIATRIX MEDICAL GROUP OF INDIANA, P.C.
                            PEDIATRIX MEDICAL GROUP OF KANSAS, P.A.
                            PEDIATRIX MEDICAL GROUP OF MISSOURI, P.C.
                            PEDIATRIX MEDICAL GROUP OF OKLAHOMA, P.C.
                            PEDIATRIX MEDICAL GROUP OF PENNSYLVANIA, P.C. PEDIATRIX MEDICAL GROUP OF PUERTO RICO, P.S.C. PEDIATRIX MEDICAL GROUP OF TEXAS, P.A. PEDIATRIX MEDICAL GROUP NEONATOLOGY AND
                                 PEDIATRIC INTENSIVE CARE SPECIALISTS
                                 OF NEW YORK, P.C.
                            PEDIATRIX MEDICAL GROUP
                            PEDIATRIX OF MARYLAND, P.A.
                            PERINATAL PEDIATRICS, P.A.
                            PERNOLL MEDICAL GROUP OF NEVADA, LTD.
                                 d/b/a PEDIATRIX MEDICAL GROUP OF NEVADA
                            SAVANNAH NEONATOLOGY, INC.
                            ST. JOSEPH NEONATOLOGY CONSULTANTS, P.A.
                            TEXAS MATERNAL FETAL MEDICINE, P.A.


                            By:
                                 --------------------------------------------
                                      Karl B. Wagner, Attorney-in-Fact



                            PEDIATRIX MEDICAL GROUP OF OHIO CORP.


                            By:
                                 --------------------------------------------
                                         Karl B. Wagner, Secretary

                            ASSOCIATES IN NEONATOLOGY, INC.
                            BNA ACQUISITION COMPANY, INC.
                            CENTRAL OKLAHOMA NEONATOLOGY
                                 ASSOCIATES, INC.
                            FLORIDA REGIONAL NEONATAL ASSOCIATES, P.A.
                            GNPA ACQUISITION COMPANY, INC.
                            MAGELLA HEALTHCARE CORPORATION
                            MNPC ACQUISITION COMPANY, INC.
                            NACF ACQUISITION COMPANY, INC.
                            NEONATAL SPECIALISTS, LTD.
                            NSPA ACQUISITION COMPANY, INC.
                            OBSTETRIX MEDICAL GROUP OF ARIZONA, P.C.
                            OBSTETRIX MEDICAL GROUP OF DELAWARE, INC.
                            OBSTETRIX MEDICAL GROUP OF PENNSYLVANIA, P.C. OBSTETRIX MEDICAL GROUP OF PHOENIX, P.C. OBSTETRIX MEDICAL GROUP OF
                                 WASHINGTON, INC., P.S.
                            OBSTETRIX MEDICAL GROUP, INC.
                            PALM BEACH NEO ACQUISITIONS, INC.
                            PASCV ACQUISITION COMPANY, INC.
                            PEDIATRIX MEDICAL GROUP OF DELAWARE, INC.
                            PEDIATRIX MEDICAL GROUP OF FLORIDA, INC.
                            PEDIATRIX MEDICAL GROUP OF NEW MEXICO, P.C.
                            PEDIATRIX MEDICAL GROUP OF SOUTH CAROLINA, P.A. PEDIATRIX MEDICAL GROUP OF TENNESSEE, P.C. PEDIATRIX MEDICAL GROUP OF WASHINGTON, INC., P.S. PEDIATRIX MEDICAL GROUP, INC. (Utah)
                            PEDIATRIX MEDICAL GROUP, P.A.
                            PEDIATRIX MEDICAL GROUP, P.C. (Virginia)
                            PEDIATRIX MEDICAL GROUP, P.C. (West Virginia)
                            PMG ACQUISITION CORP.
                            PNA ACQUISITION CO., INC.
                            RPNA ACQUISITION COMPANY, INC.
                            SCPMC ACQUISITION CO.
                            SNCA ACQUISITION COMPANY, INC.


                            By:  /s/ Karl B. Wagner
                                    Karl B. Wagner, Treasurer

                            FLEET NATIONAL BANK

                            By /s/ Carol Paige Castle
                                    Carol Paige Castle
                                    Director

                                    Fleet National Bank
                                    100 Federal Street
                                    Mail Stop: MADE 100010B
                                    Boston, Massachusetts 02110
                                    Telecopy: (617) 434-2472

                                    With a copy to:

                                    Fleet National Bank
                                    Mail Stop:  NJRP45004P
                                    301 Carnegie Center
                                    Princeton, NJ  08540-6227
                                    Telecopy:  (609) 799-8984

                            FIRSTAR BANK N.A.


                            By:  /s/ Christian E. Stein III
                                 Name:    Christian E. Stein III
                                 Title:   Vice President

                                 Firstar Bank N.A.
                                 One Firstar Plaza
                                 Mail Location:  SL-TW-11SI
                                 P.O. Box 524
                                 St. Louis, Missouri  63166
                                 Attn:  L. Alec Blanc III, SVP

                UBS AG, STAMFORD BRANCH


                By:  /s/ Wifred V. Saint
                     Name:  Wilfred V. Saint
                     Title:    Associate Director, Banking Products Services, US




                By:  /s/ Susan Brunner
                     Name:  Susan Brunner
                     Title:    Associate Director, Banking Products Services, US



                     UBS AG, Stamford Branch
                     677 Washington Blvd.
                     6th Floor South
                     Stamford, CT  06901
                     Attn:  Susan Brunner, Associate Director

                            THE INTERNATIONAL BANK OF MIAMI, N.A.


                            By:  /s/ Eduardo Hornero
                                    Name: Eduardo Hornero
                                    Title:   Vice President



                            By:  /s/ Jorge Maklouf
                                    Name: Jorge Maklouf
                                    Title:   Senior Vice President


                                    The International Bank of Miami, N.A.
                                    601 Brickell Key Drive
                                    Suite 1020
                                    Miami, FL  33131
                                    Attn:  Eduardo Hornero, VP

                                                                    EXHIBIT 1.11
                                   SCHEDULE I
                                 TO THE ANNEXED
               [__]% [SUBORDINATED] [CONVERTIBLE] PROMISSORY NOTE
           WHICH FORMS A PART OF THE NOTE AND IS INCORPORATED THEREIN

                                  SUBORDINATION

                  (a) Anything in this Note to the contrary notwithstanding, the obligation of Maker to pay the principal of and interest on this Note, and to discharge all its other obligations hereunder, shall be subordinate and junior in right of payment to the extent set forth in this Schedule I, to the Senior Indebtedness. The term "Senior Indebtedness" means all principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by (x) the Amended and Restated Credit Agreement, originally dated as of June 27, 1996, as amended and restated as of November 1, 2000, as further amended and restated on August 14, 2001 and as further amended or restated from time to time (the "Senior Loan Agreement"), among Pediatrix Medical Group, Inc. ("Pediatrix") and the Material Related Entities (as defined in the Senior Loan Agreement) of Pediatrix from time to time party thereto and the several banks named therein (in such capacity hereinafter the "Lenders") and Fleet National Bank, as Agent (in such capacity, including any successor or replacement agent, hereinafter the "Agent") for the Lenders (including any renewal, extension, modification, amendment, refinancing, refunding or replacement of the Senior Loan Agreement), including, without limitation, any security agreement, guarantee, instrument or other document delivered pursuant to or in connection with the Senior Loan Agreement, and (y) other than liabilities owing to the Maker's trade creditors, any guaranty, instrument, indebtedness, liability or obligation of the Maker not in violation of the Senior Loan Agreement, whether or not related thereto. Senior Indebtedness shall expressly include any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or against Maker of any petition under the Federal Bankruptcy Code or any other bankruptcy, insolvency or reorganization act regardless of whether the Agent's or any Lender's claim therefor is allowed or allowable in the case or proceeding relating thereto.

                           (i) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to Maker or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Maker, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full in cash, before any payment on account of principal or interest is made upon this Note.

                           (ii) In any of the proceedings referred to in subparagraph (a)(i) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of this Note shall be paid or delivered directly to the Agent with respect to any Senior Indebtedness owed to the Lenders and to the other holders of any Senior

                  Indebtedness with respect to any such indebtedness owed to them, for application in payment thereof, unless and until all Senior Indebtedness shall have been paid in full in cash.

                           (iii) In the event of any default under any instrument evidencing any Senior Indebtedness or under any document pursuant to which the same shall have been issued permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, which default shall continue without cure or waiver, and the effect of such default is to accelerate or permit the acceleration of the maturity of such obligation or the holder thereof shall cause such obligation to become due prior to the stated maturity thereof or such obligation shall not be paid at maturity, Maker will not make, directly or indirectly, to the holder of this Note any payment of any kind of or on account of all or any part of this Note, and the holder of this Note will not accept from Maker any payment of any kind of or on account of all or any part of this Note, unless and until all such Senior Indebtedness shall have been paid in full in cash.

         Upon request of any holder of Senior Indebtedness, the holder of this Note will affirm its obligations under this Schedule I.

                  (b) Notwithstanding any other provision of this Note, upon the occurrence of any event described in subparagraph (a)(iii) above, [except for conversion of this Note in accordance with Schedule II hereto,] no holder of this Note may, without the prior written consent of the Agent, so long as any Senior Indebtedness is outstanding to the Lenders, and thereafter of the other holders of Senior Indebtedness, (i) ask, collect, demand or sue for any payment, distribution or any other remedy in respect of the indebtedness evidenced by this Note; (ii) enforce the indebtedness evidenced by this Note or any part thereof or take any act to foreclose or realize upon the indebtedness evidenced by this Note or any part thereof; (iii) commence, or join with any other creditor (other than the holders of any Senior Indebtedness or any representative thereof) in commencing any proceeding referred to in subparagraph (a)(i) above or (iv) declare any amount of the indebtedness evidenced by this Note to be due and payable; provided, however, that the provisions of this paragraph (b) shall terminate automatically upon the commencement of any proceeding referred to in subparagraph (a)(i) above or upon the acceleration of the maturity of any Senior Indebtedness or the institution of any foreclosure or other proceedings to enforce the payment of such obligations.

                  (c)      In furtherance of the foregoing provisions of this
         Schedule I:

                           (i) The holder of this Note will not take or omit to take any action or assert any claim with respect to the indebtedness evidenced by this Note or otherwise which is inconsistent with the provisions of this Note.

                           (ii) In case any direct or indirect payment or distribution shall be received by any holder of this Note in contravention of any provision of this Note, including, without limitation, subparagraph (a)(iii) above, the holder of this Note will hold in trust and immediately pay over to the Agent of the account of the Lenders and the Agent, in the same form of payment received, the appropriate endorsements, for application to the Senior Indebtedness owed to such Lenders any cash amount that Maker pays to the holder of this Note with respect to the indebtedness evidenced by this Note, or as collateral for the Senior Indebtedness owed to such Lenders any other assets of Maker that the holder of this Note may receive with respect to the indebtedness evidenced by this Note. So long as any direct or indirect payment or distribution shall be received by any holder in accordance with (and not in contravention of) the provisions of this Note, then in any such event such holder shall have no obligation to hold such payment or distribution in trust for the benefit of the holders of Senior Indebtedness.

                           (iii) At any meeting of creditors of Maker or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of Maker or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of Maker or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against Maker for relief under the Federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise, the Agent is hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect for the benefit of the Lenders and the Agent any cash or other assets of Maker distributed, divided or applied by way of dividend or payment, or any securities issued on account of any indebtedness evidenced by this Note [(other than pursuant to conversion of this Note as set forth on Schedule II)], and apply such cash to or to hold such other assets or securities as collateral for the Senior Indebtedness owed to such Lenders, and to apply to such Senior Indebtedness any cash proceeds of any realization upon such other assets or securities that the Agent in its discretion elects to effect, until all of the Senior Indebtedness shall have been paid in full in cash, rendering to the holder of this Note any surplus to which the holder of this Note is then entitled.

                           (iv) Notwithstanding the foregoing provision of subparagraph (c)(iii) above, the holder of this Note shall be entitled to receive and retain any securities of Maker or any other corporation or other entity provided for by a plan or reorganization or readjustment (x) the payment of which securities is subordinate, at least to the extent provided in this Note with respect to the indebtedness evidenced by this Note, to the payment of all Senior Indebtedness under any such plan of reorganization or readjustment, and (y) all other terms of which are acceptable to the Lenders and the Agent.

                           (v) At any such meeting of creditors or in the event of any such case or proceeding, in each case referred to in subparagraph (c)(iii) above, the holder of this Note shall retain the right to vote or otherwise act with respect to the indebtedness evidenced by this Note (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension); provided that the holder of this Note shall not vote with respect to any such plan or take any other action in any way so as to contest (x) the validity of any Senior Indebtedness or any collateral therefor or guaranties thereof, (y) the relative rights and duties of any holders of any Senior Indebtedness established in any instruments or agreements creating or evidencing any of the Senior Indebtedness with respect to any such collateral or guaranties or (z) the obligations and agreements of the holder of this Note set forth in this Note, nor shall any such vote by the holder of this Note be inconsistent with any vote of the Agent, so long as any Senior Indebtedness is owed to the Lenders.

                  (d) The subordination provisions contained in this Note shall continue in full force and effect, and the obligations and agreements of the holder of this Note and Maker hereunder shall continue to be fully operative, until all of the Senior Indebtedness shall have been paid and satisfied in full in cash and such full payment and satisfaction shall be final and not avoidable. To the extent that Maker or any guarantor of, or provider of collateral for, the Senior Indebtedness makes any payment on the Senior Indebtedness that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Indebtedness that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from the Agent or any Lender, an Event of Default shall be deemed to have existed and to be continuing under the Credit Agreement from the date of such Agent's or such Lender's initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to the Agent or such Lender. During any continuance of such Event of Default, the subordination provisions of this Note shall be in full force and effect with respect to the indebtedness evidenced by this Note.

                  (e) Subject to the payment in full in cash of all Senior Indebtedness as aforesaid, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Indebtedness, until the principal of, and interest on, this Note shall be paid in full, and, as between Maker, its creditors other than the holders of Senior Indebtedness, and the holder of this Note, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Schedule I which otherwise would have been made to the holder of this Note shall be deemed a payment by Maker on account of the Senior Indebtedness, it being understood that the provisions of this Schedule I are intended solely for the purposes of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Subject to the rights, if any, under this Schedule I of holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Note, nothing herein shall either impair, as between Maker and the holder of this Note, the obligation of Maker, which is unconditional and absolute, to pay the holder hereof the principal hereof and interest hereon in accordance with the terms and provisions of this Note or prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or upon default hereunder.

                  (f) The Guarantee shall be subordinate and junior in right of payment to the extent set forth in this Schedule I, the provisions of which shall apply, mutatis mutandis, to the Guarantee in respect of Pediatrix Senior Indebtedness and Pediatrix, and specifically, for such purpose, (i) the definition of "Senior Indebtedness" herein shall be deemed to be replaced with the definition of "Pediatrix Senior Indebtedness" as set forth below and (ii) references herein to "Senior Indebtedness" and "the Maker" shall be deemed to be to "Pediatrix Senior Indebtedness" and "Pediatrix", respectively. As used in this Schedule I, "Pediatrix Senior Indebtedness" shall mean all principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by (x) the Senior Loan Agreement (including any renewal, extension, modification, amendment, refinancing, refunding or replacement thereof), including, without limitation, any security agreement, guarantee, instrument or other document delivered pursuant to or in connection with the Senior Loan Agreement, and (y) other than liabilities owing to Pediatrix's trade creditors, any guaranty, instrument, indebtedness, liability or obligation of Pediatrix not in violation of the Senior Loan Agreement, whether or not related thereto.

                                                                  EXHIBIT 2.1.4.

                                 REVOLVING NOTE

N-__                                                          August ____, 200_
                                                          Boston, Massachusetts

         FOR VALUE RECEIVED, the undersigned Borrower signatories hereto (the "Borrowers"), hereby jointly and severally promise to pay to the order of __________________ (the "Lender"), on the Final Maturity Date (as defined in the Credit Agreement referred to below), the aggregate unpaid principal amount of the loans made by the Lender to the Borrowers pursuant to the Credit Agreement. The Borrowers promise to pay daily interest from the date hereof, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in such Credit Agreement and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest and fees at the rate specified in such Credit Agreement, all such interest being payable at the times specified in such Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the final prepayment in full hereof.

         Payments hereunder shall be made to Fleet National Bank, as Lender for the payee hereof, at 100 Federal Street, Boston, MA 02110.

         All loans made by the Lender pursuant to the Credit Agreement referred to below and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such loan then outstanding shall be endorsed by the Lender on the schedule attached hereto or on a continuation of such schedule attached to and made a part hereof; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers under this Note, such Credit Agreement or under any other Credit Document.

         This Note evidences borrowings under, and is entitled to the benefits of, and is subject to the provisions of, the Amended and Restated Credit Agreement dated as of June 27, 1996, as amended and restated as of November 1, 2000, as further amended and restated as of August 14, 2001, and as from time to time in effect (the "Credit Agreement"), among Pediatrix Medical Group, Inc., a Florida Corporation, its Material Related Entities (as defined in the Credit Agreement), the payee hereof and certain other lenders. The principal of this
Note is prepayable in the amounts and under circumstances set forth in the Credit Agreement, and may be prepaid in whole or in part from time to time, all as set forth in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         In case an Event of Default shall occur and be continuing, the entire principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

         The parties hereto, including the Borrowers and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.

                                            [BORROWERS]



                                            By:
                                               ------------------------------
                                                  Name, Title

                                                                   EXHIBIT 2.3.3

                               SWINGLINE LOAN NOTE

No. ___                                                   _______________, 200_
                                                          Boston, Massachusetts

         FOR VALUE RECEIVED, Pediatrix Medical Group, Inc., a Florida corporation, (the "Borrower") hereby promises to pay to the order of FLEET NATIONAL BANK, (the "Holder") on the Final Maturity Date (as defined in the Credit Agreement referred to below) the aggregate unpaid Swingline Loan made to the Borrower by the Holder, with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount of such Swingline Loan from time to time unpaid at a rate per annum on each portion of the principal amount which shall at all times equal the Swingline Rate (as defined in the Credit Agreement) applicable to such portion in accordance with the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

         Payments hereunder shall be made to Fleet National Bank, as Agent for the payee hereof, at 100 Federal Street, Mail Stop: MADE 10008E, Boston, Massachusetts 02110.

         This Note evidences the Swingline Loan under and is entitled to the benefits and subject to the provisions of the Credit Agreement dated as of August 14, 2001, as from time to time in effect (the "Credit Agreement"), among the Borrower, its Subsidiaries from time to time party thereto, and certain Lenders for which Fleet National Bank, is acting as Agent. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to required prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or in part from time to time, all as set forth in the Credit Agreement. Amounts so prepaid may be reborrowed by the Borrower in accordance with and subject to the terms of the Credit Agreement. This Note may not be assigned or otherwise transferred except in accordance with the Credit Agreement.

         In case an Event of Default (as defined in the Credit Agreement) shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

         The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

                                  PEDIATRIX MEDICAL GROUP, INC.


                                  By
                                    ------------------------------------------
                                       Karl B. Wagner, Chief Financial Officer

                                                                   EXHIBIT 5.1.3

                              AMENDMENT NUMBER 1 TO
                               SECURITY AGREEMENT

                           Dated as of August 14, 2001

      This Amendment Number 1 (the "Amendment") to the Security Agreement, dated as of August 14, 2001, is among Pediatrix Medical Group, Inc., a Florida corporation (the "Company"), the Material Related Entities of the Company from time to time party hereto and Fleet National Bank, formerly known as The First National Bank of Boston, as agent (the "Agent") for itself and the other Lenders under the Credit Agreement (as defined below).

         Reference is made to the Security Agreement (the "Security Agreement") dated as of November 1, 2000 among the Company, the Related Entities (as defined in the Credit Agreement as it was in effect on November 1, 2000) of the Company from time to time party thereto and the Agent, for itself and the other Lenders under the Credit Agreement.

         WHEREAS, in connection with the amendment and restatement this day of the Credit Agreement, the parties hereto wish to amend certain provisions of the Security Agreement.

1.       Reference to Credit Agreement; Definitions.

         1.1. Reference to Credit Agreement. Reference is made to the Credit Agreement, originally dated as of June 27, 1996, as amended and restated as of November 1, 2000 and as further amended and restated as of the date of this Amendment, among the Company, the Material Related Entities of the Company from time to time party thereto, the Lenders from time to time party thereto, including Fleet National Bank, formerly known as The First National Bank of Boston, both in its capacity as a Lender and in its capacity as Agent and Firstar Bank N.A., both in its capacity as a Lender and in its capacity as Syndication Agent.

         1.2. Definitions. Terms used in this Agreement but not defined herein are used as defined in the Credit Agreement.

2.       Amendments.

         2.1. Section 1. The first sentence of Section 1 of the Security Agreement is hereby amended by deleting it in its entirety and substituting therefor:

                  "Reference is made to the Amended and Restated Credit Agreement, originally dated as of June 27, 1996, as amended and restated as of November 1, 2000 and as further amended and restated as of the date hereof, and as from time to time in effect (the "Credit Agreement"), among the Company, the Material Related Entities of the Company from time to time party thereto, the Lenders and the Agent."

         2.2. Section 1. The last sentence of the first paragraph of Section 1 of the Security Agreement is hereby amended by deleting it in its entirety and substituting therefor:

                  "References to `the date hereof' mean November 1, 2000."

3. Miscellaneous. Except to the extent specifically modified hereby, the provisions of the Security Agreement shall remain unmodified, and the Security Agreement, as amended herein, is hereby confirmed as being in full force an effect. Each of the parties hereto hereby affirms that it is bound by the provisions of the Security Agreement, as amended by this Amendment and, accordingly, that each such Person is an Obligor. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, and shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provisions or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

             [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment (or caused this Amendment to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first written above.

                                        [BORROWERS]


                                        By:
                                           ------------------------------
                                              Name, Title


                                        FLEET NATIONAL BANK


                                        By:
                                           ------------------------------
                                              Carol P. Castle, Director

                                                                  EXHIBIT 5.2.1.

                              OFFICER'S CERTIFICATE

         Pursuant to Section 5.2.1 of the Credit Agreement dated as of June 27, 1996, as amended and restated on November 1, 2000, as further amended and restated on August 14, 2001 and as from time to time in effect (as currently in effect, the "Credit Agreement"), among Pediatrix Medical Group, Inc., a Florida corporation, its Material Related Entities, the Lenders, and Fleet National Bank, as agent (the "Agent") for itself and the other Lenders, the undersigned [NAME OF BORROWER] (the "Borrower") requests that a loan be made on the date specified below (the "Closing Date") in the following amount:

                    Closing Date:             __________, 200_
                    Loan Principal Amount:    $

         In connection with the foregoing request, the Borrower certifies as follows:

         (1) The representations and warranties contained in Section 7 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as though originally made on and as of the date hereof (except as to any representation or warranty which refers to a specific earlier date); the Borrowers are in compliance with the covenants contained in Section 6 and no Default exists on the date hereof or will exist immediately after giving effect to the extension of credit requested hereby; and since December 31, 1999, no Material Adverse Change has occurred.

         The foregoing representations and warranties shall be deemed made by the Borrower on the Closing Date unless the Borrower shall have notified the Agent in writing to the contrary prior to such Closing Date.

         Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         This certificate has been executed by a duly authorized Financial Officer this _____ day of ___________, ____.

                                            [NAME OF BORROWER]
                                            By
                                              --------------------------
                                              Financial Officer

                                                                   EXHIBIT 6.4.1

                              OFFICER'S CERTIFICATE
                  (For Annual Financial Statements and Reports)

         Pursuant to Section 6.4.1 of the Credit Agreement dated as of June 27, 1996, as amended and restated as of November 1, 2000, as further amended and restated as of August 14, 2001 and as in effect from time to time (as currently in effect, the "Credit Agreement"), as amended and restated from time to time, among Pediatrix Medical Group, Inc. (the "Company"), certain Related Entities of the Company, the Lenders from time to time party thereto, and Fleet National Bank, a national banking association as agent for itself and the other Lenders, the undersigned Financial Officer of the Company represents and warrants that
(i) no Default exists as of the date hereof except as set forth in Exhibit A attached hereto; and (ii) the Schedule of Computations set forth in Exhibit B attached hereto demonstrates, as of the close of the fiscal year just ended, compliance with the Computation Covenants.

         Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         This certificate has been executed by a duly authorized Financial Officer this ___ day of ______________, 200__.

                                           PEDIATRIX MEDICAL GROUP, INC.


                                           By:
                                              --------------------------------
                                             Title:

                              OFFICER'S CERTIFICATE
                  (For Annual Financial Statements and Reports)
                                    Exhibit A
                                    Defaults

[Specify the nature of the Default and what action the Borrower has taken, is taking or proposes to take with respect thereto.]

                              OFFICER'S CERTIFICATE
                  (For Annual Financial Statements and Reports)
                                    Exhibit B
                            Schedule of Computations

                                                                   EXHIBIT 6.4.2

                              OFFICER'S CERTIFICATE
                (For Quarterly Financial Statements and Reports)

         Pursuant to Section 6.4.2 of the Credit Agreement dated as of June 27, 1996, as amended and restated as of November 1, 2000, as further amended and restated as of August 14, 2001 and as in effect from time to time (as currently in effect, the "Credit Agreement"), as amended and restated from time to time, among Pediatrix Medical Group, Inc. (the "Company"), certain of its Related Entities, and their respective Subsidiaries, the Lenders from time to time party thereto, and Fleet National Bank, a national banking association as agent for itself and the other Lenders, the undersigned Financial Officer of the Company represents and warrants that (i) the financial statements furnished pursuant to
Section 6.4.2 have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company, its Related Entities, and their respective Subsidiaries, at the dates thereof and the results of its operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes; (ii) no Default exists as of the date hereof except as set forth in Exhibit A attached hereto; and (iii) the Schedule of Computations set forth in Exhibit B attached hereto demonstrates, as of the close of the fiscal quarter just ended, compliance with the Computation Covenants.

         Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         This certificate has been executed by a duly authorized Financial Officer this __ day of ____________, 200_.

                                            PEDIATRIX MEDICAL GROUP, INC.


                                            By:
                                               ------------------------------
                                                     Title:

                              OFFICER'S CERTIFICATE
                (For Quarterly Financial Statements and Reports)
                                    Exhibit A
                                    Defaults

[Specify the nature of the Default and what action the Borrower has taken, is taking or proposes to take with respect thereto.]

                              OFFICER'S CERTIFICATE
                (For Quarterly Financial Statements and Reports)
                                    Exhibit B
                            Schedule of Computations

                                                                     EXHIBIT 6.6

                              EXISTING INDEBTEDNESS

         Aircraft Lease Agreement between Sun Trust Bank, Central Florida, National Association and PMG Acquisition Corp. dated September 5, 1996

         Master Lease Agreement between Pediatrix Medical Group, Inc.,
         Atlantic Financial Group, LTD and Sun Trust Bank, Central Florida, N.A. dated November 16, 1998 Building Lease

                                                                     EXHIBIT 6.7

                                   GUARANTEES

         Aircraft Lease Agreement between SunTrust Bank, Central Florida, National Association and PMG Acquisition Corp. dated September 5, 1996

         Master Lease Agreement between Pediatrix Medical Group, Inc.,
         Atlantic Financial Group, LTD and SunTrust Bank, Central Florida, N.A. dated November 16, 1998

                                                                   EXHIBIT 6.9.4

                        [NAME OF NEW BORROWER/GUARANTOR]

                           JOINDER TO CREDIT AGREEMENT

                                          As of ___________, 200__

Fleet National Bank,
  as Agent under the Credit
  Agreement referred to below,
100 Federal Street
Boston, MA 02110

Dear Agent:

         Reference is hereby made to the Credit Agreement dated as of June 27, 1996, as amended and restated as of November 1, 2000, as further amended and restated as of August 14, 2001 and as in effect from time to time (as currently in effect, the "Credit Agreement"), among the Borrowers (as defined therein), each of the Guarantors (as defined therein), Fleet National Bank, for itself and as Agent, and each of the other lenders party thereto (together with Fleet National Bank in its capacity as lender thereunder, the "Lenders"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         In accordance with Section 5.2.2 of the Credit Agreement and in order to induce the Lenders to continue to extend credit under the Credit Agreement, each of the Borrowers, [NAME OF NEW GUARANTORS] (the "New Guarantors") and [NAME OF NEW BORROWER], a ___________ corporation (the "New Borrower"), hereby agree with you as follows:

                  (a) Representations and Warranties. Each of the Borrowers, the New Borrower [AND THE NEW GUARANTORS] hereby represents and warrants that:

                           (i) Corporate Authority, etc. Each of the New Borrower [AND THE NEW GUARANTORS] has corporate powers adequate for executing and delivering this Agreement and for performing this Agreement and the Credit Agreement and has taken all corporate action necessary to make each of this Agreement and the Credit Agreement the valid, binding and enforceable obligation it purports to be. No approval, authorization or filing with or other action by any governmental authority or any other Person is required to be obtained by the New Borrower [OR ANY NEW GUARANTOR] in connection with its execution and delivery of this Agreement, its performance of this Agreement and the Credit Agreement or in connection with the transactions contemplated hereby or by the Credit Agreement. The execution and delivery of this Agreement by [EACH OF] the New Borrower [AND THE NEW GUARANTORS] and the performance by [EACH OF] the New Borrower [AND THE NEW GUARANTORS] of this Agreement and the Credit Agreement will not constitute a violation of or result in the breach of any contract or instrument to which the New Borrower [OR ANY NEW GUARANTOR] is a party or by which it is bound, the charter or bylaws of the New Borrower [OR ANY NEW

                  GUARANTOR] or any law, judgment, decree or governmental order, rule or regulation applicable to the New Borrower [OR ANY NEW GUARANTOR], or result in the creation under any contract or instrument of any security interest, lien, charge or encumbrance upon any assets of the New Borrower and the New Guarantors.

                           (ii) No Specified Indebtedness. The New Borrower [AND THE NEW GUARANTORS] do not have any Indebtedness outstanding on the date hereof other than Indebtedness permitted by Section 6.6 of the Credit Agreement.

                  (b) Joinder. The New Borrower hereby agrees to join in, be bound by, and perform all of the obligations of a Borrower and a Guarantor under the Credit Agreement[, AND EACH NEW GUARANTOR HEREBY AGREES TO JOIN IN, BE BOUND BY, AND PERFORM ALL OF THE OBLIGATIONS OF A GUARANTOR UNDER THE CREDIT AGREEMENT] including without limitation for the purposes of: (a) guaranteeing the Credit Obligations as provided in
         Section 9 of the Credit Agreement; (b) complying with the covenants set forth in Section 6 of the Credit Agreement; and (c) making the representations and warranties set forth in Section 7 of the Credit Agreement.

                  (c) Further Assurances. Each of the Borrowers, the New Borrower [AND THE NEW GUARANTORS] will, upon the request of the Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Agent may reasonably deem necessary or advisable to carry out the intent and purpose of this Agreement, the Credit Agreement and any other Credit Document.

                  (d) Notices. Any notice or other communication to the New Borrower [OR ANY NEW GUARANTOR] in connection with this Agreement shall be deemed to be delivered if in writing (including telex, telecopy or similar teletransmission) addressed as set forth below and if either
         (i) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback, in the case of a telecopy, by a confirmation receipt or in the case of another teletransmission by whatever means of confirmation as shall at the time be customary) or (ii) in the case of a letter, five business days shall have elapsed after the same shall have been deposited in the Unites States mails, first-class postage prepaid and certified.

         To the New Borrower [OR SUCH NEW GUARANTOR, AS THE CASE MAY BE,] in care of Pediatrix Medical Group, Inc., at its address set forth on page 1 hereof, to the attention of [___________], or at such other address as the Borrowers [OR SUCH NEW GUARANTOR] shall have specified by notice actually received by the addressor.

                  (a) Miscellaneous. Except to the extent specifically supplemented hereby, the provisions of the Credit Agreement shall remain unmodified. This Agreement, the Credit Agreement and the Credit Obligations, each as supplemented hereby, are each confirmed as being in full force and effect. This Agreement and the Credit Agreement as supplemented hereby are Credit Documents. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of [THE COMMONWEALTH OF MASSACHUSETTS] and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligations.

         If the forgoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below and return the same to the Borrowers. This letter shall become a binding agreement among the undersigned and the Lenders when each of the Borrowers and you shall have one or more copies hereof executed by each of the undersigned and you.

                                            Very truly yours,

FLEET NATIONAL BANK                         PEDIATRIX MEDICAL GROUP, INC.

By:                                         By:
   -----------------------------               -----------------------------
  Title:                                      Title:

[OTHER LENDERS]                             [MATERIAL RELATED ENTITIES]


By:                                         By:
   -----------------------------               -----------------------------
  Title:                                      Title:

                                                                   EXHIBIT 6.9.7

                                   INVESTMENTS

         None.

                                                                    EXHIBIT 6.14

                             AFFILIATED TRANSACTIONS

         None.

                                                                     EXHIBIT 7.1
                                    BORROWERS

                                   THE COMPANY

----------------------------------------- ----------------------- -------------------------- --------------------------------------
              NAME                           JURISDICTION OF         PRINCIPAL EXECUTIVE            CHIEF PLACE OF BUSINESS
                                              INCORPORATION                OFFICE
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group, Inc.                    Florida          1301 Concord Terrace       1301 Concord Terrace
                                                                  Sunrise, FL 33323-2825     Sunrise, FL 33323-2825
----------------------------------------- ----------------------- -------------------------- --------------------------------------


                          THE MATERIAL RELATED ENTITIES

----------------------------------------- ----------------------- -------------------------- --------------------------------------
                  NAME                       JURISDICTION OF         PRINCIPAL EXECUTIVE            CHIEF PLACE OF BUSINESS
                                              INCORPORATION                OFFICE
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Alaska Neonatology Associates, Inc.               Alaska          1301 Concord Terrace       3340 Providence Drive, Suite 366
                                                                  Sunrise, FL 33323-2825     Anchorage, AK 99508
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Associates in Neonatology, Inc.                   Kansas          1301 Concord Terrace       534 South Kansas Avenue, Suite 1108
                                                                  Sunrise, FL 33323-2825     Topeka, KS 66603
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Augusta Neonatology Associates, P.C.             Georgia          1301 Concord Terrace       1301 Concord Terrace
                                                                  Sunrise, FL 33323-2825     Sunrise, FL 33323-2825
----------------------------------------- ----------------------- -------------------------- --------------------------------------
BNA Acquisition Company, Inc.                    Florida          1301 Concord Terrace       1301 Concord Terrace
                                                                  Sunrise, FL 33323-2825     Sunrise, FL 33323-2825
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Central Oklahoma Neonatology                     Oklahoma         1301 Concord Terrace       115 S.W. 89th Street
Associates, Inc.                                                  Sunrise, FL 33323-2825     Oklahoma City, OK 73139
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Des Moines Perinatal Center, P.C.                  Iowa           1301 Concord Terrace       3408 Woodland Avenue, Suite 305
                                                                  Sunrise, FL 33323-2825     West Des Moines, IA 50266
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Florida Regional Neonatal Associates,            Florida          1301 Concord Terrace       1301 Concord Terrace
P.A.                                                              Sunrise, FL 33323-2825     Sunrise, FL 33323-2825
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Foothill Medical Group, Inc.                    California        1301 Concord Terrace       2119 W. Orangewood Avenue
                                                                  Sunrise, FL 33323-2825     Orange, CA 92868
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Fort Worth Neonatal Associates, P.A.              Texas           1301 Concord Terrace       899 Presidential Drive, Suite 110
                                                                  Sunrise, FL 33323-2825     Richardson, TX 75081
----------------------------------------- ----------------------- -------------------------- --------------------------------------
GNPA Acquisition Company, Inc.                South Carolina      1301 Concord Terrace       1301 Gervais Street
                                                                  Sunrise, FL 33323-2825     Columbia, SC 29201
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Magella Healthcare Corporation                   Delaware         1301 Concord Terrace       2595 Dallas Parkway, Suite 400
                                                                  Sunrise, FL 33323-2825     Frisco, TX 75034
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Magella Healthcare Group, L.P.                    Texas           1301 Concord Terrace       2595 Dallas Parkway, Suite 400
                                                                  Sunrise, FL 33323-2825     Frisco, TX 75034
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Magella Medical Associates, P.A.                  Texas           1301 Concord Terrace       2595 Dallas Parkway, Suite 400
                                                                  Sunrise, FL 33323-2825     Frisco, TX 75034
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Magella Medical Associates Midwest, P.C.           Iowa           1301 Concord Terrace       3408 Woodland Avenue, Suite 305
                                                                  Sunrise, FL 33323-2825     West Des Moines, IA 50266
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Magella Medical Associates of Georgia,           Georgia          1301 Concord Terrace       4750 Waters Avenue, Suite 206
P.C.                                                              Sunrise, FL 33323-2825     Savannah, GA 31404
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Magella Medical Group, Inc. (d/b/a              California        1301 Concord Terrace       2230 West Chapman Avenue, Ste 110
Magella Medical Group, a Medical                                  Sunrise, FL 33323-2825     Orange, CA 92868
Corporation)
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Magella Nevada, LLC                               Nevada          1301 Concord Terrace       2595 Dallas Parkway, Suite 400
                                                                  Sunrise, FL 33323-2825     Frisco, TX 75034
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Magella Texas, LLC                               Delaware         1301 Concord Terrace       2595 Dallas Parkway, Suite 400
                                                                  Sunrise, FL 33323-2825     Frisco, TX 75034
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Mountain States Neonatology, Inc.                 Idaho           1301 Concord Terrace       190 East Bannock
----------------------------------------- ----------------------- -------------------------- --------------------------------------

----------------------------------------- ----------------------- -------------------------- --------------------------------------
                  NAME                       JURISDICTION OF         PRINCIPAL EXECUTIVE            CHIEF PLACE OF BUSINESS
                                              INCORPORATION                OFFICE
----------------------------------------- ----------------------- -------------------------- --------------------------------------
                                                                  Sunrise, FL 33323-2825     Boise, ID 83712
---------------------------------------- ----------------------- -------------------------- --------------------------------------
MNPC Acquisition Company, Inc.                   Missouri         1301 Concord Terrace       221 Bolivar Street
                                                                  Sunrise, FL 33323-2825     Jefferson City, MO 65101
----------------------------------------- ----------------------- -------------------------- --------------------------------------
NACF Acquisition Company, Inc.                   Florida          1301 Concord Terrace       1301 Concord Terrace
                                                                  Sunrise, FL 33323-2825     Sunrise, FL 33323-2825
----------------------------------------- ----------------------- -------------------------- --------------------------------------
M. Douglas Cunningham, M.D., a                  California        1301 Concord Terrace       2119 W. Orangewood Avenue
Professional Corporation                                          Sunrise, FL 33323-2825     Orange, CA 92868
d/b/a Obstetrix Medical Group of
California, a Professional Corporation

----------------------------------------- ----------------------- -------------------------- --------------------------------------
Marcia J. Pernoll, M.D. Prof. Corp.               Nevada          1301 Concord Terrace       3196 S. Maryland Parkway, Suite 209
d/b/a Obstetrix Medical Group of                                  Sunrise, FL 33323-2825     Las Vegas, NV 89109
Nevada, Ltd.
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Neonatal and Pediatric Intensive Care           California        1301 Concord Terrace       2119 W. Orangewood Avenue
Medical Group, Inc.                                               Sunrise, FL 33323-2825     Orange, CA 92868
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Neonatal Specialists, Ltd.                       Arizona          1301 Concord Terrace       1601 North 7th Street, Suite 210
                                                                  Sunrise, FL 33323-2825     Phoenix, AZ 85006
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Neonatology Associates, P.A.                      Texas           1301 Concord Terrace       3001 East President George Bush
                                                                  Sunrise, FL 33323-2825          Turnpike, Suite 250
                                                                                             Richardson, TX 75082
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Neonatology-Cardiology Associates, P.A.          Arkansas         1301 Concord Terrace       120 East Fourth Street
                                                                  Sunrise, FL 33323-2825     Little Rock, Arkansas 72201
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Newborn and Pediatric Specialists, P.C.            Iowa           1301 Concord Terrace       1068 4th, Bl 3, LLA
                                                                  Sunrise, FL 33323-2825     West Des Moines, IA 50266
----------------------------------------- ----------------------- -------------------------- --------------------------------------
NSPA Acquisition Company, Inc.                    Kansas          1301 Concord Terrace       534 South Kansas Avenue
                                                                  Sunrise, FL 33323-2825     Topeka, KS 66603
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Obstetrix Medical Group of Arizona, P.C.         Arizona          1301 Concord Terrace       1601 North 7th Street, Suite 210
                                                                  Sunrise, FL 33323-2825     Phoenix, AZ 85006
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Obstetrix Medical Group of Colorado,             Colorado         1301 Concord Terrace       8301 E. Prentice Avenue, #405
P.C.                                                              Sunrise, FL 33323-2825     Englewood, CO 80111
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Obstetrix Medical Group of Delaware,             Delaware         1301 Concord Terrace       300 Delaware Avenue, Suite 900
Inc.                                                              Sunrise, FL 33323-2825     Wilmington, DE 19801
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Obstetrix Medical Group of Kansas and             Kansas          1301 Concord Terrace       The Perinatal Center
Missouri, P.A.                                                    Sunrise, FL 33323-2825     4401 Wornall Road
                                                                                             Kansas City, MO 64111
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Obstetrix Medical Group of                     Pennsylvania       1301 Concord Terrace       Central Pennsylvania Perinatal Group
Pennsylvania, P.C.                                                Sunrise, FL 33323-2825     205 S. Front Street, Suite 7
                                                                                             Harrisburg, PA 17104-1695
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Obstetrix Medical Group of Phoenix, P.C.         Arizona          1301 Concord Terrace       1601 North 7th Street, Suite 210
                                                                  Sunrise, FL 33323-2825     Phoenix, AZ 85006
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Obstetrix Medical Group of Texas, P.A.            Texas           1301 Concord Terrace       3001 East President George Bush
                                                                  Sunrise, FL 33323-2825          Turnpike, Suite 250
                                                                                             Richardson, TX 75082
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Obstetrix Medical Group of Washington,          Washington        1301 Concord Terrace       1229 Madison Avenue, Suite 750
Inc., P.S.                                                        Sunrise, FL 33323-2825     Seattle, WA 98104-3405
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Obstetrix Medical Group, Inc.                    Florida          1301 Concord Terrace       1301 Concord Terrace
                                                                  Sunrise, FL 33323-2825     Sunrise, FL 33323-2825
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Ozark Neonatal Associates, Inc.                  Missouri         1301 Concord Terrace       1235 E. Cherokee
                                                                  Sunrise, FL 33323-2825     Springfield, MO 65804
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Palm Beach Neo Acquisitions, Inc.                Florida          1301 Concord Terrace       1301 Concord Terrace
                                                                  Sunrise, FL 33323-2825     Sunrise, FL 33323-2825
----------------------------------------- ----------------------- -------------------------- --------------------------------------
PASCV Acquisition Company, Inc.                 California        1301 Concord Terrace       2119 W. Orangewood Avenue
                                                                  Sunrise, FL 33323-2825     Orange, CA 92868
----------------------------------------- ----------------------- -------------------------- --------------------------------------

----------------------------------------- ----------------------- -------------------------- --------------------------------------
                  NAME                       JURISDICTION OF         PRINCIPAL EXECUTIVE            CHIEF PLACE OF BUSINESS
                                              INCORPORATION                OFFICE
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group Neonatology and          New York         1301 Concord Terrace       c/o Arnot Ogden Medical Center - NICU
Pediatric Intensive Care Specialists of                           Sunrise, FL 33323-2825     600 Roe Avenue
New York, P.C.                                                                               Elmira, NY 14905
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of Arkansas,             Arkansas         1301 Concord Terrace       18 Corporate Hill, Suite 203
P.A.                                                              Sunrise, FL 33323-2825     Little Rock, AR 72205
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of California,          California        1301 Concord Terrace       2119 W. Orangewood Avenue
a Professional Corporation                                        Sunrise, FL 33323-2825     Orange, CA 92868
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of Colorado,             Colorado         1301 Concord Terrace       8301 E. Prentice Avenue, #405
P.C.                                                              Sunrise, FL 33323-2825     Englewood, CO 80111
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of Delaware,             Delaware         1301 Concord Terrace       300 Delaware Avenue, Suite 900
Inc.                                                              Sunrise, FL 33323-2825     Wilmington, DE 19801
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of Florida, Inc.         Florida          1301 Concord Terrace       1301 Concord Terrace
                                                                  Sunrise, FL 33323-2825     Sunrise, FL 33323-2825
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of Georgia, P.C.         Georgia          1301 Concord Terrace       University Hospital - NICU
                                                                  Sunrise, FL 33323-2825     1350 Walton Way, 3rd Floor
                                                                                             Augusta, GA 30901
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of Indiana, P.C.         Indiana          1301 Concord Terrace       621 Memorial Drive, Suite 519
                                                                  Sunrise, FL 33323-2825     South Bend, IN 46601
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of Kansas, P.A.           Kansas          1301 Concord Terrace       c/o Via Christi Regional Medical
                                                                  Sunrise, FL 33323-2825          Center - NICU
                                                                                             929 North St. Francis
                                                                                             Wichita, KS 67214-3882
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of Missouri,             Missouri         1301 Concord Terrace       c/o St. Luke's Hospital
P.C.                                                              Sunrise, FL 33323-2825     4401 Wornall Road, Room 2718
                                                                                             Kansas City, MO 64111
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of New Mexico,          New Mexico        1301 Concord Terrace       c/o Presbyterian Healthcare Services
P.C.                                                              Sunrise, FL 33323-2825          - NICU
                                                                                             110 Central Avenue, S.E.
                                                                                             Albuquerque, NM 87106
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of Ohio, Corp.             Ohio           1301 Concord Terrace       c/o Miami Valley Hospital - NICU
                                                                  Sunrise, FL 33323-2825     1 Wyoming Street
                                                                                             Dayton, OH 45409
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of Oklahoma,             Oklahoma         1301 Concord Terrace       c/o Presbyterian Hospital
P.C.                                                              Sunrise, FL 33323-2825     700 N.E. 13th Street
                                                                                             Box 34
                                                                                             Oklahoma City, OK 73104-5070
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of                     Pennsylvania       1301 Concord Terrace       c/o Pinnacle Health - Harrisburg
Pennsylvania, P.C.                                                Sunrise, FL 33323-2825          Hospital - NICU
                                                                                             111 South Front Street
                                                                                             Harrisburg, PA 17101
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of Puerto Rico,        Puerto Rico        1301 Concord Terrace       c/o Hospital Auxilio Mutuo - 3rd
P.S.C.                                                            Sunrise, FL 33323-2825          Floor
                                                                                             Ponce de Leon Avenue, Pda. 37 1/2
                                                                                             Hato Rey, PR 00917
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of South              South Carolina      1301 Concord Terrace       1333 Taylor Street, Suite 6A
Carolina, P.A.                                                    Sunrise, FL 33323-2825     Columbia, SC 29201
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of Tennessee,           Tennessee         1301 Concord Terrace       c/o Erlanger Medical T.C. Thompson
P.C.                                                              Sunrise, FL 33323-2825          Children's Hospital - NICU
                                                                                             910 Blackford Street
                                                                                             Chattanooga, TN 37403
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of Texas, P.A.            Texas           1301 Concord Terrace       3001 East President George Bush
                                                                  Sunrise, FL 33323-2825          Turnpike, Suite 250
                                                                                             Richardson, TX 75082
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group of Washington,          Washington        1301 Concord Terrace       315 Martin Luther King Jr. Way
Inc., P.C.                                                        Sunrise, FL 33323-2825     Mailstop A2-NTL
----------------------------------------- ----------------------- -------------------------- --------------------------------------

----------------------------------------- ----------------------- -------------------------- --------------------------------------
                  NAME                       JURISDICTION OF         PRINCIPAL EXECUTIVE            CHIEF PLACE OF BUSINESS
                                              INCORPORATION                OFFICE
----------------------------------------- ----------------------- -------------------------- --------------------------------------
                                                                                             Tacoma, WA 98405
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group, Inc.                    Florida          1301 Concord Terrace       1301 Concord Terrace
                                                                  Sunrise, FL 33323-2825     Sunrise, FL 33323-2825
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group, Inc.                      Utah           1301 Concord Terrace       c/o Columbia Ogden Regional Medical
                                                                  Sunrise, FL 33323-2825          Center - NICU
                                                                                             5475 South 500 East
                                                                                             Ogden, UT 84405
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group, P.A.                   New Jersey        1301 Concord Terrace       c/o Capital Health System at Mercer
                                                                  Sunrise, FL 33323-2825          - NICU
                                                                                             446 Bellevue Avenue
                                                                                             Trenton, NJ 08618
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group, P.C.                 West Virginia       1301 Concord Terrace       830 Pennsylvania Avenue, Suite 406
                                                                  Sunrise, FL 33323-2825     Charleston, WV 25302
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group, P.C.                    Virginia         1301 Concord Terrace       2810 Parham Road, #110
                                                                  Sunrise, FL 33323-2825     Richmond, VA 23294
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix Medical Group, S.P.                  Puerto Rico        1301 Concord Terrace       c/o Hospital Auxilio Mutuo - 3rd
                                                                  Sunrise, FL 33323-2825          Floor
                                                                                             Ponce de Leon Avenue, Pda. 37 1/2
                                                                                             Hato Rey, PR 00917
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pediatrix of Maryland, P.A.                      Maryland         1301 Concord Terrace       c/o Prince George's Hospital Center
                                                                  Sunrise, FL 33323-2825          - NICU
                                                                                             3001 Hospital Drive
                                                                                             Cheverly, MD 20785
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Perinatal Pediatrics, P.A.                        Kansas          1301 Concord Terrace       534 South Kansas Avenue
                                                                  Sunrise, FL 33323-2825     Topeka, KS 66603
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Pernoll Medical Group of Nevada, Ltd.             Nevada          1301 Concord Terrace       c/o Valley Hospital Medical Center -
d/b/a Pediatrix Medical Group of Nevada                           Sunrise, FL 33323-2825          NICU
                                                                                             620 Shadow Lane
                                                                                             Las Vegas, NV 89106
----------------------------------------- ----------------------- -------------------------- --------------------------------------
PMG Acquisition Corp.                            Florida          1301 Concord Terrace       1301 Concord Terrace
                                                                  Sunrise, FL 33323-2825     Sunrise, FL 33323-2825
----------------------------------------- ----------------------- -------------------------- --------------------------------------
PNA Acquisition Co., Inc.                       Washington        1301 Concord Terrace       520 Pike Street, Suite 2610
                                                                  Sunrise, FL 33323-2825     Seattle, WA 98101
----------------------------------------- ----------------------- -------------------------- --------------------------------------
RPNA Acquisition Company, Inc.                  Tennessee         1301 Concord Terrace       500 Tallan Building, Two Union Sq.
                                                                  Sunrise, FL 33323-2825     Chattanooga, TN 37402
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Savannah Neonatology, Inc.                       Georgia          1301 Concord Terrace       4750 Waters Avenue, Suite 206
                                                                  Sunrise, FL 33323-2825     Savannah, GA 31404
----------------------------------------- ----------------------- -------------------------- --------------------------------------
SCPMC Acquisition Co.                            Colorado         1301 Concord Terrace       1560 Broadway
                                                                  Sunrise, FL 33323-2825     Denver, CO 80202
----------------------------------------- ----------------------- -------------------------- --------------------------------------
SNCA Acquisition Company, Inc.                   Florida          1301 Concord Terrace       1301 Concord Terrace
                                                                  Sunrise, FL 33323-2825     Sunrise, FL 33323-2825
----------------------------------------- ----------------------- -------------------------- --------------------------------------
St. Joseph Neonatology Consultants, P.A.          Texas           1301 Concord Terrace       3001 East President George Bush
                                                                  Sunrise, FL 33323-2825          Turnpike, Suite 250
                                                                                             Richardson, TX 75082
----------------------------------------- ----------------------- -------------------------- --------------------------------------
Texas Maternal Fetal Medicine, P.A.               Texas           1301 Concord Terrace       3001 East President George Bush
                                                                  Sunrise, FL 33323-2825          Turnpike, Suite 250
                                                                                             Richardson, TX 75082
----------------------------------------- ----------------------- -------------------------- --------------------------------------

                                                                   EXHIBIT 7.2.2

                               MATERIAL AGREEMENTS

         A listing of all Material Agreements is included in the Company's 1934 Act filings. Upon request copies will be provided.

                                                                     EXHIBIT 7.3

                              CHANGES IN CONDITION

         None.

                                                                     EXHIBIT 7.4

                                      LIENS

         None.

                                                                     EXHIBIT 7.6

                                   LITIGATION

         The Company and three of its officers are party to shareholder litigation which are more fully described in the Company's 1933 act filings.


         The Company has received requests from investigators in Colorado for information regarding its billing practices.

                                                                    EXHIBIT 7.11

                                 TAX ASSESSMENT

         None.

                                                                    EXHIBIT 7.13

                                  ENVIRONMENTAL

         None.

                                                                    EXHIBIT 7.14

                    MULTI-EMPLOYER AND DEFINED BENEFIT PLANS

         None.

                                                                  EXHIBIT 12.1.1
                            ASSIGNMENT AND ACCEPTANCE

         This Agreement, dated as of ____________, 200__, is between _______________, a Lender under the Credit Agreement referred to below (the "Assignor"), and _______________ (the "Assignee").

         For valuable consideration, the receipt of which is hereby acknowledged, the Assignor agrees with the Assignee as follows:

         1. Reference to Credit Agreement and Definitions. Reference is made to the Credit Agreement dated as of June 27, 1996, as amended and restated as of November 1, 2000, as further amended and restated as of August 14, 2001 and as amended and restated from time to time (as currently in effect, the "Credit Agreement"), among Pediatrix Medical Group, Inc., a Florida corporation, the Material Related Entities of Pediatrix Medical Group, Inc., and the Lenders from time to time party thereto, including Fleet National Bank, formerly known as the First National Bank of Boston, both in its capacity as a Lender and as Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         2. Assignment and Assumption. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a __% interest in and to all the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents as of the Assignment Date (as defined below), including without limitation such percentage interest in the Commitment of the Assignor on the Assignment Date and such percentage interest in the Loan outstanding on the Assignment Date, together with such percentage interest in all unpaid interest with respect to the Loan and commitment fees relating thereto accrued to the Assignment Date.

         3.       Representations, Warranties, etc.

         3.1.     Assignor's Representations and Warranties.  The Assignor:

                  (a) represents that as of the date hereof, its Commitment is $___________ and the outstanding principal balance of its portion of the Loan is $_________;

                  (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and

                  (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or the performance by the Borrower and its Subsidiaries of its obligations under the Credit Agreement, any of the Credit Documents or any other instrument or document furnished pursuant hereto or thereto.

         3.2.     Assignee's Representations, Warranties and Agreements. The
Assignee:

                  (a) represents and warrants that it is legally authorized to enter into this Agreement;

                  (b) confirms that it has received a copy of the Credit Agreement and certain other Credit Documents it has requested, together with copies of the most recent financial statements delivered pursuant to Section 6.4 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement;

                  (c) agrees that it will, independently and without reliance upon the Assignor or any other Person which has become a Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents; and

                  (d) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

         3.3. Qualified Institutional Buyer. The Assignee represents and warrants that it is a "qualified institutional buyer" for purposes of Rule 144A under the Securities Act.

         3.4. US Withholding Tax. The Assignee represents and warrants that it is incorporated or organized under the laws of the United States of America or a state thereof.

         4. Assignment Date. The effective date of this Agreement shall be ____________, ____ (the "Assignment Date").

         5. Assignee Party to Credit Agreement; Assignor Release of Obligations. From and after the Assignment Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and under the Credit Documents, and (b) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

         6. Notices. All notices and other communications required to be given or made to the Assignee under this Agreement, the Credit Agreement or any other Credit Documents shall be given or made at the address of the Assignee set forth on the signature page hereof or at such other address as the Assignee shall have specified to the Assignor, the Agent and the Borrower in writing.

         7. Further Assurances. The parties hereto agree to execute and deliver such other instruments and documents and to take such other actions as any party hereto may reasonably request in connection with the transactions contemplated by this Agreement.

         8. General. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all current and prior agreements and understandings, whether written or oral. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

         Each of the Assignor and the Assignee has caused this Agreement to be executed and delivered by its duly authorized officer under seal as of the date first written above.

                                                  [ASSIGNOR]

                                                  By
                                                    ---------------------------
                                                    Title:

                                                  [ASSIGNEE]

                                                  By
                                                    ---------------------------
                                                    Title:
                                                    [Street Address
                                                    City, State Zip Code]
                                                    Telecopy:
                                                    Telex:
The foregoing is hereby approved:
PEDIATRIX MEDICAL GROUP, INC. and its
MATERIAL RELATED ENTITIES
For Each of the Foregoing
By
  ------------------------------------
  Title:

FLEET NATIONAL BANK,
  as Agent under the Credit Agreement

By____________________________________
  Title: